                      =====================================



                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                         GE CAPITAL LOAN SERVICES, INC.
                                 Master Servicer

                                       and

                          GE CAPITAL REALTY GROUP, INC.
                                Special Servicer


                                       and

                            THE CHASE MANHATTAN BANK
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1998

                       Mortgage Pass-Through Certificates

                                 Series 1998-C3



                      =====================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 Page
                              ARTICLE I DEFINITIONS
SECTION 1.01. Defined Terms ......................................................................................2
      Accrued Certificate Interest................................................................................2
      Accrued Component Interest..................................................................................3
      Acquisition Date............................................................................................3
      Additional Information......................................................................................3
      Additional Interest.........................................................................................3
      Additional Interest Distribution Account....................................................................3
      Additional Interest Rate....................................................................................3
      Additional Trust Fund Expense...............................................................................3
      Advance.....................................................................................................4
      Adverse REMIC Event.........................................................................................4
      Affiliate...................................................................................................4
      Agreement...................................................................................................4
      Anticipated Repayment Date..................................................................................4
      Appraisal...................................................................................................4
      Appraisal Reduction Amount..................................................................................4
      Appraised Value.............................................................................................5
      ARD Mortgage Loans..........................................................................................5
      Assignment of Leases........................................................................................5
      Assumed Scheduled Payment...................................................................................5
      Authenticating Agent........................................................................................5
      Available Distribution Amount...............................................................................6
      Balloon Mortgage Loan.......................................................................................6
      Balloon Payment.............................................................................................6
      Bankruptcy Code.............................................................................................6
      Book-Entry Certificate......................................................................................6
      Breach......................................................................................................6
      Business Day................................................................................................6
      CERCLA......................................................................................................6
      Certificate.................................................................................................7
      Certificate Account.........................................................................................7
      Certificate Factor..........................................................................................7
      Certificate Notional Amount.................................................................................7
      Certificate Owner...........................................................................................7
      Certificate Principal Balance...............................................................................7
      Certificate Register........................................................................................7
      Certificate Registrar.......................................................................................7
      Certificateholder...........................................................................................7

                                       i

      Class.......................................................................................................8
      Class A-1 Certificate.......................................................................................8
      Class A-2 Certificate.......................................................................................8
      Class A-3 Certificate.......................................................................................8
      Class B Certificate.........................................................................................8
      Class C Certificate.........................................................................................8
      Class D Certificate.........................................................................................8
      Class E Certificate.........................................................................................8
      Class F Certificate.........................................................................................9
      Class G Certificate.........................................................................................9
      Class H Certificate.........................................................................................9
      Class IO Certificate........................................................................................9
      Class J Certificate.........................................................................................9
      Class K Certificate.........................................................................................9
      Class L Certificate.........................................................................................9
      Class Prepayment Percentage.................................................................................9
      Class Principal Balance.....................................................................................9
      Class R-I Certificate......................................................................................10
      Class R-II Certificate.....................................................................................10
      Class R-III Certificate....................................................................................10
      Closing Date...............................................................................................10
      Code.......................................................................................................10
      Collection Period..........................................................................................10
      Comparative Financial Status Report........................................................................10
      Component..................................................................................................10
      Component Notional Amount..................................................................................11
      Controlling Class..........................................................................................11
      Corporate Trust Office.....................................................................................11
      Corrected Mortgage Loan....................................................................................11
      Credit Lease...............................................................................................11
      Credit Lease Loan..........................................................................................11
      CSSA Loan File Report......................................................................................11
      CSSA Property File Report..................................................................................11
      Custodian..................................................................................................11
      Cut-off Date...............................................................................................12
      Cut-off Date Balance.......................................................................................12
      Debt Service Coverage Ratio................................................................................12
      Defaulted Mortgage Loan....................................................................................12
      Defeasance Collateral......................................................................................12
      Defeasance Loan............................................................................................12
      Definitive Certificate.....................................................................................12
      Delinquent Loan Status Report..............................................................................12
      Depositor..................................................................................................12
      Depository.................................................................................................13

                                       ii

      Depository Participant.....................................................................................13
      Determination Date.........................................................................................13
      Directly Operate...........................................................................................13
      Disqualified Organization..................................................................................13
      Distributable Certificate Interest.........................................................................14
      Distribution Account.......................................................................................14
      Distribution Date..........................................................................................14
      Document Defect............................................................................................14
      Due Date...................................................................................................14
      Eligible Account...........................................................................................14
      Environmental Assessment...................................................................................15
      ERISA......................................................................................................15
      Escrow Payment.............................................................................................15
      Event of Default...........................................................................................15
      Exchange Act...............................................................................................15
      FDIC.......................................................................................................15
      FHLMC......................................................................................................15
      Final Recovery Determination...............................................................................15
      FNMA.......................................................................................................15
      Guaranty...................................................................................................16
      Hazardous Materials........................................................................................16
      Historical Loan Modification Report........................................................................16
      Historical Loss Estimate Report............................................................................16
      Holder.....................................................................................................16
      HUD-Approved Servicer......................................................................................16
      Impound Reserve............................................................................................16
      Independent................................................................................................16
      Independent Appraiser......................................................................................17
      Independent Contractor.....................................................................................17
      Insurance Policy...........................................................................................17
      Insurance Proceeds.........................................................................................17
      Interested Person..........................................................................................17
      Investment Account.........................................................................................17
      Issue Price................................................................................................17
      Late Collections...........................................................................................17
      Lease Enhancement Policy...................................................................................18
      Lease Enhancement Policy Issuer............................................................................18
      Lease Enhancement Policy Termination Event.................................................................18
      Liquidation Event..........................................................................................18
      Liquidation Proceeds.......................................................................................18
      Loan-to-Value Ratio........................................................................................19
      Majority Subordinate Certificateholder.....................................................................19
      Master Servicer............................................................................................19
      Master Servicing Fee.......................................................................................19

                                      iii

      Master Servicing Fee Rate..................................................................................19
      Merrill Lynch..............................................................................................19
      Monthly Payment............................................................................................19
      Moody's....................................................................................................20
      Mortgage...................................................................................................20
      Mortgage File..............................................................................................20
      Mortgage Loan..............................................................................................21
      Mortgage Loan Purchase Agreements..........................................................................21
      Mortgage Loan Schedule.....................................................................................21
      Mortgage Loan Seller.......................................................................................22
      Mortgage Note..............................................................................................22
      Mortgage Pool..............................................................................................22
      Mortgage Rate..............................................................................................23
      Mortgaged Property.........................................................................................23
      Mortgagor..................................................................................................23
      Net Aggregate Prepayment Interest Shortfall................................................................23
      Net Investment Earnings....................................................................................23
      Net Investment Loss........................................................................................23
      Net Mortgage Rate..........................................................................................23
      Net Operating Income.......................................................................................24
      New Lease..................................................................................................24
      NOI Adjustment Worksheet...................................................................................24
      Nonrecoverable Advance.....................................................................................24
      Nonrecoverable P&I Advance.................................................................................24
      Nonrecoverable Servicing Advance...........................................................................24
      Non-Registered Certificate.................................................................................24
      Non-United States Person...................................................................................24
      Officers' Certificate......................................................................................24
      Operating Statement Analysis...............................................................................25
      Opinion of Counsel.........................................................................................25
      Original Component Notional Amount.........................................................................25
      Original Class Principal Balance...........................................................................25
      OTS........................................................................................................25
      Ownership Interest.........................................................................................25
      Pass-Through Rate..........................................................................................25
      Paying Agent...............................................................................................26
      Percentage Interest........................................................................................26
      Percentage Premium.........................................................................................26
      Permitted Investments......................................................................................26
      Permitted Transferee.......................................................................................28
      Person.....................................................................................................28
      P&I Advance................................................................................................28
      P&I Advance Date...........................................................................................28
      P&I Advance Date...........................................................................................28

                                       iv

      Plurality Residual Certificateholder.......................................................................28
      Prepayment Assumption......................................................................................28
      Prepayment Interest Excess.................................................................................28
      Prepayment Interest Shortfall..............................................................................28
      Prepayment Premium.........................................................................................29
      Prime Rate.................................................................................................29
      Principal Distribution Amount..............................................................................29
      Principal Prepayment.......................................................................................30
      Principal Recovery Fee.....................................................................................30
      Prospectus.................................................................................................30
      Prospectus Supplement......................................................................................30
      Purchase Price.............................................................................................30
      Qualified Insurer..........................................................................................31
      Qualified Substitute Mortgage Loan.........................................................................31
      Rated Final Distribution Date..............................................................................32
      Rating Agency..............................................................................................32
      Realized Loss..............................................................................................32
      Record Date................................................................................................33
      Registered Certificate.....................................................................................33
      Regular Certificate........................................................................................33
      Reimbursement Rate.........................................................................................33
      Remaining Cash Flow........................................................................................33
      REMIC......................................................................................................33
      REMIC I....................................................................................................33
      REMIC I Regular Interest...................................................................................34
      REMIC I Remittance Rate....................................................................................34
      REMIC II...................................................................................................34
      REMIC II Regular Interest..................................................................................34
      REMIC II Remittance Rate...................................................................................34
      REMIC III..................................................................................................34
      REMIC III Certificate......................................................................................34
      REMIC Administrator........................................................................................34
      REMIC Provisions...........................................................................................34
      Rents from Real Property...................................................................................34
      REO Account................................................................................................35
      REO Acquisition............................................................................................35
      REO Disposition............................................................................................35
      REO Extension..............................................................................................35
      REO Loan...................................................................................................35
      REO Property...............................................................................................36
      REO Revenues...............................................................................................36
      REO Tax....................................................................................................36
      REO Status Report..........................................................................................36
      Request for Release........................................................................................36

                                       v


      Required Appraisal.........................................................................................36
      Required Appraisal Mortgage Loan...........................................................................36
      Required Appraisal Value...................................................................................36
      Reserve Account............................................................................................37
      Reserve Funds..............................................................................................37
      Residual Certificate.......................................................................................37
      Responsible Officer........................................................................................37
      Revised Rate...............................................................................................37
      Scheduled Payment..........................................................................................37
      Securities Act.............................................................................................37
      Senior Certificate.........................................................................................37
      Sequential Pay Certificate.................................................................................37
      Servicing Account..........................................................................................38
      Servicing Advances.........................................................................................38
      Servicing Fee..............................................................................................38
      Servicing File.............................................................................................38
      Servicing Officer..........................................................................................38
      Servicing Standard.........................................................................................38
      Servicing Transfer Event...................................................................................39
      Single Certificate.........................................................................................39
      Special Servicer...........................................................................................39
      Special Servicing Fee......................................................................................39
      Special Servicing Fee Rate.................................................................................39
      Specially Serviced Mortgage Loan...........................................................................39
      Standard & Poor's..........................................................................................41
      Startup Day................................................................................................41
      State and Local Taxes......................................................................................41
      Stated Maturity Date.......................................................................................41
      Stated Principal Balance...................................................................................42
      Statement to Certificateholders":..........................................................................42
      Subordinated Certificate...................................................................................42
      Sub-Servicer...............................................................................................42
      Sub-Servicing Agreement....................................................................................42
      Substitution Shortfall Amount..............................................................................42
      Tax Matters Person.........................................................................................42
      Tax Returns................................................................................................43
      Transfer...................................................................................................43
      Transferee.................................................................................................43
      Transferor.................................................................................................43
      Trust Fund.................................................................................................43
      Trustee....................................................................................................43
      Trustee's Fee..............................................................................................43
      Trustee Fee Rate...........................................................................................43
      Trustee Liability..........................................................................................43

                                       vi


      UCC........................................................................................................43
      UCC Financing Statement....................................................................................43
      Uncertificated Accrued Interest............................................................................43
      Uncertificated Distributable Interest......................................................................44
      Uncertificated Principal Balance...........................................................................44
      Underwriter................................................................................................45
      United States Person.......................................................................................45
      USAP.......................................................................................................45
      Voting Rights..............................................................................................45
      Watch List.................................................................................................45
      Weighted Average Effective REMIC I Remittance Rate.........................................................45
      Yield Maintenance Charge...................................................................................46

    ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.......................................................................47
SECTION 2.02. Acceptance of the Trust Fund by Trustee............................................................48
SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document
                         Defects and Breaches of Representations and Warranties..................................49
SECTION 2.04. Representations and Warranties of Depositor........................................................52
SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC
                         I Regular Interests.....................................................................53
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.........................54
SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates..................................54
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.......................54
SECTION 2.09. Execution, Authentication and Delivery of REMIC III Certificates...................................54
SECTION 2.10. Execution, Authentication and Delivery of Class L Certificates.....................................55

                            ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans...............................................................55
SECTION 3.02. Collection of Mortgage Loan Payments...............................................................57
SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                         Accounts................................................................................59
SECTION 3.04. Certificate Account, Distribution Account and Additional Interest Distribution
                         Account.................................................................................63
SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Account....................66

                                      vii


SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate
                         Account, the Additional Interest Distribution Account and the REO Account...............69
SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage......................71
SECTION 3.08. Enforcement of Alienation Clauses..................................................................75
SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required Appraisals.....................................76
SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files......................................80
SECTION 3.11. Servicing Compensation.............................................................................81
SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain
                         Reports.................................................................................84
SECTION 3.13. Annual Statement as to Compliance..................................................................86
SECTION 3.14. Reports by Independent Public Accountants..........................................................86
SECTION 3.15. Access to Certain Information......................................................................86
SECTION 3.16. Title to REO Property; REO Account.................................................................89
SECTION 3.17. Management of REO Property.........................................................................91
SECTION 3.18. Sale of Mortgage Loans and REO Properties..........................................................94
SECTION 3.19. Additional Obligations of Master Servicer..........................................................97
SECTION 3.20. Modifications, Waivers, Amendments and Consents....................................................97
SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping................102
SECTION 3.22. Sub-Servicing Agreements..........................................................................104
SECTION 3.23. Representations, Warranties and Covenants of Master Servicer and Special Servicer.................106

                    ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions.....................................................................................110
SECTION 4.02. Statements to Certificateholders; CSSA Loan File Report...........................................120
SECTION 4.03. P&I Advances......................................................................................126
SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses..................................129
SECTION 4.05. Calculations......................................................................................130
SECTION 4.06. Use of Agents.....................................................................................130

                           ARTICLE V THE CERTIFICATES

SECTION 5.01. The Certificates..................................................................................131
SECTION 5.02. Registration of Transfer and Exchange of Certificates.............................................131
SECTION 5.03. Book-Entry Certificates...........................................................................137
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.................................................138
SECTION 5.05. Persons Deemed Owners.............................................................................138

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

   ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer......................................140
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master Servicer or Special
                         Servicer...............................................................................140
SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and Special Servicer........................140
SECTION 6.04. Resignation of Master Servicer and the Special Servicer; Assignment of Rights and
                         Obligations............................................................................141
SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer and the Special
                         Servicer...............................................................................142
SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.........................143
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.........................143
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.........................143
SECTION 6.09. Designation of Special Servicer by the Controlling Class..........................................143
SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.....................................145
SECTION 6.11. The Controlling Class Representative..............................................................146

                               ARTICLE VII DEFAULT

SECTION 7.01. Events of Default.................................................................................148
SECTION 7.02. Trustee to Act; Appointment of Successor..........................................................151
SECTION 7.03. Notification to Certificateholders................................................................153
SECTION 7.04. Waiver of Events of Default.......................................................................153
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default..............................................154

                       ARTICLE VIII CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee.................................................................................155
SECTION 8.02. Certain Matters Affecting Trustee.................................................................156
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans..................157
SECTION 8.04. Trustee May Own Certificates......................................................................158
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee..........................................158
SECTION 8.06. Eligibility Requirements for Trustee..............................................................159
SECTION 8.07. Resignation and Removal of Trustee................................................................159
SECTION 8.08. Successor Trustee.................................................................................161
SECTION 8.09. Merger or Consolidation of Trustee................................................................161
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.....................................................161
SECTION 8.11. Appointment of Custodians.........................................................................163
SECTION 8.12. Appointment of Authenticating Agents..............................................................163

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SECTION 8.13. Appointment of Paying Agent.......................................................................164
SECTION 8.14. Appointment of REMIC Administrators...............................................................165
SECTION 8.15. Access to Certain Information.....................................................................166
SECTION 8.16. Representations, Warranties and Covenants of Trustee..............................................166
SECTION 8.17. Reports to the Securities and Exchange Commission; Available Information..........................168

                             ARTICLE IX TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans..................................169
SECTION 9.02. Additional Termination Requirements...............................................................176

                      ARTICLE X ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration.............................................................................178

                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment........................................................................................183
SECTION 11.02. Recordation of Agreement; Counterparts...........................................................185
SECTION 11.03. Limitation on Rights of Certificateholders.......................................................185
SECTION 11.04. Governing Law....................................................................................186
SECTION 11.05. Notices..........................................................................................186
SECTION 11.06. Severability of Provisions.......................................................................187
SECTION 11.07. Grant of a Security Interest.....................................................................187
SECTION 11.08. Successors and Assigns; Beneficiaries............................................................187
SECTION 11.09. Article and Section Headings.....................................................................187
SECTION 11.10. Notices to and From Rating Agencies..............................................................187
SECTION 11.11. Complete Agreement...............................................................................188


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


                                    EXHIBITS
      Exhibit Description                               Exhibit No.                Section Reference
----------------------------------------------------------------------------------------------------------
Form of Class A-1 Certificate                               A-1                Section 1.01 Definition of
                                                                               "Class A-1 Certificate"
Form of Class A-2 Certificate                               A-2                Section 1.01 Definition of
                                                                               "Class A-2 Certificate"
Form of Class A-3 Certificate                               A-3                Section 1.01 Definition of
                                                                               "Class A-3 Certificate"
Form of Class IO Certificate                                A-4                Section 1.01 Definition of
                                                                               "Class IO Certificate"
Form of Class B Certificate                                 A-5                Section 1.01 Definition of
                                                                               "Class B Certificate"
Form of Class C Certificate                                 A-6                Section 1.01 Definition of
                                                                               "Class C Certificate"
Form of Class D Certificate                                 A-7                Section 1.01 Definition of
                                                                               "Class D Certificate"
Form of Class E Certificate                                 A-8                Section 1.01 Definition of
                                                                               "Class E Certificate"
Form of Class F Certificate                                 A-9                Section 1.01 Definition of
                                                                               "Class F Certificate"
Form of Class G Certificate                                A-10                Section 1.01 Definition of
                                                                               "Class G Certificate"
Form of Class H Certificate                                A-11                Section 1.01 Definition of
                                                                               "Class H Certificate"
Form of Class J Certificate                                A-12                Section 1.01 Definition of
                                                                               "Class J Certificate"
Form of Class K Certificate                                A-13                Section 1.01 Definition of
                                                                               "Class K Certificate"
Form of Class L Certificate                                A-14                Section 1.01 Definition of
                                                                               "Class L Certificate"

                                       xi


Form of Class R-I Certificate                              A-15                Section 1.01 Definition of
                                                                               "Class R-I Certificate"
Form of Class R-II Certificate                             A-16                Section 1.01 Definition of
                                                                               "Class R-II Certificate"
Form of Class R-III Certificate                            A-17                Section 1.01 Definition of
                                                                               "Class R-III Certificate"
Mortgage Loan Schedule                                       B                 Section 1.01 Definition of
                                                                               "Mortgage Loan Schedule"
Form of Schedule of Exceptions to Mortgage                   C                 Section 2.02(a)
File Delivery
Form of Master Servicer Request for Release                 D-1                Section 1.01 Definition of
                                                                               "Request for Release";
                                                                               Section 2.03(b); Section
                                                                               3.10(a); and Section 3.10(b)
Form of Special Servicer Request for Release                D-2                Section 1.01 Definition of
                                                                               "Request for Release"; Section 3.10(b)
Calculation of NOI/Debt Service Coverage                    E-1                Section 1.01 Definition of
Ratios                                                                         "Net Operating Income"; Section 3.12(b)
Form of Transferor Certificate                              F-1                Section 5.02(b)
Form of Transferee Certificate for QIBs                     F-2                Section 5.02(b)
Form of Transferee Certificate for Non-QIBs                 F-3                Section 5.02(b)
Form of Transferee Letter for Transfers of                   G                 Section 5.02(c)
Subordinated Certificates to Non-Plan
Entities
Form of Transfer Affidavit and Agreement                    H-1                Section 5.02(d)(i)(B)
regarding Class R-I, R-II and R-III
Certificates

                                      xii


Form of Transferor Certificate regarding                    H-2                Section 5.02(d)(i)(D)
Class R-I, R-II and R-III Certificates
Form of Notice and Acknowledgment                           I-1                Section 6.09
Form of Acknowledgment of Proposed Special                  I-2                Section 6.09
Servicer
[RESERVED]
Form of Schedule of Certificateholders                       K                 Section 4.02(a)
Form of CSSA Property File Report                            L                 Section 3.12(c)
Form of Comparative Financial Status Report                  M                 Section 3.12(b) and 3.12(c)
Form of REO Status Report                                    N                 Section 3.12(b) and 3.12(c)
Form of Watch List                                           O                 Section 3.12(b) and 3.12(c)
Form of Delinquent Loan Status Report                        P                 Section 3.12(b) and 3.12(c)
Form of Historical Loan Modification Report                  Q                 Section 3.12(b) and 3.12(c)
Form of Historical Loss Estimate Report                      R                 Section 3.12(b) and 3.12(c)
Form of NOI Adjustment Worksheet                             S                 Section 3.12(b) and 3.12(c)
Form of Operating Statement Analysis                         T                 Section 3.12(b) and 3.12(c)
Form of CSSA Loan File Report                                U                 Section 4.02(b)
Form of Certificateholder Confirmation                      V-1                Section 3.15
Certificate

                                      xiii


Form of Prospective Purchaser Certificate                   V-2                Section 3.15
Form of Lost Note Affidavit and Indemnity                    W                 Definition of Mortgage File

                  This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of December 1, 1998, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, GE CAPITAL REALTY GROUP, INC., as Special Servicer, and THE CHASE MANHATTAN BANK, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and a portion of the interest payments thereon other than Additional Interest, as well as certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under the federal income tax law. Except as provided below, each REMIC I Regular Interest will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will have a remittance rate equal to the unmodified Net Mortgage Rate as of the Closing Date of the Mortgage Loan to which such REMIC I Regular Interest relates and an initial Uncertificated Principal Balance equal to the Cut-Off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates. None of the REMIC I Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The REMIC II Remittance Rate with respect to each Class of the REMIC II Regular Interests will be calculated in accordance with the definition of "REMIC II Remittance Rate". The initial Uncertificated Principal Balance of each Class of the REMIC II Regular Interests will equal the Original Class Principal Balance of the corresponding Class of the REMIC III Certificates described below. None of the REMIC II Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class IO Certificates) and each of the Components of the Class IO Certificates will be designated as a separate regular interest in REMIC III for purposes of the REMIC Provisions under federal income tax law.

                  The following table sets forth the Class designation of the REMIC III Certificates other than the Class IO and Class R-III Certificates, the corresponding REMIC II Regular Interests, the corresponding Component of the Class IO Certificates and the Original Class Principal Balance for each Class of the Regular Certificates other than the Class IO Certificates.


                                 Corresponding
                                   Class of
          Class                    REMIC II               Corresponding                   Original Class
       Designation             Regular Interests          IO Component                  Principal Balance
       -----------             -----------------          ------------                  -----------------

          Class A-1                    P                     IO-A1                      $129,870,000
          Class A-2                    Q                     IO-A2                      $ 75,490,000
          Class A-3                                          IO-A3                      $243,122,000
          Class B                      R                      IO-B                      $ 33,516,000
          Class C                      S                      IO-C                      $ 35,112,000
          Class D                      T                      IO-D                      $ 38,305,000
          Class E                      U                      IO-E                      $  7,980,000
          Class F                      V                      IO-F                      $ 35,113,000
          Class G                      W                      IO-G                      $  4,788,000
          Class H                      X                      IO-H                      $ 14,364,000
          Class J                      Y                      IO-J                      $  3,192,000
          Class K                      Z                      IO-K                      $ 17,556,605



                  The Class L Certificate will not constitute an interest in REMIC I, REMIC II, REMIC III.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date and with respect to the Class IO Certificates for any Distribution Date, the sum of Accrued Component Interest for each of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accrued Component Interest": With respect to each Component of the Class IO Certificates for any Distribution Date, the sum of one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "Additional Information": As defined in Section 4.02(a).

                  "Additional Interest": With respect to each of the ARD Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such ARD Mortgage Loan at the Additional Interest Rate and any interest which accrues on such interest at the Revised Rate. The Additional Interest shall not be an asset of REMIC I, REMIC II or REMIC III.

                  "Additional Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Additional Interest Distribution Account" and which must be an Eligible Account. The Additional Interest Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III.

                  "Additional Interest Rate": With respect to each of the ARD Mortgage Loans, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate immediately prior to the related Anticipated Repayment Date, each as set forth in the Mortgage Loan Schedule.

                  "Additional Trust Fund Expense": Any Special Servicing Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer and the Trustee on Advances (to the extent not offset by late charges on the related Mortgage Loans and default interest), as well as any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii)

                                      -4-
and (xiii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided, that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

                  "Advance": Any P&I Advance or Servicing Advance.

                  "Adverse REMIC Event": As defined in Section 10.01(i).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Anticipated Repayment Date": With respect to an ARD Mortgage Loan, the date upon which such ARD Mortgage Loan commences accruing interest at the Revised Rate.

                  "Appraisal": With respect to any Mortgage Loan, an Independent appraisal of the related Mortgaged Property conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third-party reports available, and other factors that a prudent real estate appraiser would consider.

                  "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes (net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) the Required Appraisal Value; provided, that if the

                                      -5-
related Required Appraisal Mortgage Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming a Required Appraisal Mortgage Loan, and provided further, that with respect to any Mortgage Loan that becomes a Required Appraisal Mortgage Loan pursuant to clause (iii) of the definition thereof, the Appraisal Reduction Amount shall be deemed to exist, notwithstanding such Required Appraisal Mortgage Loan becoming a Corrected Mortgage Loan, for so long as the terms of the modification effected pursuant to Section 3.20 are in effect.

                  "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal or update thereof that is contained in the related Servicing File.

                  "ARD Mortgage Loans": The Mortgage Loans noted as such on the Mortgage Loan Schedule, which Mortgage Loans substantially fully amortize through their respective remaining terms to maturity, but provide that if the unamortized principal amount thereof is not repaid on a specified date prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue at a higher interest rate the collection of which will be limited as hereinafter provided in this Agreement.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

                  "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan following its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full on or before such date and no other Liquidation Event has occurred in respect thereof) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule in effect prior to its Stated Maturity Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

                  "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12.

                                      -6-
                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), and (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses
(ii)-(xiv) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (viii) of Section 3.05(b), (iii) Prepayment Premiums, (iv) Additional Interest, and (v) any amounts deposited in the Certificate Account or the Distribution Account in error.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Breach": As defined in Section 2.03(a).

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Houston or Dallas, Texas, Jacksonville, Florida or the cities in which the Corporate Trust Office of the Trustee or the offices of the Master Servicer are located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                                      -7-
                  "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1998-C3, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                  "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "GE Capital Loan Services, Inc., as Master Servicer for Chase Manhattan Bank, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3."

                  "Certificate Factor": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class of Sequential Pay Certificates, as the case may be, and the denominator of which is the related Original Class Principal Balance.

                  "Certificate Notional Amount": The sum of the Component Notional Amounts with respect to each of the Components.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder), any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of

                                      -8-
Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                      -9-
                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class IO Certificate": Any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of the aggregate of the Components, each of which shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class J Certificate": Any of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the right to receive Additional Interest, which portion of the Trust Fund will be treated as a grantor trust (and not as part of REMIC I, REMIC II or REMIC III) for federal income tax purposes.

                  "Class Prepayment Percentage": With respect to any Distribution Date and any Class of the Sequential Pay Certificates, the percentage obtained by dividing the portion, if any, of the Principal Distribution Amount distributed to the respective Class of Sequential Pay Certificates on such Distribution Date, by the total Principal Distribution Amount distributed to all Classes of Sequential Pay Certificates on such Distribution Date.

                  "Class Principal Balance": As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to

                                      -10-
a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

                  "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  "Closing Date": December 22, 1998.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-Off Date) and ending on and including the related Determination Date.

                  "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Special Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Special Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller.

                  "Component": Each of the twelve Components of the Class IO Certificates, and collectively, the "Components," each evidencing a separate "regular interest" in REMIC III for purposes of the REMIC Provisions and corresponding to a Class of Sequential Pay Certificates.

                                      -11-
                  "Component Notional Amount": With respect to each Component and any Distribution Date, an amount equal to the Class Principal Balance of its corresponding Class of Sequential Pay Certificates as of such Distribution Date.

                  "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates outstanding (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 20% of the Original Class Principal Balance thereof; provided, however, that if no such Class of Certificates has a Class Principal Balance greater than 20% of its Original Class Balance, the Controlling Class shall be the Class of Sequential Pay Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, Class A-2 and Class A-3 Certificates shall be deemed a single Class of Certificates.

                  "Controlling Class Representative" as defined in Section 6.11.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 8th Floor, New York, New York 10001, Attn.: Structured Finance Services - CMBS.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

                  "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related mortgage.

                  "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

                  "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit V.

                  "CSSA Property File Report": The monthly report in the "CSSA property file" format containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit L, which for each Distribution Date shall set forth certain information set forth therein as of the end of the preceding calendar month.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of the Depositor or the Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                  "Cut-Off Date": December 1, 1998.

                  "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Scheduled Payments due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

                  "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defeasance Collateral": With respect to any Defeasance Loan, non-callable United States Treasury obligations (or obligations guaranteed by the full faith and credit of the United States) required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

                  "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment.

                  "Definitive Certificate": As defined in Section 5.03(a).

                  "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit P attached hereto setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but are Specially Serviced Mortgage Loans or were in foreclosure but were not REO Property.

                  "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the tenth day of the month in which such Distribution Date occurs, or if such tenth day is not a Business Day, the immediately preceding Business Day.

                   "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer or any Sub-Servicer on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because such Special Servicer or Sub-Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

                  "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to
Section 3.04(b) which shall be entitled "Chase Manhattan Bank, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3."

                  "Distribution Date": The later of (a) the 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following and (b) the fourth Business Day following the related Determination Date, commencing on January 15, 1999.

                  "Document Defect": As defined in Section 2.03(a).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company (including the Trustee), and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated "AA" by Standard & Poor's, and "Aa2" by Moody's (if then rated by Moody's) or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated P-1 by Moody's (if then rated by Moody's) and A-1 by Standard & Poor's or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies at any time such funds are on deposit therein; provided, however, that notwithstanding the foregoing, "Eligible Account" shall include deposits held at Bankers Trust New York Corp. for more than 30 days so long as its long term unsecured debt obligations are rated at least A- and its short term unsecured obligations are rated at least A-1 by Standard and Poor's, A1 by Moody's and AA-by Fitch or NationsBank, N.A., or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

                  "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property, or (ii) the Servicing Standard, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created in respect of the related Mortgaged Property (other than Reserve Funds).

                  "Event of Default": One or more of the events described in
Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934.

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Majority Subordinate Certificateholder the Special Servicer or the Master Servicer pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

                  "FNMA": Federal National Mortgage Association or any successor.

                  "Guaranty": With respect to a Credit Lease Loan, a guarantee agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

                  "Historical Loan Modification Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

                  "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit R attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Holder": A Certificateholder.

                  "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

                  "Impound Reserve": As defined in Section 3.16(c) hereof.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Affiliate thereof, and
(iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

                  "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, who is, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and who has a minimum of five years experience in the subject property type and market.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Lease Enhancement Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                  "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Holder of a Certificate, or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the applicable provisions of the Code and Treasury Regulations promulgated thereunder.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than default interest or late payment fees, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-Off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "Lease Enhancement Policy": With respect to a Credit Lease Loan, any non-cancelable residual value insurance policy that insures payment of the Balloon Payment or credit lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

                  "Lease Enhancement Policy Issuer": With respect to any Lease Enhancement Policy, RVI America Insurance Co. or Chubb Custom Insurance Company together with any assignee, successor or subsequent insurer thereunder.

                  "Lease Enhancement Policy Termination Event": With respect to any Lease Enhancement Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Majority Subordinate Certificateholder, the Special Servicer or the Master Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Majority Subordinate Certificateholder, the Special Servicer or the Master Servicer pursuant to
Section 9.01.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related

Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or
(vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Majority Subordinate Certificateholders, the Special Servicer or the Master Servicer pursuant to Section 9.01.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no Holder of Certificates entitled to greater than 50% of the Voting Rights of such Class, the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1, Class A-2 and Class A-3 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

                  "Master Servicer": GE Capital Loan Services, Inc., its successor in interest, or any successor master servicer appointed as herein provided.

                  "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan the per annum rate set forth for such Mortgage Loan under the column "Master Servicing Fee" on the Mortgage Loan Schedule.

                  "Merrill Lynch": Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

                  "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

                  (i) the original executed Mortgage Note endorsed (without recourse, representation or warranty, express or implied) to the order of The Chase Manhattan Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3;

                  (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignment thereof, in each case with evidence of recording indicated thereon;

                  (iv) (a) an original executed assignment of the Mortgage in recordable form, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) in recordable form and
                              (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of The Chase Manhattan Bank as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, in recordable form;

                  (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of The Chase Manhattan Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3;

                  (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

                    (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

                    (viii) any filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in favor of The Chase Manhattan Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3 in recordable form.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent a Responsible Officer of the Trustee or Custodian has actual knowledge of their existence

                  "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and any Qualified Substitute Mortgage Loan from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of December 1, 1998, between the Depositor and the Mortgage Loan Seller and relating to the transfer of the related Mortgage Loans to the Depositor.

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

                    (i)       the Mortgage Loan number;

                    (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                    (iii)     the Cut-Off Date Balance;

                    (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                    (v)       the Mortgage Rate;

                    (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

                    (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                    (viii) whether the Mortgage Loan is secured by a Mortgage on a leasehold interest;

                    (ix) whether the Mortgage Loan is an ARD Mortgage Loan and if so, the Anticipated Repayment Date and the Revised Rate;

                    (x)       the Master Servicing Fee Rate;

                    (xi)      the Mortgage Loan Seller;

                    (xii)     the related Sub-Servicer;

                    (xiii)    whether such Mortgage Loan is a Defeasance Loan;

                    (xiv) whether the interest accrual method for such Mortgage Loan is actual/360 or 30/360;

                    (xv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

                    (xvi) whether such Mortgage Loan is a Credit Lease Loan and if so, the related Tenant or guarantor of such Credit Lease Loan; and

                    (xvii) whether such Mortgage Loan is insured by a Lease Enhancement Policy and if so whether such policy is a residual value insurance policy.

                  "Mortgage Loan Seller": Merrill Lynch Mortgage Capital Inc. or its successor in interest.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

                  "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

                  "Mortgaged Property": The property subject to the lien of a Mortgage.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

                  "Net Investment Earnings": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

                  "Net Investment Loss": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; provided, that if the related Mortgage Rate has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the Net Mortgage Rate for such Mortgage Loan or REO Loan shall be calculated without regard to such event; and provided further, that if interest in respect of such Mortgage Loan or REO Loan is not accrued on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of determining the related REMIC I Remittance Rate and thereby calculating the Weighted Average Effective REMIC I Remittance Rate, the

REMIC II Remittance Rate and the Pass-Through Rate for each of the Components for any Distribution Date, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference.

                  "Net Operating Income": As defined in and determined in accordance with the provisions of Exhibit E-1 attached hereto.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

                  "NOI Adjustment Worksheet": A report prepared by the Special Servicer, substantially containing the content described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit S to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, delivered to the Master Servicer with each annual operating statement for a Mortgaged Property pursuant to Section 3.12(b).

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer or Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II or Class R-III Certificate.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

                  "Operating Statement Analysis": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit T attached hereto.

                  "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

                  "Original Component Notional Amount": With respect to each Component, the initial Component Notional Amount thereof as of the Closing Date equal to the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as of the Closing Date.

                  "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": For any Distribution Date, with respect to:

                    (i) the Class A-1, Class A-2 and Class A-3 Certificates, 5.65%, 5.87% and 5.88%,
                              respectively;

                    (ii) the Class B, C, D and E Certificates, the REMIC II Remittance Rate for such Distribution Date minus 0.92%, 0.54%, 0.00% and 0.00%, respectively (but not less than zero);

                    (iii)     each of the Class F, G, H, J and K Certificates,
                              6.00%;

                    (iv) Components IO-A1, IO A-2 and IO A-3, the REMIC II Remittance Rate for such Distribution Date minus 5.65%, 5.87% and 5.88%, respectively (but not less than zero);

                    (v) Components IO-B, IO-C, IO-D and IO-E, 0.92%, 0.54%, 0.00% and 0.00%, respectively; and

                    (vi) Each of components IO-F, IO-G, IO-H, IO-J and IO-K, the REMIC II Remittance Rate for such Distribution Date minus 6.00% (but not less than zero).

                  "Paying Agent": The paying agent appointed pursuant to Section
8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

                  "Percentage Interest": With respect to any Sequential Pay Certificate, a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance of the relevant Class. With respect to any Class IO Certificate, a percentage, the numerator of which is the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the aggregate Original Class Principal Balances of the Sequential Pay Certificates. With respect to a Class L Certificate or a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Percentage Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                  "Permitted Investments": Any one or more of the following obligations or securities having maturities of 365 days or less (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                    (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

                    (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest short-term rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

                    (iii) unsecured certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

                  (v) units of money market funds rated in the highest rating category of Moody's and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seek to maintain a constant net asset value;

                  (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee that such investment would not result in a downgrading, qualification, or withdrawal of the ratings then assigned to the Certificates;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

                  "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

                  "Plan": As defined in Section 5.02(c).

                  "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates with the largest Percentage Interest of the related Class of Residual Certificates.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except each ARD Mortgage Loan is assumed to be paid in full on its Anticipated Repayment Date.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Trustee Fee and Master Servicing Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (exclusive of any Prepayment Premium collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest (excluding Additional Interest), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected), that would have accrued at a rate per annum equal to the sum of (x) the Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                  "Prepayment Premium": Any Yield Maintenance Charge or Percentage Premium paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                  "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

                  "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

                           (a) the aggregate of the principal portions of all
                  Scheduled Payments (other than Balloon Payments) due (to the extent received or advanced) and any Assumed Scheduled Payments in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                           (b) the aggregate of all Principal Prepayments
                  received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

                           (c) with respect to any Mortgage Loan as to which the
                  related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                           (d) the aggregate of all Liquidation Proceeds and
                  Insurance Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                           (e) with respect to any REO Properties, the aggregate
                  of the principal portions of all Assumed Scheduled Payments in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                           (f) with respect to any REO Properties, the aggregate
                  of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                           (g) if such Distribution Date is subsequent to the
                  initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related principal recoveries pursuant to the second paragraph of Section 3.11(c).

                  "Prospectus": The prospectus dated February 25, 1998, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                  "Prospectus Supplement": The prospectus supplement dated December 17, 1998, relating to the Registered Certificates.

                  "Purchase Price": With respect to any Mortgage Loan to be purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority

Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon at the applicable Reimbursement Rate, (c) any reasonable costs and expenses incurred by the Trust Fund in connection with any such purchase or substitution by the Mortgage Loan Seller and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (except that Additional Trust Fund Expenses in respect of such Mortgage Loan allocable to any Class of Certificates owned by the Majority Subordinate Certificateholder shall not be included in the Purchase Price with respect to a purchase made by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or Section 9.01); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller);

(xiii) has a date of origination which is the same as or later than the Cut-Off Date; (xiv) has been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-Off Date Balance of all the Mortgage Loans; provided, further, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; (xv) not have been previously rejected by the Controlling Class Representative pursuant to clause (xiv) above; and (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

                  "Rated Final Distribution Date": Solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii) and with respect to
(i) each REMIC I Regular Interest, (ii) each REMIC II Regular Interest, (iii) each Class of Regular Certificates (other than the Class IO Certificates) and
(iv) each Component, December 15, 2030.

                  "Rating Agency": Each of Moody's and Standard & Poor's.

                  "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (excluding Additional Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or interest (excluding Additional Interest) so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss determined pursuant to clause (3) above shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E or Class IO Certificate.

                  "Regular Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

                  "Reimbursement Rate": The rate, compounded monthly, applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate is equal to the Prime Rate.

                  "Remaining Cash Flow": With respect to an ARD Mortgage Loan, all monthly cash flow generated by the related Mortgaged Property in excess of
(i) the Scheduled Payment for a particular Due Date and (ii) operating expenses and certain other expenses set forth in the related Mortgage Note.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received (excluding the Additional Interest and (X) payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date, (Y) any other interest payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount which constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (Z) the Reserve Funds in the Reserve Accounts), together with all documents included in the related Mortgage Files and any Escrow Payments; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account and, if established, the REO Account (other than amounts excluded pursuant to clause (i) above); and (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement.

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Net Mortgage Rate as of the Cut-Off Date for the related Mortgage Loan (or any successor REO Loan) to which such REMIC I Regular Interest relates.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

                  "REMIC III": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class IO or Class R-III Certificate.

                  "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GE Capital Realty Group, Inc. as Special Servicer, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3.".

                  "REO Aquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension": As defined in Section 3.16(a).

                  "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated
Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Trustee first and then to the Master Servicer and the Special Servicer on a pari passu basis, for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement to the Trustee first and then to the Master Servicer and the Special Servicer on a pari passu basis for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related
Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

                  "REO Property": A Mortgaged Property acquired on behalf of the Trust Fund in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Tax": As defined in Section 3.17(a).

                  "REO Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

                  "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an Independent appraisal of the related Mortgaged Property prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute from an Independent Appraiser selected by the Special Servicer.

                  "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Monthly Payments,
(ii) that is an REO Loan as to which the related REO Property is acquired on behalf of the Trust Fund, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (iv) with respect to which sixty days elapse after a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which sixty days elapse after the Mortgagor of which shall have filed a petition or been subjected to the appointment of a conservator or receiver or liquidator in any insolvency or related proceeding or (vi) a Balloon Payment with respect to which is due and has not been paid on its Stated Maturity Date.

                  "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

                  "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs and/or capital improvements to the related Mortgaged Property.

                  "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

                  "Responsible Officer": When used with respect to the Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                  "Revised Rate": With respect to an ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan documents.

                  "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, but without regard to (i) any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, or (ii) the application of any Remaining Cash Flow with respect to an ARD Mortgage Loan, and assuming that each prior Scheduled Payment has been made in a timely manner.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Certificate": Any Class A-1, Class A-2, Class A-3 or Class IO Certificate.

                  "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificates.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, Special Servicer or the Trustee in its capacity as successor servicer (to the extent not reimbursed by the Master Servicer) in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a),
(c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

                  "Servicing Fee": The Master Servicing Fee and the Special Servicing Fee.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Depositor (and delivered to the Master Servicer or Special Servicer) and relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

                  "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

                  "Servicing Standard": With respect to the Master Servicer or the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

                  "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

                  "Special Servicer": GE Capital Realty Group, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

          (a) the related Mortgagor shall have failed to make any Monthly Payment, which failure continues unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

          (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

          (c) there shall have occurred a default (other than as described in clauses (a) above under the related Mortgage Loan documents that in the good faith reasonable judgment of the Master Servicer materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (e) the related Mortgagor shall have consented to (or otherwise have been subjected to) the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

          (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (x)       with respect to the circumstances described in clauses (b),
                    (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than 5 days following the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) above, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

                  "State and Local Taxes": Taxes imposed by any states of Delaware, Texas and New York and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-Off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are due or received, as the case may be, during the related Collection Period and distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Statement to Certificateholders": As defined in Section 4.02(a).

                  "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Class L Certificate.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the difference between the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution and the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

                  "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

                  "Tax Returns": With respect to (i) each of the REMICs created hereunder, the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and (ii) with respect to Additional Interest and any other portion of the Trust Fund that does not constitute part of REMIC I, REMIC II and REMIC III, Internal Revenue Service Form 1041, together, in each case, with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, (ii) the Additional Interest and any other interest on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount of such Servicing Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions and
(iii) the Reserve Funds in the Reserve Accounts.

                  "Trustee": The Chase Manhattan Bank, a New York banking corporation, its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The fee designated as such and payable to the Trustee pursuant to Section 8.05.

                  "Trustee Fee Rate": 0.0045% per annum.

                  "Trustee Liability": As defined in Section 8.05(b).

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interest for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

                  "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-Off Date Balance of the related Mortgage Loan. As of the Cut-Off Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the Original Class Principal Balance of the corresponding Class of REMIC III Certificates. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further reduced on such Distribution Date by such Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c).

                  "Underwriter": Merrill Lynch.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) of the Code.

                  "USAP": The Uniform Single Audit Program for Mortgage Bankers.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if any of the Master Servicer, the Special Servicer and any Affiliate thereof is the holder of any Certificate, neither the Master Servicer, the Special Servicer nor any Affiliate thereof, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. The Class IO, Class R-I, Class R-II, Class R-III and Class L Certificates shall not have any Voting Rights.

                  "Watch List": As of each Determination Date a report, substantially in the form of Exhibit O attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.10, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in its real estate taxes, (iv) for which any outstanding Advances exist for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 25% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated or is in default (viii) that is 30 or more days late in making its Monthly Payment three or more times in the preceding twelve months, (ix) that the related Mortgagor has material deferred maintenance for the related Mortgaged Property or (x) that is 30 or more days delinquent.

                  "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in respect of all of the REMIC I Regular Interests as of the commencement of the related Collection Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

                  "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent Due Date through the maturity date of such Mortgage Loan, at a rate set forth in the related Mortgage Loan documents or otherwise, at a calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable U.S. treasury rate in effect on the date of Principal Prepayment thereof, as set forth in the Wall Street Journal, discounted at a rate set forth in the related Mortgage Note at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trust Fund, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans, (ii) the Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

                  (c) The Trustee shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Custodian in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clause
(iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause
(viii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing (and the Custodian shall forward a copy of each document to the Master Servicer upon receipt); provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the

Custodian shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

                  (d) All documents and records in the possession of the Depositor or the Mortgage Loan Seller that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer (at the expense of the Depositor or the Mortgage Loan Seller, as applicable) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  (e) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

                  SECTION 2.02.        Acceptance of the Trust Fund by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of its right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Seller, that except as identified in a written notice, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Seller, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder and the Mortgage Loan Seller that, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses

(i) through (v) and (vii), and to the extent provided in the related Mortgage File actually known by a Responsible Officer of the Trustee to be required, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 60 days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

                  (b) Within 90 days after the Closing Date, the Custodian shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, the Trustee and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification): (i) all documents specified in clauses (i) through (iv) (except clause (iv)(b) and (c), unless the Custodian has knowledge thereof), (v) and (vii) and, to the extent provided in the related Mortgage File, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents received by it in respect of such Mortgage Loan have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                  (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, such party shall give prompt written notice to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request that the Mortgage Loan Seller, not later than 90 days from the Mortgage Loan Seller's receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party to this Agreement discovering such Document Defect or Breach), if such Document Defect or Breach shall materially and adversely affect the value of the related Mortgage Loan or the interest of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, either (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period in accordance with the Mortgage Loan Purchase Agreement or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Trustee for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith not later than the end of such 90-day period in accordance with the Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as provided above); and provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date. Any reasonable out-of-pocket expense incurred by the Master Servicer or the Trustee, as the case may be, in carrying out its duties pursuant to this Section 2.03(a) or Section 2.03(b) shall constitute a Servicing Advance; provided, however, that the Master Servicer or the Trustee, as the case may be, shall use reasonable efforts to collect such out-of-pocket expenses from the Mortgage Loan Seller.

                  (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this
Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

                  (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the Mortgage Loan Seller promptly following receipt.

                  (d) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

                  SECTION 2.04.     Representations and Warranties of Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                           (i) The Depositor is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware and possesses all licenses and authorizations necessary to carry on its business.

                           (ii) The execution and delivery of this Agreement by
                  the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, does not and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) No consent, approval or authorization of or
                  designation, declaration, notice or filing with any governmental authority, corporation, person or firm on the part of the Depositor is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transactions contemplated hereby.

                           (iv) The Depositor has the full power and authority
                  to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (v) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
                  (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (vi) The Depositor is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                           (vii) The transfer of the Mortgage Loans to the Trust
                  Fund as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                           (viii) No litigation is pending or, to the best of
                  the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                           (ix) Immediately prior to the transfer of the
                  Mortgage Loans to the Trust Fund pursuant to this Agreement,
                  (A) the Depositor has good and marketable title to, and is the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                           (x) The Depositor is transferring the Mortgage Loans
                  to the Trust Fund free and clear of any liens, pledges, charges and security interests.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to the Rating Agencies.

                  SECTION 2.05.           Execution, Authentication and
                                          Delivery of Class R-I Certificates;
                                          Creation of REMIC I Regular Interests.

                  The Trustee hereby acknowledges the assignment to it, in its capacity as Trustee, of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold a portion of each of the Mortgage Loans (other than Additional Interest) as part of REMIC I and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trust Fund for the benefit of the respective Holders of the REMIC II Regular Interests and the Class R-II Certificates. The Trustee acknowledges the assignment to it of the right, title and interest of the Depositor in the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-II Certificates.

                  SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates.

                  The Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the written order of the Depositor, the Class R-II Certificates in authorized denominations.

                  SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trust Fund for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.09. Execution, Authentication and Delivery of REMIC III Certificates.

                  Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                  SECTION 2.10. Execution, Authentication and Delivery of Class L Certificates.

                  Concurrently with the assignment to the Trustee of the assets included in the grantor trust hereunder and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the Class L Certificates evidencing the entire beneficial ownership of the Additional Interest. The rights of the holders of the Class L Certificates to receive distributions from the proceeds of the Additional Interest in respect of their Class L Certificates, and all ownership interests evidenced or constituted by the Classes of L Certificates in such distributions, shall be as set forth in this Agreement.


                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

                 SECTION 3.01.              Administration of the Mortgage
                                            Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21,
(i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Specially Serviced Mortgage Loan and (y) REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports required to be prepared by the Master Servicer and provided to the Trustee hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and shall make Servicing Advances and/or reimburse the Special Servicer for reimbursable expenses which constitute a Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties and further shall render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Special Servicer shall notify the Master Servicer, by delivery of an Officer's Certificate of the Special Servicer, of the costs and expenses incurred or to be incurred by the Special Servicer with respect to any Specially Serviced Mortgage Loan, REO Loan or REO Property. The Master Servicer shall reimburse the Special Servicer for any Servicing Advance made by the Special Servicer out of the Certificate Account pursuant to Section 3.05(a) or (i) if the Master Servicer determines such Servicing Advance is not a Nonrecoverable Servicing Advance, the

Master Servicer shall make a Servicing Advance with respect to such costs and expenses or reimburse the Special Servicer for such costs and expenses pursuant to Section 3.05(a) or (ii) the Master Servicer shall notify the Special Servicer that the Master Servicer has determined that the Servicing Advance is a Nonrecoverable Servicing Advance. Neither the Master Servicer nor the Special Servicer shall be required to make any Servicing Advance to the extent such Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance. Notwithstanding any obligation of or action to be taken by the Special Servicer herein, unless a provision in this Agreement specifically requires that the Special Servicer make a Servicing Advance, the Special Servicer may, but shall have no obligation to, make any Servicing Advance out of its own funds and shall have no obligation to take any action required or permitted hereunder if such action would require it to make a Servicing Advance out of its own funds. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

                  (b) Subject to Section 3.01(a), and with respect to the Special Servicer, Sections 6.09 and 6.11, the Master Servicer and the Special Servicer, each shall have full power and authority, acting alone, or through one or more Sub-Servicers as provided in Section 3.22, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to
Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an Independent Contractor and not that of a joint venture, partner or agent and neither the Master Servicer nor the Special Servicer shall have any liability for each other's action or inaction pursuant to this Agreement. Except as set forth in this Agreement, the Trustee shall not have any liability for the action or inaction of any other party pursuant to this Agreement.

                  SECTION 3.02.     Collection of Mortgage Loan Payments.

                  (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any default interest or late payment charge in connection with any payment on a Mortgage Loan.

                  (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, late charges, Prepayment Premiums and default interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any interest to accrue on such ARD Mortgage Loan at a rate in excess of the related Mortgage Rate. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any interest to accrue on such ARD Mortgage Loan at a rate in excess of the related Mortgage Rate. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section

3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer, the Trustee or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

                  (c) With respect to an ARD Mortgage Loan, notwithstanding any provision herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall have the authority, subject to Section 3.20 hereof, to waive or otherwise modify any Additional Interest due and accruing if the related Mortgagor demonstrates (to the satisfaction of the Master Servicer or the Special Servicer) its ability to prepay the entire principal balance of the related ARD Mortgage Loan and accrued and unpaid interest thereon at the applicable Mortgage Rate, any related and unreimbursed Servicing Advances plus any interest thereon and any Additional Trust Fund Expenses in respect of such Mortgage Loan.

                  (d) Within 30 days after the Closing Date (or such earlier time as may be required under the terms of Lease Enhancement Policy), the Master Servicer shall notify the Lease Enhancement Policy Issuer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each Lease Enhancement Policy. In the event that the Master Servicer has knowledge of any event (an "Insured Event") giving rise to a claim under any Lease Enhancement Policy, the Master Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Issuer within five Business Days after obtaining knowledge of any Insured Event under the related policy which has occurred and is continuing, take such other action as may be required to bring a claim under the related policy, and shall diligently process any claims under such policy in accordance with the Servicing Standard and the terms of the related policy. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Lease Enhancement Policy Termination Event of which the Master Servicer does not already have notice. The Master Servicer shall review and be familiar with the terms and conditions of each Lease Enhancement Policy and when the Master Servicer has actual knowledge of an insured event, shall monitor the dates by which any claim or action must be taken under each Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders and shall promptly, but in no event later than ten Business Days prior to any date on which any action must be taken under the Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders, the Master Servicer shall take such action, consistent with the Servicing Standard and the terms of the related policy.

                  In the event that the Master Servicer receives notice of any Lease Enhancement Policy Termination Event, the Master Servicer shall promptly, but in no event later than five Business Days after receipt of such notice, notify the Special Servicer and the Trustee, and the

Trustee shall notify the Rating Agencies and the Controlling Class Representative of such Lease Enhancement Policy Termination Event in writing. The Master Servicer shall, address such Lease Enhancement Policy Termination Event in accordance with the Servicing Standard and the terms of the related policy. Any legal fees incurred in connection with a resolution of a Lease Enhancement Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable from the Mortgagor or other responsible party, and if not recoverable using efforts in accordance with the Servicing Standard, then in accordance with Section 3.05(a).

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                                            Accounts; Reserve Accounts.

                  (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. The Special Servicer shall promptly remit any Escrow Payments that it receives to the Master Servicer for deposit into the applicable Servicing Account. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such checks, without recourse, to the order of the Master Servicer and shall promptly remit any such check to the Master Servicer. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Account; (ii) reimburse the Trustee first and the Master Servicer and the Special Servicer on a pari passu basis for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I.

                  (b) The Master Servicer as to each Mortgaged Property (other than REO Property) and the Special Servicer as to any REO Property shall, (i) maintain accurate records with respect to the related Mortgaged Property or REO Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan and applicable law or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and at the time the Master Servicer determines in accordance with the Servicing Standard that any such payments have not been made when due, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items and provide proof of such payment to the Master Servicer. With respect to any Specially Serviced Mortgage Loan, the Master Servicer shall notify the Special Servicer within five Business Days after the Master Servicer becomes aware of any failure by the related Mortgagor to make such payments prior to such time as interest and/or penalties first begin to accrue thereon and the Special Servicer shall, consistent with the Servicing Standard, and to the extent permitted by the terms of the applicable Mortgage Loan documents, seek to require that such payments be made by the Mortgagor and that proof of such payment be provided to the Special Servicer and the Master Servicer.

                  (c) With respect to all Mortgage Loans and REO Loans (in each case to the extent set forth herein) in respect of which the Mortgage Loan documents or applicable law requires the related Mortgagor to escrow payments for (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), (iii) water rates, tenant improvements or leasing commission expenses, environmental remediation expenses and other similar items and (iv) premiums on Insurance Policies, the Master Servicer shall, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), (iii) water rates, tenant improvement or leasing commission expenses, environmental remediation expenses and other similar items and (iv) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. With respect to any Mortgage Loan that does not require the Mortgagor to escrow such payments, the Master Servicer shall, consistent with the Servicing Standard seek to require that any such payments be made by the Mortgagor at the time they first become due. If such Mortgagor fails to pay any of the items referred to in clauses
(i)-(iv) above on a timely basis and collections from the Mortgagor are insufficient to pay any such items when due, the Master Servicer shall, promptly, upon the Master Servicer discovering that such Mortgagor failed to make such payment using efforts consistent with the Servicing Standard to make such a determination, make a Servicing Advance with respect to any shortfall, subject to the Master Servicer determining that such Advance if made would not be a Nonrecoverable Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). To the extent that the amounts on deposit in the applicable REO Account are insufficient to pay any of the items referred to in the first sentence of this paragraph, with respect to the related REO Property, the Special Servicer shall advise the Master Servicer, by delivery of an Officer's Certificate, of the amounts of funds required to cover such shortfall, and the Master Servicer shall make a Servicing Advance with respect thereto, subject to the Master Servicer determining such Servicing Advance if made would not be a Nonrecoverable Advance. In the case of any Specially Serviced Mortgage Loans other than REO Loans, if a Mortgagor fails to pay any of the items referred to in the first sentence of this paragraph on a timely basis and collections from the Mortgagor are insufficient to pay any such item when due, the Master Servicer shall make a Servicing Advance with respect thereto, subject to the Master Servicer determining that such Servicing Advance if made would not be a Nonrecoverable Servicing Advance. The Special Servicer shall not make a Servicing Advance pursuant to this Section 3.03(c). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties or REO Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's or Special Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                  If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee as successor Master Servicer pursuant to Section 7.02 shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

                  (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Trustee, the Master Servicer and the Special Servicer (in that order) shall be entitled to receive, first out of any default interest collected with respect to the related Mortgage Loan and then out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded monthly, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

                  (e) The determination by either the Master Servicer, the Trustee or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor (and to the extent such determination is made by the Special Servicer, the Master Servicer), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and conducted in accordance with the standards of the Appraisal Institute performed pursuant to
Section 3.09(a) by the Master Servicer or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee as successor Master Servicer pursuant to Section 7.02 shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                  (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property in accordance with the Servicing Standard, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) unless the Mortgage Loan documents provide otherwise, to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or REMIC III. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Accounts by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed if the related Mortgagor is diligently undertaking such repairs or capital improvements.

                  SECTION 3.04. Certificate Account, Distribution Account and Additional Interest Distribution Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-Off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto:

                           (i) all payments on account of principal of the
                  Mortgage Loans;

                           (ii) all payments on account of interest on the
                  Mortgage Loans, including Additional Interest;

                           (iii) all Prepayment Premiums;

                           (iv) all Insurance Proceeds and Liquidation Proceeds
                  (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

                           (v) any amounts required to be deposited by the
                  Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                           (vi) any amounts required to be deposited by the
                  Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                           (vii) any amounts required to be transferred from an
                  REO Account pursuant to Section 3.16(c); and

                           (viii) any amount in respect of Purchase Prices and
                  Substitution Shortfall amounts pursuant to Section 2.03(b).

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d) (except, with respect to default interest to the extent necessary to offset interest accrued on Advances), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Sections 3.11(b) and (d) assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                  (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums received on the Mortgage Loans during the related Collection Period and
(ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. All amounts on deposit in the Distribution Account shall remain uninvested.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

                           (i) any P&I Advances required to be made by the
                  Master Servicer in accordance with Section 4.03(a);

                           (ii) any amounts required to be deposited by the
                  Master Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

                           (iii) any amounts required to be deposited by the
                  Master Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

                           (iv) the Purchase Price paid in connection with the
                  purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

                  The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

                  (c) Prior to the first P&I Advance Date relating to any Collection Period in which Additional Interest is received, the Trustee shall establish and maintain the Additional Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holder(s) of the Class L Certificates or its assignee. The Additional Interest Distribution Account shall be established and maintained as an Eligible Account as part of the Trust Fund but shall not constitute part of REMIC I, REMIC II OR REMIC III. On or before the P&I Advance Date related to the applicable Distribution Date, the Master Servicer shall deliver to the Paying Agent for deposit in the Additional Interest Distribution Account an amount equal to the Additional Interest received during the related Collection Period. Following the distribution of any Additional Interest to the Holder(s) of the Class L Certificates or its assignee on the first Distribution Date after which there are no longer any ARD Mortgage Loans outstanding, the Trustee shall terminate the Additional Interest Distribution Account.

                  (d) Funds in the Additional Interest Distribution Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer and Paying Agent, as the case may be, shall give notice to each other, the Trustee, the Special Servicer and the Rating Agencies of the location of the Additional Interest Distribution Account as of the Closing Date and of the new location of the Additional Interest Distribution Account, prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Certificate Account and the
                                            Distribution Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                           (i) to remit to the Paying Agent for deposit (A) in
                  the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and (B) in the Additional Interest Distribution Account, the amounts required to be deposited pursuant to Section 3.04(c);

                           (ii) to reimburse the Trustee and itself, in that
                  order, for unreimbursed P&I Advances, the Master Servicer's right to reimburse the Trustee and itself, in that order, pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to, amounts that represent Late Collections of interest (net of the related Master Servicing Fee) on and principal (net of any related Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                           (iii) to pay to itself earned and unpaid Master
                  Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause
                  (iii) with respect to any Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                           (iv) to pay to the Special Servicer, out of general
                  collections on the Mortgage Loans and any REO Property, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                           (v) to pay the Special Servicer (or, if applicable, a
                  predecessor Special Servicer) earned and unpaid Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of principal thereon (provided that no Principal Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any

                  Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer, Special Servicer, the Majority Subordinate Certificateholder or Depositor pursuant to Section 9.01);

                           (vi) to reimburse the Trustee first and then itself
                  and the Special Servicer on a pari passu basis for any unreimbursed Servicing Advances, the Trustee's, the Master Servicer's or Special Servicer's right, as the case may be, to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to, payments made by the related Mortgagor that are allocable to such Servicing Advance, or from the Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                           (vii) to reimburse the Trustee first, and then itself
                  and the Special Servicer on a pari passu basis, for any unreimbursed Advances that have been determined to be Nonrecoverable Advances or to pay, with respect to any Mortgage Loan or REO Loan as to which a Final Recovery Determination has been made, any related earned Master Servicing Fee to itself, that remained unpaid in accordance with clause (iii) above;

                           (viii) at such time as it reimburses itself, the
                  Special Servicer or the Trustee for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or reimburses the Special Servicer pursuant to Section 3.09 for any unreimbursed Servicing Advance, to pay the Trustee first, and then itself and the Special Servicer on a pari passu basis, first out of default interest received with respect to the related Mortgage Loan and then out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable;

                           (ix) to pay, out of general collections on the
                  Mortgage Loans and any REO Property, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) and 4.01(h);

                           (x) to pay itself, as additional servicing
                  compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period;

                           (xi) to pay, out of general collections on the
                  Mortgage Loans and any REO Properties, for the cost of an Independent Appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

                           (xii) to pay, out of general collections on the
                  Mortgage Loans and any REO Properties, itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                           (xiii) to pay, out of general collections on the
                  Mortgage Loans and any REO Properties, for (A) the advice of counsel contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.09(c), 3.16(a) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining the REO Extension sought by the Special Servicer as contemplated by
                  Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

                           (xiv) to pay itself, the Special Servicer, the
                  Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                           (xv) to clear and terminate the Certificate Account
                  at the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis in the case of REO Property when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) - (xiv) above.

                  The Master Servicer shall pay to the Special Servicer (or to third-party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third-party contractors) or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third-party contractors) or the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall keep and maintain separate accounting for each Mortgage Loan, on a loan by loan and property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

                  (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                           (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                           (ii) to pay the Trustee or any of its directors,
                  officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
                  Section 8.05(b);

                           (iii) [RESERVED]

                           (iv) to pay for the cost of the Opinions of Counsel
                  sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                           (v) to pay any and all federal, state and local taxes
                  imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

                           (vi) to pay the REMIC Administrator any amounts
                  reimbursable to it pursuant to Section 10.01(f);

                            (vii) to pay to the Master Servicer any amounts
                  deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                           (viii) to clear and terminate the Distribution
                  Account at the termination of this Agreement pursuant to
                  Section 9.01.

                  SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Additional Interest Distribution Account and the REO Account.

                  (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Certificate Account or the Additional Interest Distribution Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account or the Additional Interest Distribution Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in a Permitted Investment. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account and the Additional Interest Distribution Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Master Servicer and the Special Servicer, as applicable, are hereby designated as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trust for purposes of
Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Additional Interest Distribution Account, Servicing Accounts and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, or the Additional Interest Distribution Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, unless the Mortgage Loan documents provide otherwise, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss of principal shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Additional Interest Distribution Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, except to the extent the amounts are invested for the benefit of the Mortgagor under applicable law or the related Mortgage Loan documents. The income or gain realized from investments on funds deposited in the Servicing Account or Reserve Account shall be paid or credited to the related Mortgagor from time to time to the extent required by law or the related Mortgage Loan documents. The Master Servicer and Special Servicer shall have no liability for the bankruptcy or insolvency of any institution holding an Eligible Account or Permitted Investments.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to
  Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the written request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION  3.07.    Maintenance of Insurance Policies;
                                    Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" rating of at least "A" from Standard & Poor's and a financial strength rating of "A2" or better from Moody's (or Standard & Poor's and a comparable rating from at least one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's). In connection with fourteen Mortgage Loans (control numbers MLMI-004, MLMI-012, MLMI-080, MLMI-078, MLMI-082, MLMI-073, MLMI-019, MLMI-077, MLMI-001, MLMI-036, MLMI-008, MLMI-085, MLMI-015 and
MLMI-081), with respect to which Mortgage Loans the related Mortgage Loan documents require or permit the related mortgagee to require that earthquake insurance be maintained, the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to require the related Mortgagor to maintain earthquake insurance as required or permitted by the Mortgage Loan documents. With respect to any other Mortgage Loan that requires or permits the related lender to require that earthquake insurance be maintained, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties and the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to enforce such obligation. With respect to any Mortgage Loan (i) that does not require or permit the related lender to require that earthquake insurance be maintained or (ii) that the Master Servicer or Special Servicer, as applicable, has been unable to enforce the provisions of the preceding two sentences, the Majority Subordinate Certificateholder may request that earthquake insurance be secured by the Master Servicer or Special Servicer, as applicable, at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims paying ability rating of at least "A" from Standard & Poor's and a financial strength rating of "A2" or better from Moody's (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trust Fund; in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO

Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or a master forced place policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating of "A" or better from Standard & Poor's and a financial strength rating of "A2" or better from Moody's (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitations that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Costs to the Master Servicer of maintaining insurance policies pursuant to this Section 3.07 (including the incremental cost related to any Mortgaged Property with respect to any blanket policy or master forced place policy described in this Section 3.07(b) shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the Reimbursement Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid and reimbursed in accordance with Section 3.17(b).

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating of "A" or better from Standard & Poor's and a financial strength rating of "Aa2" or better from Moody's (if then rated by Moody's) respectively, or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating of "A" or better from Standard & Poor's and a financial strength rating of "Aa2" or better from Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional insured or loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

                  For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

                  SECTION 3.08.             Enforcement of Alienation Clauses.

                  With respect to those Mortgage Loans it is obligated to service hereunder, each of the Master Servicer and the Special Servicer, as applicable, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as applicable, has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Master Servicer or the Special Servicer, as applicable, has made any such determination, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee, the Majority Subordinate Certificateholder, the Rating Agencies and the Master Servicer (if such determination is made by the Special Servicer) an Officers' Certificate setting forth the basis for such determination. Neither the Master Servicer nor the Special Servicer shall (a) grant any such waiver in respect of a due-on-encumbrance provision for any Mortgage Loan without receiving (i) the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Mortgagor; if such cost is not paid by the Mortgagor, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) and
(ii) the approval of the Controlling Class Representative, which if not received by the Master Servicer or Special Servicer, as applicable, within ten Business Days of the delivery of the related notices shall be deemed to be given; provided, the Controlling Class Representative may not unreasonably withhold such approval and may not cause the Master Servicer or the Special Servicer to violate any terms or provisions of this Agreement or any other agreement contemplated hereby, or (b) grant a waiver in respect of a due on sale provision for any Mortgage Loan (or a group of Mortgage Loans that are cross-collateralized or cross defaulted with each other or which relate to a single Mortgagor or group of affiliated Mortgagors) that has a then current stated Principal Balance at the time of such determination either (i) in excess of 5% of the aggregate the current Stated Principal Balance of all Mortgage Loans or (ii) in excess of $20 million, without receiving (x) prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Mortgagor; if such cost is not paid by the Mortgagor, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) and (y) the approval of the Controlling Class Representative, which if not received by the Master Servicer or Special Servicer, as applicable, within ten Business Days of the delivery of the related notices shall be deemed to be given; provided, the Controlling Class Representative may not unreasonably withhold such approval and may not cause the Master Servicer or the Special Servicer to violate any terms or provisions of this Agreement or any other agreement contemplated hereby.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required Appraisals.

                  (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. The Special Servicer shall notify the Master Servicer, by delivery of an Officer's Certificate of the Special Servicer, of the costs and expenses incurred or reasonably expected to be incurred by the Special Servicer in any such foreclosure or other proceeding, and subject to the Master Servicer's determining, that, if made such Servicing Advance would not be a Nonrecoverable Servicing Advance, the Master Servicer shall make a Servicing Advance with respect to such costs and expenses or reimburse the Special Servicer for such costs and expenses pursuant to Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer, as applicable, in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer, as applicable, deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an Appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which Appraisal shall take into account the factors specified in Section 3.18(e), including, without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer shall obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months in which case such appraisal shall be the Required Appraisal) and thereafter shall obtain a letter update of such Required Appraisal once every 12 months if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer shall request that the Master Servicer advance the cost of such Required Appraisal and the Master Servicer shall make such advance, provided, the obligation of the Master Servicer to make such advance shall be subject to the Master Servicer's determination that such advance would not be a Nonrecoverable Advance; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a) and the obligation of the Master Servicer to make such Servicing Advance and obtain such Required Appraisal shall be subject to the Master Servicer's determination that such Servicing Advance would not be a Nonrecoverable Advance. At any time that any Appraisal Reduction Amount exists with respect to any

Required Appraisal Loan, the Controlling Class Representative may, at its own expense, (i) direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and, to the extent the appraisals are different, the Special Servicer shall cause an independent third party appraiser to determine the appropriate amount to be used in determining the Appraisal Reduction Amount or (ii) upon the expiration of six months from the date on which the appraisal was obtained by the Special Servicer with respect to such Required Appraisal Loan, direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an update of the appraisal previously obtained by the Special Servicer in connection with such Required Appraisal Loan for the purpose of determining the appropriate amount to be used in determining the Appraisal Reduction Amount.

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                           (i) such personal property is incident to real
                  property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                           (ii) the Special Servicer shall have obtained an
                  Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property which was performed by a person who regularly conducts Environmental Assessments and which was performed within six months prior to any such acquisition of title or other action (a copy of such Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

                           (i) the Mortgaged Property is in compliance with
                  applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                           (ii) there are no circumstances or conditions present
                  at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                  The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment may be reimbursed to the Master Servicer from the Certificate Account as a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall request the Master Servicer to make a Servicing Advance for the cost to perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, in each case subject to the Master Servicer's determination that such Advance, if made, would not be a Nonrecoverable Advance. Neither the Master Servicer nor the Special Servicer shall be required to make any Advance for remedial or corrective action. The cost of any such action shall be paid out of the Certificate Account.

                  (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer, subject to Section 6.11, shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Controlling Class Representative, the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the

Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

                  (e) The Special Servicer shall report to the Master Servicer, the Trustee and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the Master Servicer an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

                  (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Specially Serviced Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee, the Master Servicer and the Controlling Class Representative, no later than the third Business Day following such Final Recovery Determination.

                  (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

                  SECTION 3.10.             Trustee and Custodian to Cooperate;
                                            Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. Ordinary and reasonable expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall not be chargeable to the Certificate Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11.             Servicing Compensation.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Additional servicing compensation in the form of late charges and default interest (except to the extent such default interest is applied to offset interest accrued on Advances with respect to the related Mortgage Loan), interest in escrow to the extent not payable to the Mortgagor, assumption fees, application fees, modification fees for modifications made pursuant to Section 3.20(i), exit fees, repayment fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (but only insofar as the aggregate of such Prepayment Interest Excesses collected during any Collection Period exceeds the aggregate amount of Prepayment Interest Shortfalls incurred during such Collection Period) and (ii) interest and other income earned on the Certificate Account and the Additional Interest Distribution Account and to the extent not required to be paid to any Mortgagor under applicable law, interest or other income earned on deposits in the Reserve Accounts and the Servicing Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period). The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b) other than costs treated as a Servicing Advance in such Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                  In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and equal to 0.25% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) while such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan and allocable as a recovery of principal in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that if any such recovered amounts are received within six months subsequent to the termination of the previous Special Servicer, if any, and such termination was not the result of resignation or termination by default pursuant to Sections 6.04 and 7.01, respectively, then the successor Special Servicer shall pay to such terminated Special Servicer a fraction of the Principal Recovery Fee earned by the successor Special Servicer, the numerator of which is the number of days such Specially Serviced Mortgage Loan or REO Loan was serviced by the terminated Special Servicer and the denominator of which is the total number of days such Specially Serviced Mortgage Loan or REO Loan was serviced prior to becoming a Corrected Mortgage Loan or being liquidated, as applicable. Further, no Principal Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; provided further that if any Person is acting as Special Servicer at such time as any Specially Serviced Mortgage Loan became a Corrected Mortgage Loan and such Person is subsequently terminated as Special Servicer hereunder, and if such Corrected Mortgage Loan was still a Corrected Mortgage Loan at the time of such termination, then such Person shall, following such termination, continue to be entitled to all Principal Recovery Fees payable in respect to such Corrected Mortgage Loan, and no successor Special Servicer shall be entitled to any Principal Recovery Fees payable in respect thereof, in either case unless and until such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or becomes an REO Loan; and provided further that if any Person is terminated as Special Servicer hereunder while the sale of any Specially Serviced Mortgage Loan or REO Property is pending, then (subject to the second preceding proviso) such Person shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Principal Recovery Fee payable in connection with the receipt of the Liquidation Proceeds derived from such sale.

                  The Special Servicer's right to receive the Special Servicing Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

                  (d) Additional servicing compensation in the form of late charges and default interest (except to the extent such default interest is applied to offset interest accrued on Advances), assumption fees, application fees, charges for beneficiary statements or demands, modification fees, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Specially Serviced Mortgage Loan, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy, other than the incremental cost of such policy attributable to the addition of a Mortgaged Property, obtained by it insuring against hazard losses pursuant to Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in
Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

                  SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall (subject to its right to do so pursuant to the related Mortgage) at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and with respect to any other Mortgaged Properties, upon written notice to the Master Servicer so long as such other Mortgaged Property has not been inspected by, or on behalf of, the Master Servicer and the Master Servicer and has not caused such inspection to have been performed. The Master Servicer shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or in the case of Mortgage Loans with an initial principal balance of less than $2,000,000, every other calendar year), if the Special Servicer has not already done so in that calendar year pursuant to the preceding sentence. The Master Servicer or the Special Servicer, as the case may be, shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Special Servicer and the Master Servicer, as applicable, shall, no later than 30 days after the related inspection (or, if prepared by a third party, no later than 30 days after receipt of such reports), deliver copies of all such inspection reports to the Trustee and the Trustee shall make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee and deliver copies thereof to the Controlling Class Representative. The Special Servicer shall forward copies of any such inspection reports to the Master Servicer.

                  The Special Servicer will, promptly (but in no event later than 60 days) after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer and the Trustee (a copy of which notice the Trustee shall provide to the Controlling Class Representative and the Rating Agencies) which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

                  (b) Not later than 2:00 P.M. New York time on the second Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Trustee shall, within three Business Days, deliver to the Rating Agencies the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; (ii) a Comparative Financial Status Report; (iii) a NOI Adjustment Worksheet, (iv) an Operating Statement Analysis report with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans and
(v) a Watch List Report. Not later than 2:00 P.M. New York time on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master

Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of such Determination Date: (i) the Delinquent Loan Status Report with respect to the Mortgage Loans that are Specially Serviced Mortgage Loans; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report;
(iv) an REO Status Report; and (v) a Watch List Report; and with respect to the Specially Serviced Mortgage Loans, the information required to be delivered by the Trustee to the Certificateholders pursuant to Section 4.02(a) (xi)(C) - (F),
(xiii) and (xiv)(B). Not later than 2:00 P.M. New York time on the second Business Day after each Determination Date, and to the extent it has received information from the Special Servicer, as applicable, the Master Servicer shall deliver to the Trustee such information as required to be delivered by the Trustee to the Certificateholders pursuant to Sections 4.02(a) (vi)(A),
(xi)(C) - (F), (xiii) and (xiv)(B).

                  (c) The Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Trustee with respect to the reports set forth in Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(b).

                  The Master Servicer or the Special Servicer, as applicable, shall, consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to each of the Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law. With respect to each Mortgaged Property and REO Property the Master Servicer will prepare and deliver an Operating Statement Analysis as set forth in Section 3.12(b) for the related Mortgaged Property or REO Property for or as of the end the prior calendar month together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property.

                  Within forty-five days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  The Master Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property. The Operating Statement Analysis report for each Mortgaged Property is to be updated by the Master Servicer and such updated report shall be delivered in electronic format to the Trustee within forty-five days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. The Master Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed in electronic format and delivered to the Trustee within thirty days after receipt of the necessary information.

                  SECTION 3.13.             Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Controlling Class Representative, the Underwriter, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 2000, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

                  SECTION 3.14.             Reports by Independent Public
                                            Accountants.

                  On or before April 30 of each year, beginning April 30, 2,000 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Underwriter, the Rating Agencies, the Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 1999) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

                  SECTION 3.15.             Access to Certain Information.

                  (a) Upon ten days prior written notice, to the extent such items are not in the Trustee's possession the Master Servicer (with respect to the items in clauses (a), (b), (c), (d) and (h) below), the Special Servicer (with respect to the items in clauses (e), (f), (g), (h) and

(i) below) and the Trustee to the extent any such items are in its possession, shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of The Chase Manhattan Bank, at its Corporate Trust Office, except with respect to item (g), which will be maintained at its offices in New York or Texas), during normal business hours, for review by any Certificateholder or any person identified by a Holder or its designated agent in writing to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of such an interest, the Trustee, the Rating Agencies, the Underwriter and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Statements to Certificateholders delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer or the Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a) hereof, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer or the Master Servicer and (h) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request at the expense of the requesting party and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit W-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit W-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee pursuant to this Section
3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Controlling Class Representative, the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Special Servicer or any Sub-Servicer, as the case may be, designated by it.

                  The Trustee, the Master Servicer, the Special Servicer and the Underwriter may require payment from the related Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

                  (b) The Trustee will make available each month, to any interested party, the Statement to Certificateholders via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, pursuant to the terms of one or more written agreements (each an "Internet Disclosure Agreement") that may be entered into after the date hereof, between the Depositor on the one hand and the Trustee on the other hand, the Trustee may make available certain information, reports and documents with respect to the Mortgage Loans and the transactions contemplated hereby, including, without limitation, the CSSA Loan File Report, the CSSA Property File Report and the reports contemplated by Section 3.12(c), on the Trustee's internet website. None of the Depositor, the Master Servicer or the Trustee possesses any obligation to enter an Internet Disclosure Agreement. The Trustee will not post or disclose information, reports, data files or documents with respect to the Mortgage Loans and the transactions contemplated hereby unless it is expressly permitted to post such information pursuant to the terms hereof or pursuant to the terms of an Internet Disclosure Agreement. Provided that each of the Master Servicer, the Special Servicer and the Trustee prepare and disseminate all information and reports pursuant to the terms of this Agreement, none of the Master Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of such information or reports. The Trustee's website will be located at "www.globaltrustservices.com". The Trustee's electronic bulletin board may be accessed by calling (800) 204-2737 or
(713) 216-2933 for loan level information, and interested parties may request such information by calling (212) 946-3471. For assistance with regard to the above-mentioned services, Certificate Owners may call (212) 946-3246.

                  If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  SECTION 3.16.             Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the end of such third succeeding calendar year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding calendar year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to exceed $10,000 with respect to each such REO Property or to cover a period of more than twelve months.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

                  SECTION 3.17.             Management of REO Property.

                  (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                           (i) None of the income from Directly Operating such
                  Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                           (ii) Directly Operating such Mortgaged Property as an
                  REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                           (iii) It is reasonable to believe that Directly
                  Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially reasonable, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer and the Controlling Class Representative of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer and the Controlling Class Representative of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective

                  Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with
                  Section 10.01(f).

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii), consult with counsel.

                  (b) Subject to Section 3.17(a)(iii), if title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), either result in the receipt by REMIC I, REMIC II or REMIC III of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

                           (i) all insurance premiums due and payable in
                  respect of such REO Property;

                           (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon;

                           (iii) any ground rents in respect of such REO
                  Property; and

                           (iv) all costs and expenses necessary to maintain,
                  lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO Property, the Master Servicer shall, pursuant to the procedures and limitation set forth in

Section 3.01, make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i)  the terms and conditions of any such
                  contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which
                  shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                           (iii) except as permitted under Section 3.17(a), any
                  such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner,
                  (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
                  (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                           (iv) none of the provisions of this Section 3.17(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                           (v) the Special Servicer shall be obligated with
                  respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

                  SECTION 3.18.             Sale of Mortgage Loans and REO
                                            Properties.

                  (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a), 2.02(b) and 9.01.

                  (b) Subject to Sections 2.03(a) and 2.02(b), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee, the Majority Subordinate Certificateholder and the Master Servicer. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.

                  (c) If the Majority Subordinate Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Master Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

                  (d) The Special Servicer may, subject to Section 6.11, offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. The Majority Subordinate Certificateholder, the Master Servicer and the Special Servicer may offer to purchase any such Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.18(d).

                  Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

                  The Special Servicer shall, subject to Section 6.11, use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by
Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                  The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared at the expense of the Trust Fund by an Independent Appraiser, retained by the Special Servicer. The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding, or if the Master Servicer and the Special Servicer are affiliated, by the Trustee; provided, if the Trustee selects an MAI appraiser, the Trustee shall be deemed to have satisfied its obligation to select an appraiser. The Special Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Master Servicer has informed it that the Master Servicer intends to submit a bid. Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall be deemed to constitute a fair price.

                  (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee for the benefit of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith (other than in connection with a purchase by the Majority Subordinate Certificateholder where such Majority Subordinate Certificateholder is the Special Servicer or an Affiliate of the Special Servicer), the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

                  (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). In addition, the Special Servicer may accept a lower bid (from any person or entity other than itself or an Affiliate), if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

                  SECTION 3.19.             Additional Obligations of Master
                                            Servicer.

                  The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the aggregate of any Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period (but only up to the sum of (i) a portion of the Master Servicing Fee for the related Collection Period equal to
 .01% per annum on a Mortgage Loan on an aggregate basis and (ii) any Prepayment Interest Excess received during such Collection Period); provided, however, that to the extent the Master Servicer accepts a prepayment on any day other than the Due Date and the applicable Mortgage Loan documents only permit the Mortgagor to make a prepayment on the Due Date, the Master Servicer shall deposit an amount equal to the sum of (i) the entire aggregate Master Servicer Fee payable to the Master Servicer for the related Collection Period plus (ii) any Prepayment Interest Excess received during such Collection Period.

                  SECTION 3.20.             Modifications, Waivers, Amendments
                                            and Consents.

                  (a) Subject to Sections 3.20(b) through 3.20(l) below and
Section 6.11, the Master Servicer or the Special Servicer may, on behalf of, and for the benefit of, the Trust Fund, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

                  (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. In addition, neither the Master Servicer nor Special Servicer shall be required to seek the consent of any Certificateholder or obtain a Nondisqualification Opinion in order to approve certain routine modifications, waivers or amendments of the Loan Documents, including: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents); (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; and (iv) any other modifications, waivers or amendments which the Master Servicer determines, in accordance with the Servicing Standard; provided, that the Master Servicer has reasonably determined that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise adversely affect the REMIC status of either REMIC Pool (which may, at the option of the Servicer, be evidenced by a Nondisqualification Option), (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

                  (c) Except as provided in 3.20(d) and the last sentence of
Section 3.02(a), the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

                           (i) affect the amount or timing of any related
                  payment of principal, interest or other amount (including Prepayment Premiums, but excluding default interest and amounts payable as additional servicing compensation) payable thereunder;

                           (ii) affect the obligation of the related Mortgagor
                  to pay a Prepayment Premium or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                           (iii) except as expressly contemplated by the related
                  Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released;

                           (iv) in the judgment of the Master Servicer or the
                  Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

                  (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d) and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium,

(ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a principal prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the sole, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the Standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

                  In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its scheduled maturity and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been 30 days delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitations of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease, extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease, including renewal options; or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

                  The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph, and clause (ii) of the third paragraph, of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

                  (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

                  (f) The Master Servicer or Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                  (g) The Master Servicer or Special Servicer (with respect to Specially Serviced Mortgage Loans) shall notify the Master Servicer and the Trustee, and the Trustee shall notify the Controlling Class Representative, the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be sent to the Controlling Class Representative and otherwise be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

                  (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to defease the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify the Trustee and the Trustee shall notify each Rating Agency, the

Controlling Class Representative and the Underwriter in writing of the request to defease a Mortgage Loan, and (c) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such pledge, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3.

                  Notwithstanding the above, except as provided in the Mortgage Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor (other than a new entity that will hold the Defeasance Collateral) on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), or (iv) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the ratings then assigned by it to any Class of Certificates.

                  (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                           (i) Approving routine leasing activity (including any
                  subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property; and

                           (ii) Approving a change of the property manager at
                  the request of the related Mortgagor provided that the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties.

                  (j) With respect to a Mortgage Loan secured by a Mortgaged Property which is a hospitality property and to the extent the related loan documents do not prohibit, neither the Master Servicer nor the Special Servicer shall consent to any change in the franchise affiliation of such Mortgaged Property without receiving (i) the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates and (ii) approval of the Controlling Class Representative.

                  (k) The Master Servicer or the Special Servicer, as applicable, shall provide written notices to the Controlling Class Representative of any waiver, amendment or modification of any Lease Enhancement Policy. With respect to any Mortgage Loan that, at the time of determination, has a Stated Principal Balance either (i) in excess of 5% of the Stated Principal Balance of all the Mortgage Loans or (ii) in excess of $20 million the Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy without (i) receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates or the prior written consent of each Rating Agency and (ii) the approval of the Controlling Class Representative, which if not received by the Master Servicer or the Special Servicer, as applicable, within ten Business Days of delivery of the related notice, shall be deemed to be given; provided, the Controlling Class Representative may not unreasonably withhold such approval and may not cause the Master Servicer or Special Servicer, as applicable, to violate any terms of this Agreement or any other agreement contemplated hereby. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

                  (l) The Master Servicer or the Special Servicer, as applicable, shall provide written notice to the Controlling Class Representative of the incurrence of subordinated or secured liens on a Mortgaged Property. Neither the Master Servicer nor the Special Servicer may approve of the incurrence of subordinated or secured liens on a Mortgaged Property without (i) the prior written confirmation of the Rating Agencies that such action would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the Certificates and (ii) the approval of the Controlling Class Representative, which if not received by the Master Servicer or the Special Servicer, as applicable, within ten Business Days of delivery of the related notice, shall be deemed to be given; provided, the Controlling Class Representative may not unreasonably withhold such approval and may not cause the Master Servicer or Special Servicer, as applicable, to violate any terms of this Agreement or any other agreement contemplated hereby.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                                            Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof to the Special Servicer and the Trustee, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of determining that a Servicing Transfer Event has occurred; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof to the Master Servicer and the Trustee, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                  (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer, each Rating Agency and the Controlling Class Representative (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii) and (xxiv) of
Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

                  SECTION 3.22.             Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:

                  (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (unless the Sub-Servicer under such Sub-Servicing Agreement was a Sub-Servicer as of the Closing Date);
(iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by
Section 3.20 hereof without the consent of such Special Servicer, and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund other than those specifically set forth in the related Mortgage Loan documents. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Notwithstanding the foregoing, however, third party contractors of the Master Servicer or Special Servicer for incidental ministerial functions shall not be considered Sub-Servicers and shall not be subject to this Section 3.22, provided that the Master Servicer and the Special Servicer shall remain responsible for the actions of such contractors and shall pay the fees and expenses of such contractors unless otherwise provided in this Agreement.

                  (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and
(ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default) and no successor Master Servicer or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder or, in the case of the Special Servicer, no replacement Special Servicer has been designated pursuant to Section 6.09, then the Trustee or its designee shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee elects to terminate any such Sub-Servicing Agreement, which election may be made with or without cause unless the Sub-Servicing Agreement is in effect as of the Closing Date, in which event the Sub-Servicing Agreement may only be terminated upon the occurrence of an event of default (as defined in the applicable Sub-Servicing Agreement). Any termination fee payable to any Sub-Servicer pursuant to any Sub-Servicing Agreement shall not be the obligation of either the Trustee or the Trust Fund. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

                  SECTION 3.23. Representations, Warranties and Covenants of Master Servicer and Special Servicer.

                  (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                           (i) The Master Servicer is a corporation, duly
                  organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                           (ii) The execution and delivery of this Agreement by
                  the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Master Servicer has the full power and
                  authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Master Servicer is not in violation of, and
                  its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                           (vi) No litigation is pending or, to the best of the
                  Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                           (vii) Each officer, director, employee, consultant or
                  advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by
                  Section 3.07(c).

                           (viii) The net worth of the Master Servicer (or, in
                  the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

                           (ix) Any consent, approval, authorization or order of
                  any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                           (x) The Master Servicer possesses all insurance
                  required pursuant to Section 3.07(c) of this Agreement.

                           (xi) The Master Servicer acknowledges and agrees that
                  the Servicing Fee represents no more than reasonable compensation for the services being provided by the Master Servicer and that such Servicing Fee paid to the Master Servicer shall be treated for accounting and tax purposes by the Master Servicer as compensation for the servicing and administration of the Mortgage Loans.

                           (xii) The Master Servicer has examined each existing
                  Sub-Servicing Agreement, and is familiar with the terms thereof and the terms of such Sub-Servicing Agreements are and will not be materially inconsistent with the provision of this Agreement.

                  (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

                           (i) The Special Servicer is a Texas corporation, duly
                  organized, validly existing and in good standing under the laws of the State of Texas, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                           (ii) The execution and delivery of this Agreement by
                  the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) The Special Servicer has the full power and
                  authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (v) The Special Servicer is not in violation of, and
                  its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                           (vi) No litigation is pending or, to the best of the
                  Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                           (vii) Each officer, director and employee of the
                  Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                           (viii) Any consent, approval, authorization or order
                  of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                           (ix) The Special Servicer possesses all insurance
                  required pursuant to Section 3.07(c) of this Agreement.

                           (x) The Special Servicer acknowledges and agrees that
                  the Special Servicing Fee represents reasonable compensation for the services being provided by the Special Servicer and that the Special Servicer shall treat the entire Special Servicing Fee for accounting and tax purposes as compensation for the servicing and administration of any Specially Serviced Mortgage Loans and REO Loans.

                           (xi) The Special Servicer has examined each existing
                  Sub-Servicing Agreement, if any, and is familiar with the terms thereof and the terms of such Sub-Servicing Agreements will not be materially inconsistent with the provisions of this Agreement.

                  (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

                  (d) The Master Servicer covenants, to the best knowledge of the Master Servicer which knowledge may be based upon information obtained from vendors who have responded to inquiries by the Master Servicer and/or from information obtained by the Master Servicer from sources which the Master Servicer reasonably believes are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer, which the Master Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed, purchased or licensed by the Master Servicer properly exchange date data. A breach of the covenant set forth in this Section 3.23(d) shall constitute an Event of Default pursuant to Section 7.01(xi) and such Event of Default shall be the sole remedy against the Master Servicer for the breach of this covenant.

                  (e) The Special Servicer hereby covenants, to the best knowledge of the Special Servicer which knowledge may be based upon information obtained from vendors who have responded to inquiries by the Special Servicer and/or from information obtained by the Special Servicer from sources which the Special Servicer reasonably believes are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer, which the Special Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed, purchased or licensed by the Special Servicer properly exchange date data. A breach of the covenant set forth in this Section 3.23(e) shall constitute an Event of Default pursuant to Section 7.01(xi) and such Event of Default shall be the sole remedy against the Special Servicer for the breach of this covenant.

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01.             Distributions.

                  (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based solely on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (viii), in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

                           (i) to distributions of interest to the Holders of
                  the Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (ii) to distributions of principal to the Holders of
                  the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                           (iii) after the Class Principal Balance of the Class
                  A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

                           (iv) after the Class Principal Balance of the Class
                  A-2 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 and Class A-2 Certificates pursuant to any prior clause of this Section 4.01(a));

                           (v) to distributions to the Holders of the Class A-1
                  Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in accordance with the outstanding Class Principal Balances of each such Classes of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (vi) to distributions of interest to the Holders of
                  the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (vii) after the Class Principal Balances of the Class
                  A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire

                  Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (viii) to distributions to the Holders of the Class B
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (ix) to distributions of interest to the Holders of
                  the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

                           (x) after the Class Principal Balance of the Class B
                  Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xi) to distributions to the Holders of the Class C
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xii) to distributions of interest to the Holders of
                  the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xiii) after the Class Principal Balance of the Class
                  C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xiv) to distributions to the Holders of the Class D
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xv) to distributions of interest to the Holders of
                  the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xvi) after the Class Principal Balance of the Class
                  D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xvii) to distributions to the Holders of the Class E
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xviii) to distributions of interest to the Holders
                  of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xix) after the Class Principal Balance of the Class
                  E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xx) to distributions to the Holders of the Class F
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xxi) to distributions of interest to the Holders of
                  the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxii) after the Class Principal Balance of the Class
                  F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xxiii) to distributions to the Holders of the Class
                  G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xxiv) to distributions of interest to the Holders of
                  Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxv) after the Class Principal Balance of the Class
                  G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xxvi) to distributions to the Holders of the Class H
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xxvii) to distributions of interest to the Holders
                  of Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxviii) after the Class Principal Balance of the
                  Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                           (xxix) to distributions to the Holders of the Class J
                  Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                           (xxx) to distributions of interest to the Holders of
                  Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                           (xxxi) after the Class Principal Balance of the Class
                  J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 4.01(a));

                           (xxxii) to distributions to the Holders of the Class
                  K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

                           (xxxiii) to distributions to the Holders of the Class
                  R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxii) above.

                  After the Certificate Balance of the Subordinate Certificates has been reduced to zero, distributions of principal will be made in respect of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata.

                  (b) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amount on deposit therein that represents Prepayment Premiums actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute such amount in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and IO Certificates, as additional interest, as follows: Until the aggregate Certificate Principal Balance of the Sequential Pay Certificates has been reduced to zero, to the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, and Class G Certificates, then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date in the case of each Class thereof, in an amount equal to the amount of each such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The portion, if any, of the Prepayment Premium remaining after any such payments to the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, and Class G Certificates will be distributed to the Holders of the Class IO Certificates. The "Discount Rate" applicable to any Class of Sequential Pay Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as set forth in The Wall Street Journal. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

                  (c) On each Distribution Date, any Additional Interest collected during the related Collection Period and available in the Additional Interest Distribution Account shall be distributed to the Holders of the Class L Certificates.

                  (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, to the extent it is not required to dispose of such unclaimed funds otherwise in accordance with applicable state escheatment law, distribute the unclaimed funds to the Class R-I Certificateholder.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository.

                  (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                           (i) the Paying Agent expects that the final
                  distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                           (ii) no interest shall accrue on such Certificates
                  from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the first anniversary following delivery of the second notice, the Paying Agent shall dispose of all unclaimed funds and other assets in accordance with applicable state law.

                  (h) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code and may consult with counsel (the cost of which counsel shall be an expense of the Trust Fund) in connection therewith. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

                  (i) All distributions made in respect of any Class of Certificates (other than the Class IO Certificates and the Class L Certificate) on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; all interest distributions made in respect of each Component of the Class IO Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest corresponding to the Class of Certificates having the same alphabetical and numerical (if any) designation as such Component to the extent of one month's interest accrued at a rate equal to the Pass-Through Rate for such Component on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

                  (j) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of the Regular Certificates pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                           (i) as deemed distributions of interest in respect of
                  the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                           (ii) as deemed distributions of principal in respect
                  of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

                           (iii) as deemed distributions in respect of the REMIC
                  I Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses (with compounded interest), allocated to each such REMIC I Regular Interest.

                  Any Prepayment Premium distributed to any Class of Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium was received.

                  SECTION 4.02.             Statements to Certificateholders;
                                            CSSA Loan File Report.

                  (a) On each Distribution Date, the Trustee shall forward by mail (or by electronic transmission acceptable to the recipient) to all of the Holders of each Class of Regular Certificates, a statement (a "Statement to Certificateholders"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer, setting forth:

                           (i) the amount of the distribution on such
                  Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                           (ii) the amount of the distribution on such
                  Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

                           (iii) the amount of the distribution on such
                  Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

                           (iv) the amount of the distribution on such
                  Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                           (v) the Available Distribution Amount for such
                  Distribution Date;

                           (vi) (a) the aggregate amount of P&I Advances made in
                  respect of such Distribution Date pursuant to Section 4.03(a) (with a detail of the amount by which such P&I Advances were reduced as a result of any Appraisal Reduction Amount), including, without limitation, any amounts applied pursuant to
                  Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date and (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date;

                           (vii) the aggregate unpaid principal balance of the
                  Mortgage Pool outstanding as of the close of business on the related Determination Date;

                           (viii) the aggregate Stated Principal Balance of the
                  Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

                           (ix) the number, aggregate principal balance,
                  weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                           (x) the number, aggregate unpaid principal balance
                  (as of the close of business on the related Determination
                  Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced and (E) and Specially Series Mortgage Loans;

                           (xi) as to each Mortgage Loan referred to in the
                  preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (E) if an Environmental Assessment of the related Mortgaged Property has been performed as contemplated by Section 3.09(c) and the assessment is such that the Special Servicer cannot make the determination set forth in clauses
                  (i) and (ii) of the first sentence of Section 3.09(c), a brief description of the results of such Environmental Assessment, and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related Mortgagor;

                           (xii) with respect to any Mortgage Loan as to which a
                  Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

                           (xiii) with respect to each REO Property included in
                  the Trust Fund as of the close of business on the related Determination Date, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition of such REO Property by the Trust Fund, (C) the book value (within the meaning of 12 C.F.R. ss. 571.13) of such REO Property, (D) the aggregate of all REO Revenues and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (E) the Stated Principal Balance of the related REO Loan immediately following such Distribution Date, and (F) a brief description of the Special Servicer's efforts since the last Distribution Date to stabilize the tenancy of such REO Property, to repair and restore such REO Property to marketable condition and to sell such REO Property at its then current fair market value;

                           (xiv) with respect to any REO Property included in
                  the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                           (xv) the Accrued Certificate Interest and
                  Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

                           (xvi) any unpaid Distributable Certificate Interest
                  in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                           (xvii) the Pass-Through Rate for each Class of
                  Regular Certificates for such Distribution Date;

                           (xviii) the Principal Distribution Amount for such
                  Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                           (xix) the aggregate of all Realized Losses incurred
                  during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                           (xix) the aggregate of all Realized Losses and
                  Additional Trust Fund Expenses that were allocated on such Distribution Date;

                           (xxi) the Class Principal Balance of each Class of
                  Regular Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                           (xxii) the Certificate Factor for each Class of
                  Regular Certificates immediately following such Distribution Date;

                           (xxii) the aggregate amount of interest on P&I
                  Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

                           (xxiv) the aggregate amount of interest on Servicing
                  Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

                           (xxv) the aggregate amount of servicing fees paid to
                  the Master Servicer and the Special Servicer during the related Collection Period;

                           (xxvi) a brief description of any waiver,
                  modification or amendment of the terms of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to Section 3.20 during the related Collection Period;

                           (xxvii) the amount of the distribution on such
                  Distribution Date to the holders of the Class L Certificates in respect of Additional Interest; and

                           (xxviii) the amounts, if any, actually distributed
                  with respect to the Class R-I Certificates, Class R-II Certificates and Class R-III Certificates on such Distribution Date.

                  In the case of information to be furnished pursuant to clauses
(i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special

Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

                  The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail to each Certificateholder, the Depositor, the Underwriter, the Controlling Class Representative, each Rating Agency and any other Person designated in writing by the Depositor (on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) or make available on the Trustee's Internet website on each Distribution Date, a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(b) and 3.12(c): (i) the Delinquent Loan Status Report, (ii) the Historical Loss Estimate Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Comparative Financial Status Report,
(vii) an Operating Statement Analysis and (viii) an NOI Adjustment Worksheet. The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, the Underwriter, the Depositor, each Rating Agency and each other Person that received a Statement to Certificateholders on such Distribution Date a hard copy (or by an electronic medium acceptable to the recipient) of the CSSA Loan File Report and the CSSA Property File Report containing information regarding each Mortgaged Property as of the end of the preceding calendar month. The Trustee also shall deliver the CSSA Loan File Report and CSSA Property File Report relating to any Distribution Date by electronic medium (including computer diskette) the Controlling Class Representative, to each Rating Agency and, upon written request, to the Underwriter and to any Certificateholder or Certificate Owner entitled to receive a hard copy thereof. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

                  The Trustee shall provide or make available a copy of each Comparative Financial Status Report that it receives from the Master Servicer to the Depositor, the Underwriter, the Controlling Class Representative and each Rating Agency promptly after its receipt thereof pursuant to Section 3.12(c). Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee shall deliver a copy of each NOI Adjustment Worksheet that it receives from the Master Servicer pursuant to Section 3.12(c) to the Depositor and each Rating Agency. The Trustee shall automatically deliver a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to each Rating Agency and the Underwriter on or before April 30th of such year. The Trustee shall provide or make available a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to the Depositor. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(i), (ii), (iii) and (iv) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                  On each Distribution Date, the Trustee shall provide or make available to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I and Class R-II and Class R III Certificates on such Distribution Date.

                  If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

                  The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                  (b) Not later than 2:00 P.M. on the second Business Day following each Determination Date the Master Servicer shall furnish to the Trustee, the Depositor, the Underwriter and the Rating Agencies, by electronic transmission (or in such other form to which the Trustee, the Underwriter or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow to the Underwriter and the Depositor not later than the third Business Day following such Determination Date and upon request, to the Trustee and the Rating Agencies, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date.

                  To the extent the Depositor or the Controlling Class Representative requires additional information not required pursuant to the terms of this Agreement, the Depositor or the Controlling Class Representative may request (which request may only be made one time per month unless an Event of Default has occurred and is continuing) of the Master Servicer or Special Servicer, as applicable, that such information be delivered to the Depositor or the Controlling Class Representative on the Distribution Date following the Depositor's or the Controlling Class Representative's reasonable request therefor (or if such request is made after the fourth Business Day preceding such Distribution Date, the next succeeding Distribution Date), to the extent such information is readily available to the Master Servicer or Special Servicer without additional cost or expense for which the Master Servicer or Special Servicer will not be reimbursed, the Master Servicer or the Special Servicer, as applicable, shall provide such information to the Trustee and the Trustee shall forward such information to the Rating Agencies.

                  In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Trustee may conclusively rely on the CSSA Loan File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

                  SECTION 4.03.             P&I Advances.

                  (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts held in the Certificate Account received after the Determination Date with respect to the related Collection Period or for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, or (ii) if such amounts are insufficient to discharge such obligation, subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy number 281-405-7132 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone number 281-405-7000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee as successor servicer in accordance with Section 7.02 shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (i) if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and any related Principal Recovery Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to (1) the product of (A) the amount of the interest component of the P&I Advance for such Mortgage Loan that would otherwise be required without regard to this clause (ii), multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan, plus (2) the principal amount of the P&I Advance for such Mortgage Loan.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee, the Controlling Class Representative and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination, related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                  (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to
Section 3.05(a), if default interest and late charges on the related Mortgage Loan shall be insufficient therefor, the Master Servicer shall be entitled to pay itself and the Trustee out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time compounded annually, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer as of the related P&I Advance Date.

                  SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

                  (a) On each Distribution Date, prior to the distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Regular Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Regular Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool to be outstanding immediately following such Distribution Date: first, to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the respective remaining Class Principal Balance of each such Class has been reduced to zero and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the outstanding Certificate Principal Balances of such Classes of Certificates, until the remaining Class Principal Balance of each such Class has been reduced to zero. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

                  (b) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Regular Certificates on any Distribution Date shall be deemed to have first been allocated to the corresponding class of REMIC II Regular Interest with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(j), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05.             Calculations.

                  The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                  SECTION 4.06.             Use of Agents.

                  The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility). The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under
Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.

                                    ARTICLE V
                                THE CERTIFICATES

                  SECTION 5.01.             The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-16; provided, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amount, as the case may be, as of the Closing Date of not less than $1,000 in the case of the Registered Certificates, and not less than $250,000 in the case of the Class F, Class G, Class H, Class J and Class K Certificates, and in each such case in integral multiples of $1 in excess thereof. Neither the Residual Certificates nor the Class L Certificates will have a Certificate Principal Balance or Certificate Notional Amount.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at 450 West 33rd Street, 8th Floor, New York, New York 10001, Attn.: Structured Finance Services -- CMBS) may prescribe, the Certificate Registrar shall provide for the registration of

Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee (if the Trustee is not the Certificate Registrar), the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

                  (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 hereto or as Exhibit F-3 hereto; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the prohibited transactions restrictions of Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided, that (i) such a transfer may be made to an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that the proposed transferee certifies that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may be made with respect to a Class F, Class G, Class H, Class J or Class K Certificate if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification affidavit in the form attached as Exhibit G hereto.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible
                           Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a pass-through interest holder".

                           (ii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, but not the obligation, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a qualified purchaser selected by the REMIC Administrator on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iii) The Certificate Registrar shall make available
                  to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information in its possession which is necessary to compute any tax imposed (A) as a result of the Transfer of a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                           (iv) The provisions of this Section 5.02(d) set forth
                  prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                                    (A) written confirmation from each Rating
                           Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

                  SECTION 5.03.             Book-Entry Certificates.

                  (a) Each Class of Registered Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05.             Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the

Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

                  SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

                  SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

                  Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; and
(ii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000.

                  SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and Special Servicer.

                  None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment;

provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach by such party of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall constitute a Servicing Advance, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of
Section 8.05.

                  SECTION 6.04. Resignation of Master Servicer and the Special Servicer; Assignment of Rights and Obligations

                  The Master Servicer and, subject to Section 6.09, the Special Servicer shall resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the

Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 7.02 hereof. Each of the Master Servicer and the Special Servicer shall have the right to resign at any other time and to assign its rights and obligations pursuant to this Agreement to a third party; provided, that, with respect to the successor to either the Master Servicer or the Special Servicer,
(i) each of the Rating Agencies confirms in writing that the successor's appointment or the assignment by the Master Servicer or Special Servicer, as the case may be, will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning or assigning party pays all costs and expenses in connection with such transfer,
(iii) the successor accepts appointment prior to the effectiveness of such resignation; and (iv) in the event of assignment by the Master Servicer to a third party, such third party satisfies all of the requirements for a successor Master Servicer set forth in Section 7.02(a).

                  Consistent with the foregoing and except as provided in the preceding paragraph, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder unless the requirements for resignation set forth in the immediately preceding paragraph are met. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall, except as otherwise provided herein, be payable to such successor.

                  SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

                  The Master Servicer and the Special Servicer shall each afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, each of the Master Servicer and, to the extent relevant to the performance of the Special Servicer's duties hereunder, the Special Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                  SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

                  The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

                    SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

                  The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

                  The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.09. Designation of Special Servicer by the Controlling Class.

                  The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation, provided, that the Controlling Class shall not re-appoint, or allow the continuing performance by, a Special Servicer who has resigned or otherwise ceased to serve as Special Servicer or as to which an Event of Default has occurred and the parties hereto have exercised their rights under section 7.02 hereof. Notwithstanding the foregoing, with respect to any Specially Serviced Mortgage Loan in respect of which the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class owns an economic interest in the related Mortgagor or is the lender of partnership debt to the related Mortgagor (the "Interested Holders"), the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Class of Sequential Pay Certificates (which meets the criteria set forth in clauses (a) and (b) of the definition of Controlling Class and the majority of the Voting Rights allocated thereto are not held by Interested Holders) shall appoint one or more Persons to act as alternative special servicer or alternative special servicers (in each case meeting the requirements set forth in Section 6.02) with respect to such Specially Serviced Mortgage Loans and vest in such Person or Persons, in such capacity, such powers, duties and obligations of the Special Servicer with respect to such Specially Serviced Mortgage Loans, and such Holder or Holders shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Trustee. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. Any costs or expenses incurred in connection with the replacement by such Holder or Holders of any Special Servicer previously appointed by such Holder or Holders, for which the circumstances of such replacement are other than those resulting from the resignation or termination of the Special Servicer pursuant to Sections 6.04 and 7.01, respectively, or the appointment of an alternative special servicer shall be borne by the Controlling Class. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity the Trustee shall utilize its best efforts to designate a successor Special Servicer meeting the requirements set forth in Sections 6.02 and 7.02. The designated Person shall become the Special Servicer on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person and (ii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms (subject to customary bankruptcy and insolvency qualifications). Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning or terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, including, without limitation, any Principal Recovery Fee or proportionate share thereof, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

                  SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

                  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with the same rights it would have (except as otherwise set forth in the definition of "Certificateholder") if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice within ten Business Days, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within fifteen (15) days after the expiration of such notice period, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                  SECTION 6.11.             The Controlling Class
                                            Representative.

                  The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances as described herein. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within ten Business Days after receipt of such notice (provided that if such written notice has not been received by the Special Servicer within ten Business Days, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                  (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust
         Fund);

                  (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

                  (v) any acceptance of substitute or additional collateral or release of collateral for a Mortgage Loan, except as otherwise required under the Mortgage Loan documents;

                  (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                  (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan; and

                  (viii) any acceptance of a discounted pay-off.

                  In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that no such direction or approval rights provided in this Section 6.11 may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder. Any reasonable out-of-pocket expenses incurred by the Special Servicer in connection with its obtaining the approval of the Controlling Class Representative shall be treated as a Servicing Advance and the Special Servicer shall be entitled to reimbursement in respect thereof pursuant to Section 3.05(a).

                  In the event the Special Servicer determines that any direction or objection of the Controlling Class Representative would cause the Special Servicer to violate this Agreement, expose the Master Servicer, the Special Servicer, the Trust Fund or Trustee to liability or materially expand the scope of the Special Servicer's responsibilities, the Special Servicer shall notify the Controlling Class Representative. The sole remedy of the Controlling Class Representative shall be to seek removal of the Special Servicer and the Special Servicer shall have no other liability with respect to such action. Any such removal shall be deemed a removal of the Special Servicer without cause.

                  The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the exercise of its rights or by reason of reckless disregard in the exercise of its rights. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative will have no liability whatsoever for having so acted.

                                   ARTICLE VII
                                     DEFAULT

                  SECTION 7.01.             Events of Default.

                  (a) "Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure by the Master Servicer to deposit
                  into the Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into the Additional Interest Distribution Account or the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or distributed by it under this Agreement; or

                           (ii) any failure by the Special Servicer to deposit
                  into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement; provided; however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

                           (iii) any failure on the part of the Master Servicer
                  or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, with respect to any failure which is not reasonably curable within such 30-day period, the Master Servicer and the Special Servicer, as applicable, shall have an additional 30-day period to effect a cure, so long as it has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued and is continuing to diligently pursue a cure; or

                           (iv) any breach on the part of the Master Servicer or
                  the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                           (v) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (vi) the Master Servicer or the Special Servicer
                  shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (vii) the Master Servicer or the Special Servicer
                  shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                           (viii) the consolidated net worth of the Master
                  Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                           (ix) if the Master Servicer or Special Servicer, as
                  applicable, is not considered an "approved servicer" by Standard & Poor's, or the Trustee shall have received a written notice from Moody's (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer as the case may be) to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be qualified, downgraded or withdrawn and the Trustee shall not have received a subsequent notice from Moody's (within 90 days of receipt of the first notice) indicating anything to the contrary (and upon the 91st day the provisions of Section 7.01(b) shall apply); or

                           (x) the Master Servicer shall fail to remit to the
                  Paying Agent for deposit into the Distribution Account by 4:00 p.m. on any P&I Advance Date, the full amount of P&I Advances required to be made on such date; provided, however, that if such failure to remit by 4:00 p.m. on any P&I Advance Date occurs only once in any consecutive twelve month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

                           (xi) the Master Servicer or the Special Servicer
                  shall breach the covenant set forth in Section 3.23(d) or 3.23(e), respectively.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

                  (b) If any Event of Default described in clauses (i) - (x) and clause (xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided that, if GE Capital Loan Services, Inc. is terminated as initial Master Servicer hereunder, such termination shall not preclude GE Capital Loan Services, Inc. from servicing, subject to Section 3.22, as a Sub-Servicer in respect of the Mortgage Loans. If an Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto) and the Rating Agencies, terminate all of the rights (except as set forth below) and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

                  (c) The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) in the case of the Master Servicer, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, the Additional Interest Distribution Account or a Servicing Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Master Servicer with respect to any Mortgage Loan or (ii) in the case of the Special Servicer, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account or a Servicing Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

                  (d) Any cost or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer or the Trustee pursuant to
Section 7.01(c) shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(x) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by a Responsible Officer of the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02.             Trustee to Act; Appointment of
                                            Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the

Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(x), the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances; and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03.             Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has written notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04.             Waiver of Events of Default.

                  The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except with respect to an Event of Default pursuant to Section 7.01(a)(ix) for which the sole remedy shall be the termination of the Master Servicer (other than any obligations of the Master Servicer pursuant to Section 7.02) and as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Except as expressly provided in Article VIII, under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

                  SECTION 8.01.             Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II) to the extent specifically set forth herein, shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                           (iv) The protections, immunities and indemnities
                  afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

                  SECTION 8.02.             Certain Matters Affecting Trustee.

                  Except as otherwise provided in Section 8.01.

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

                  (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

                  (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

                  SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the

Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  SECTION 8.04.             Trustee May Own Certificates.

                  The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

                  SECTION 8.05.             Fees and Expenses of Trustee;
                                            Indemnification of Trustee.

                  (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee shall accrue from time to time at a rate equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Principal Balance of the Certificates. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein.

The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

                  SECTION 8.06.             Eligibility Requirements for
                                            Trustee.

                  The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by each Rating Agency other than Moody's and "Aa3" by Moody's or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

                  SECTION 8.07.             Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the

Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail, if the Trustee is the Paying Agent (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b) or 4.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08.             Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11.             Appointment of Custodians.

                  The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

                  SECTION 8.12.            Appointment of Authenticating Agents.

                  (a) The Trustee may appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The initial Authenticating Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating

Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 8.13.             Appointment of Paying Agent.

                  The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A"

(or its equivalent) by each of Standard & Poor's and Moody's, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The Trustee may enter into agreements to appoint a Paying Agent which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  SECTION 8.14.             Appointment of REMIC Administrators.

                  (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17 and 10.01 herein. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.

                  (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

                  (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 8.15.             Access to Certain Information.

                  The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  In connection with providing access to or copies of the documentation described in the preceding paragraph, the Trustee shall require:
(a) in the case of Certificate Owners, a confirmation executed by the requesting Person (in a form reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book Entry Certificates and will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person (in the form reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  SECTION 8.16. Representations, Warranties and Covenants of Trustee.

                  (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or
(y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

                           SECTION 8.17. Reports to the Securities and Exchange Commission; Available
                                            Information.

                  The Depositor shall prepare for filing, and the Trustee shall execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor, the Master Servicer and the Controlling Class Representative a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

                                   ARTICLE IX
                                   TERMINATION

                  SECTION 9.01.    Termination Upon Repurchase or
                                   Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Majority Subordinate Certificateholder, or if not purchased by such Person, the Depositor, the Master Servicer or the Special Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer or the Special Servicer, as the case may be, together with any interest accrued and payable to the Master Servicer or the Special Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and
(B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, or (ii) the Rated Final Distribution Date specified in Section 10.01(e).

                  The Majority Subordinate Certificateholder, or if not purchased by such Person, the Depositor, the Master Servicer or the Special Servicer may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon written confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Majority Subordinate Certificateholder, the Master Servicer (or its designee), the Special Servicer or the Depositor (or its designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis. The out-of-pocket expenses incurred by the Master Servicer in connection with a termination pursuant to this Section shall constitute a Servicing Advance.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or Depositor's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month to the extent a Responsible Officer of the Trustee has knowledge of such termination, but in any event not less than five days prior to such final Distribution Date, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

                  (i) to distributions of interest to the Holders of the Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount equal to the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date;

                  (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount equal to the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date;

                  (iv) after the Class Principal Balance of the Class A-2 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount equal to the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date;

                  (v) to distributions to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in an amount equal to, and pro rata in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such Holders for such Realized Losses and Additional Trust Fund Expenses, if any, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (vi) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (vii) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

                  (viii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (ix) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (x) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

                  (xi) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xii) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

                  (xiv) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund

         Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

                  (xvii) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xviii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xix) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

                  (xx) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxi) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

                  (xxiii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxiv) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

                  (xxvi) to distributions to the Holders of the Class H, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxvii) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxviii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

                  (xxix) to distributions to the Holders of the Class J, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxx) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

                  (xxxii) to distributions to the Holders of the Class K, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

                  (xxxiii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxii) above.

                  After the Certificate Balance of the Subordinate Certificates has been reduced to zero, distributions of principal will be made in respect of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata.

                  Any Prepayment Premiums on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Regular Certificates, and any Additional Interest on deposit in the Additional Interest Distribution Account as of the final Distribution Date shall be distributed to the Holders of Class L Certificates, in accordance with Sections 4.01(b) and 4.01(c), respectively. Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If, within one year after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-I Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject thereto (to the extent it is not required to dispose of such unclaimed funds and assets otherwise in accordance with applicable state escheatment law.)

                  All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(i).

                  SECTION 9.02.             Additional Termination Requirements.

                  (a) If the Majority Subordinate Certificateholder the Depositor, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Special Servicer or the Depositor, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator and, in the case of Majority Subordinate Certificateholder or the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee, the REMIC Administrator and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (i) the REMIC Administrator shall specify the first
                  day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained by the purchasing party at the expense of such purchasing party;

                           (ii) during such 90-day liquidation period and at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I Majority Subordinate Certificateholder, to the Master Servicer or the Depositor, as applicable, for cash; and

                           (iii) at the time of the making of the final payment
                  on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X
                           ADDITIONAL REMIC PROVISIONS

                  SECTION 10.01.            REMIC Administration.

                  (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates (or in the case of the Class IO Certificates, each of its Components) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

                  (d) Each Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided, that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC
III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

                  (e) Solely for purposes of Treasury Regulations Sections 1.860G-1(a)(4)(iii), December 15, 2030, has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Certificates (or in the case of the Class IO Certificates, each of its Components).

                  (f) The Trustee shall pay any and all ordinary tax-related expenses of any of REMIC I, REMIC II or REMIC III from the Trust Fund. Any taxes, penalties, interest or extraordinary expenses including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any of REMIC I,

REMIC II or REMIC III that involve the Internal Revenue Service or state or local taxing authorities will (to the extent not payable by a specified Person pursuant to Section 10.01(j)) be expenses of the Trust Fund.

                  (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The ordinary expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

                  (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

                  (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition, except as provided in Section 3.17(a)(iii), an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instruments of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses
(ii) - (vi) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

                  (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

                  (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (n) Except in connection with Section 3.17(a)(iii), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor, to the extent it is within its control, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.            Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided, that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment will not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates.

                  (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

                  (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

                  SECTION 11.02.            Recordation of Agreement;
                                            Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03.            Limitation on Rights of
                                            Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, and without receiving notice to the contrary from Holders of

Certificates entitled to at least 25% of the Voting Rights, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.            Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of law principles.

                  SECTION 11.05.            Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: the Secretary, with a copy to the treasurer, facsimile number: 212-449-0735; (ii) in the case of the Master Servicer, GE Capital Loan Services, Inc., 363 N. Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attention: Portfolio Manager Merrill Lynch Mortgage Pass-Through Certificates, Series 1998-C3, facsimile number: 281-405-7132;
(iii) in the case of the Special Servicer, GE Capital Realty Group, Inc., 16479 Dallas Parkway, Suite 400, Addison, Texas 75001, Attention: Legal Department - Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, facsimile number 972-447-2647; (iv) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 8th Floor, New York, New York 10001, Attn: Structured Finance Services - CMBS, facsimile number 212-946-8191; and (v) in the case of the Rating Agencies, (A) Moody's Investors Service,
Inc., 99 Church Street, New York, New York 10007, Attention: CMBS Monitoring; facsimile number: 212-553-1350; and (B) Standard & Poor's Ratings Group,
25 Broadway, New York, New York 10004, Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number: 212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.            Grant of a Security Interest.

                  The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

                  SECTION 11.08.        Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other Person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.09.            Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.10.            Notices to and From Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                     (i)  any material change or amendment to this Agreement;

                     (ii) the occurrence of any Event of Default that has not been cured;

                    (iii) the resignation or termination of the Master Servicer or the Special Servicer;

                           (iv) the repurchase or substitution of Mortgage Loans
                  by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement;

                           (v)  any change in the location of the
                  Distribution Account;

                           (vi) the final payment to any Class of
                  Certificateholders; and

                           (vii) each of its inspection reports described in
                  Section 3.12(a) and the statements and reports described in
                  Section 3.12(b), 3.12(c) and 3.12(d).

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i)  the resignation or removal of the Trustee; and

                           (ii) any change in the location of the Certificate
Account.

                  (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege attached to such information. The Special Servicer may attach any reasonable disclaimer it deems appropriate to such information.

                  (d) To the extent applicable and not previously delivered, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                           (i) each of its annual statements as to compliance
                  described in Section 3.13;

                           (ii) each of its annual independent public
                  accountants' servicing reports described in Section 3.14; and

                           (iii) any Officers' Certificate delivered by it to
                  the Trustee pursuant to Section 4.03(c) or 3.08.

                  (e) The Trustee shall (i) deliver to each Rating Agency the items described in Section 3.15 and Section 4.02(a) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or
Section 7.03(b).

                  SECTION 11.11.            Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of

Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                          MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                              Depositor

                                            By: /s/ Michael M. McGovern
                                               ---------------------------
                                            Name: Michael M. McGovern
                                            Title: Authorized Signatory

                                          GE CAPITAL LOAN SERVICES, INC.
                                              Master Servicer

                                            By: /s/ Shari Hartwell-Cook
                                               --------------------------
                                            Name: Shari Hartwell-Cook
                                            Title: Senior Vice President

                                          GE CAPITAL REALTY GROUP, INC.
                                               Special Servicer


                                            By: /s/ Bruce D. Wheeless
                                               ---------------------------
                                            Name: Bruce D. Wheeless
                                            Title: Vice President

                                           THE CHASE MANHATTAN BANK
                                                Trustee

                                            By: /s/ Thomas J. Provenzano
                                               ---------------------------
                                            Name: Thomas J. Provenzano
                                            Title: Vice President

                                  EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATE

               CLASS A-1 MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class A-1
Rate: ___% per annum                        Certificates as of the Closing Date: $129,870,000

Date of Pooling and Servicing               Initial Certificate Principal Balance of this
Agreement:  December 1, 1998                Class A-1 Certificate as of the Closing
                                            Date: $______

Closing Date:  December __, 1998            Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $638,408,606

First Distribution Date:
January 15, 1999

Master Servicer:                            Trustee:
GE Capital Loan Services, Inc.              The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                             CUSIP No. 589929 SW9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 AND CLASS A-3 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected

Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK,
                                                       as Certificate Registrar



                                                       By:
                                                          ----------------------
                                                          Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:
                                                          ----------------------
                                                          Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Dated:


                                           ------------------------------------
                                           Signature by or on behalf of Assignor



                                           ------------------------------------
                                           Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions  shall,  if  permitted,  be made by wire

transfer  or  otherwise,  in  immediately available funds, to _________________

_______________________________________________________________________________

for the account of ____________________________________________________________

_______________________________________________________________________________.



                  Distributions made by check (such check to be made

payable to _______________________________) and all  applicable  statements and notices should be mailed to ___________________________________________________

_______________________________________________________________________________.


                  This information is provided by _____________________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-2

                         FORM OF CLASS A-2 CERTIFICATE

               CLASS A-2 MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                           Class Principal Balance of the Class A-2
Rate:  ___% per annum                  Certificates as of the Closing Date:
                                       $75,490,000

Date of Pooling and Servicing          Initial Certificate Principal Balance of
Agreement:  December 1, 1998           this Class A-2 Certificate as of the
                                       Closing Date: $______

Closing Date:  December __, 1998       Aggregate Stated Principal
                                       Balance of the Mortgage Loans
                                       as of the Cut-Off Date:
                                       $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                       Trustee:
GE Capital Loan Services, Inc.         The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                        CUSIP No. 589929 SX7

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF CLASS A-2 CERTIFICATES, THE CLASS A-1 AND THE CLASS A-3 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected

Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK,
                                                       as Certificate Registrar



                                                       By:______________________
                                                          Authorized Officer




                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent


                                                      By:______________________
                                                         Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

______________________________________________________________________________

_______________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________



Dated:

                                           ____________________________________
                                           Signature by or on behalf of Assignor


                                           ____________________________________
                                           Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________

_______________________________________________________________________________

for the account of ____________________________________________________________

_______________________________________________________________________________.



                  Distributions made by check (such check to be made

payable to _________________________________) and all applicable statements and notices should be mailed to ___________________________________________________

_______________________________________________________________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-3

                         FORM OF CLASS A-3 CERTIFICATE

               CLASS A-3 MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class A-3
Rate:  ___% per annum                                           Certificates as of the Closing Date: $243,122,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class
Agreement:  December 1, 1998                                    A-3 Certificate as of the Closing Date:  $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                                                 CUSIP No. 589929 SY5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES, THE CLASS A-1 AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-3 Certificates will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK,
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________







(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:


_______________________________________________________________________________

_______________________________________________________________________________



Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

_______________________________________________________________________________

for the account of ____________________________________________________________

______________________________________________________________________________.



         Distributions made by check (such check to be made payable to

__________________________________________) and all applicable statements and notices should be mailed to ____________________________________.



         This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-4

                          FORM OF CLASS IO CERTIFICATE

                CLASS IO MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through
Rate: ___%

Date of Pooling and Servicing                                   Aggregate Certificate Notional Amount of the Class
Agreement:  December __, 1998                                   IO Certificates as of the Closing Date:  $638,408,605

Closing Date:  December __, 1998                                Certificate Notional Amount of this Class IO
                                                                Certificate as of the Closing Date:
                                                                $------

First Distribution Date:                                        Aggregate Stated Principal Balance of the Mortgage
January 15, 1999                                                loans as of the Cut-Off Date $638,408,606

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                                                 CUSIP No. 589929 TD0


THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES A BENEFICIAL OWNERSHIP INTEREST IN 12 "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 28, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO Certificate in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO Certificates will be made by The Chase Manhattan Bank as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class IO Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate

Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:______________________
                                                          Authorized Officer





                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent


                                                       By:______________________
                                                          Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Dated:

                                           ____________________________________
                                           Signature by or on behalf of Assignor


                                           ____________________________________
                                           Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________

_______________________________________________________________________________

for the account of ____________________________________________________________

_______________________________________________________________________________


                  Distributions made by check (such check to be made payable to

_____________________________________) and all  applicable  statements and notices should be mailed to ___________________________________________________

_______________________________________________________________________________


                  This information is provided by _____________________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-5

                          FORM OF CLASS B CERTIFICATE

                CLASS B MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                   Class Principal Balance of the Class B Certificates as
Rate: ___%                             of the Closing Date:  $33,516,000

Date of Pooling and Servicing          Initial Certificate Principal Balance of this Class B
Agreement:  December 1, 1998           Certificate as of the Closing Date: $______

Closing Date: December __, 1998        Aggregate Stated Principal
                                       Balance of the Mortgage Loans
                                       as of the Cut-Off Date:
                                       $638,408,606

First Distribution Date:
January 15, 1999

Master Servicer:                       Trustee:
GE Capital Loan Services, Inc.         The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                        CUSIP No. 589929 SZ2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS B CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFEREED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS A-3 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date) commencing on the first

Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class B Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class B Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class B Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor or the Master Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.



Dated:  December __, 1998



                                                     THE CHASE MANHATTAN BANK
                                                     as Certificate Registrar





                                                     By:     __________________
                                                             Authorized Officer





                         CERTIFICATE OF AUTHENTICATION



                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.



                                                     THE CHASE MANHATTAN BANK
                                                     as Authenticating Agent





                                                     By:     __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

Dated:



                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

_______________________________________________________________________________

__________________________________________ for the account of__________________

________________________________________________________________.


                  Distributions made by check (such check to be made payable to

________________________________) and all applicable statements and notices should be mailed to ______________________

____________________________________________________________________________.


                  This information is provided by ____________________, the

Assignee named above, or _____________________, as its agent.

                                  EXHIBIT A-6

                          FORM OF CLASS C CERTIFICATE

                CLASS C MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                                           Class Principal Balance of the Class C Certificates as
Rate: ___%                                                     of the Closing Date: $35,112,000

Date of Pooling and Servicing                                  Initial Certificate Principal Balance of this Class C
Agreement:  December 1, 1998                                   Certificate as of the Closing Date: $______

Closing Date:  December __, 1998                               Aggregate Stated Principal
                                                               Balance of the Mortgage Loans
                                                               as of the Cut-Off Date:
                                                               $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                               Trustee:
GE Capital Loan Services, Inc.                                 The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                                                CUSIP No. 589929 TA6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS IO CERTIFICATES, AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS C CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, CLASS A-2, CLASS A-3 CERTIFICATES AND CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date) commencing on the first

Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class C Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class C Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class C Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G to the Agreement.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer and the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer and the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.


                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.



Dated:  December __, 1998



                                                     THE CHASE MANHATTAN BANK
                                                     as Certificate Registrar





                                                     By:     __________________
                                                             Authorized Officer





                         CERTIFICATE OF AUTHENTICATION



                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.



                                                      THE CHASE MANHATTAN BANK
                                                      as Authenticating Agent


                                                     By:     __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

Dated:



                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

__________________________________________ for the account of _________________

______________________________________________.


                  Distributions made by check (such check to be made payable to

________________________________) and all applicable statements and notices should be mailed to ___________________________________________________________

_____________________________________________________________.


                  This information is provided by ____________________, the

Assignee named above, or _____________________, as its agent.

                                  EXHIBIT A-7

                          FORM OF CLASS D CERTIFICATE

                CLASS D MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3



evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by



                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class D Certificates
Rate: ___%                                                      as of the Closing Date: $38,305,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class D
Agreement:  December 1, 1998                                    Certificate as of the Closing Date: $______

Closing Date: December __, 1998                                 Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.                                                 CUSIP No. 589929 TB4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS D CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CLASS A-2, CLASS A-3, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class D Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class D Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class D Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.



Dated:  December __, 1998



                                                     THE CHASE MANHATTAN BANK,
                                                     as Certificate Registrar



                                                     By: ______________________
                                                            Authorized Officer





                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.



                                                     THE CHASE MANHATTAN BANK,
                                                     as Authenticating Agent





                                                     By: ______________________
                                                            Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

___________________________________________________ for the account of

________________________________________________________________.


                  Distributions made by check (such check to be made payable to

____________________) and all applicable statements and notices should be mailed to ___________________________________________________________________________.


         This information is provided by _________________________, the

Assignee named above, or ____________________________, as its agent.

                                  EXHIBIT A-8

                          FORM OF CLASS E CERTIFICATE

                CLASS E MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class E Certificates
Rate: ___%                                                      as of the Closing Date:
                                                                $7,980,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class E
Agreement:  December 1, 1998                                    Certificate as of the Closing
                                                                Date: $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606

First Distribution Date:
January 15, 1999
Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:                                               CUSIP No. 589929 TC2
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS E CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class E Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage

Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class E Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class E Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated: December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer





                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

______________________________________ for the account of _____________________

_______________________________.


                  Distributions made by check (such check to be made payable to

__________________________________________) and all applicable statements and notices should be mailed to ____________________________________ .

                  This information is provided by ______________________, the

Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9

                          FORM OF CLASS F CERTIFICATE

                CLASS F MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class F Certificates
Rate: ___% per annum                        as of the Closing Date:
                                            $35,113,000

Date of Pooling and Servicing               Initial Certificate Principal Balance of this Class F
Agreement: December 1, 1998                 Certificate as of the Closing
                                            Date: $______

Closing Date:  December __, 1998            Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                            Trustee:
GE Capital Loan Services, Inc.              The Chase Manhattan Bank

Special Servicer:                           CUSIP No. 589929 SR0
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO

SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class F Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or

Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this

Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated: December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar


                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent


                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________

__________________________________________

__________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________






Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

__________________________________________________ for the account of _________

___________________________________________________________________.


                  Distributions made by check (such check to be made payable to

__________________________________________) and all applicable statements and notices should be mailed to ____________________________________.


                  This information is provided by ______________________, the

Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-10

                          FORM OF CLASS G CERTIFICATE

                CLASS G MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class G Certificates
Rate: ___% per annum                                            as of the Closing Date:
                                                                $4,788,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class G
Agreement:  December 1, 1998                                    Certificate as of the Closing
                                                                Date: $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:                                               CUSIP No. 589929 SS8
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO

SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS G CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class G Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or

Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated: December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________
______________________________
______________________________





(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________






Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

________________.


                  Distributions made by check (such check to be made payable to

__________________________________________) and all applicable statements and notices should be mailed to ____________________________________.



                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11

                          FORM OF CLASS H CERTIFICATE

                CLASS H MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class H Certificates
Rate: ___% per annum                                            as of the Closing Date:
                                                                $14,364,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class H
Agreement:  December 1, 1998                                    Certificate as of the Closing
                                                                Date: $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:                                               CUSIP No. 589929 ST6
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF

SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS H CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class H Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or

Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.


                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________

_______________________________

_______________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________






Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

________________________________ for the account of __________________________.



                  Distributions made by check (such check to be made payable to

______________________________________) and all applicable statements and notices should be mailed to ____________________________________.



                  This information is provided by ______________________,  the

Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-12

                          FORM OF CLASS J CERTIFICATE

                CLASS J MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class J Certificates
Rate: ___% per annum                                            as of the Closing Date:
                                                                $3,192,000

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class J
Agreement:  December 1, 1998                                    Certificate as of the Closing
                                                                Date: $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:                                               CUSIP No. 589929 SU3
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF

SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS J CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class J Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or

Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.
                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________
_______________________________
_______________________________



(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________

_______________________________________________________________________________
_______________________________________________________________________________






Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

for the account of ____________________________________________________________

________________________________________.


                  Distributions made by check (such check to be made payable to

__________________________________________) and all applicable statements and notices should be mailed to ____________________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13

                          FORM OF CLASS K CERTIFICATE

                CLASS K MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                                    Class Principal Balance of the Class K Certificates
Rate: ___% per annum                                            as of the Closing Date:
                                                                $17,556,605

Date of Pooling and Servicing                                   Initial Certificate Principal Balance of this Class K
Agreement:  December 1, 1998                                    Certificate as of the Closing
                                                                Date: $______

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date:
                                                                $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:                                               CUSIP No. 589929 SV1
GE Capital Realty Group, Inc.

Certificate No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (I) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(II) THE CONDITIONS OF

SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS K CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED DECEMBER 17, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class K Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________
________________________________________
________________________________________



(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________
______________________________________________________________________________
______________________________________________________________________________




Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

_______________________________________________________________________________

for the account of___________________________________________________________.



                  Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ____________________________________.



                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14

                          FORM OF CLASS L CERTIFICATE

                   CLASS L MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in the Additional Interest included in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                              Percentage Interest evidenced by this Class L
                                              Certificate: 100%
Date of Pooling and Servicing
Agreement:  December 1, 1998

Closing Date:  December __, 1998              Aggregate Stated Principal
                                              Balance of the Mortgage Loans
                                              as of the Cut-Off Date:
                                              $638,408,606
First Distribution Date:
January 15, 1998

Master Servicer:                              Trustee:
GE Capital Loan Services, Inc.                The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, GENERAL ELECTRIC COMPANY, GENERAL ELECTRIC CAPITAL CORPORATION, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE EVIDENCES AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE ADDITIONAL INTEREST DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN).

                  This certifies that General Electric Capital Corporation is the registered owner of the Percentage Interest on the face of this Certificate specified in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class L Certificate will be made by The Chase Manhattan Bank, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest paid on certain of the Mortgage Loans, as more specifically set forth herein and in the Agreement.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class L Certificates are issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of a portion of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_________________________________________
_________________________________________
_________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________

_______________________________________________________________________________
_______________________________________________________________________________



Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

for the account of ____________________________________________________________

_____________________________________________.


                  Distributions made by check (such check to be made payable to

________________________________) and all applicable statements and notices should be mailed to ____________________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-15

                         FORM OF CLASS R-I CERTIFICATE

               CLASS R-I MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing                                   Percentage Interest evidenced by this Class R-I
Agreement:  December 1, 1998                                    Certificate:  100%

Closing Date:  December __, 1998                                Aggregate Stated Principal
                                                                Balance of the Mortgage Loans
                                                                as of the Cut-Off Date: $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                                Trustee:
GE Capital Loan Services, Inc.                                  The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC I REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-I CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

                  No Transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the

Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of a Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-1 Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-1 Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized The Chase Manhattan Bank as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________




Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall be made by check payable to______________

_______________________________________________________________________________

and mailed to _________________________________________________________________



                  Applicable statements and notices should be mailed to _______

______________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-16

                         FORM OF CLASS R-II CERTIFICATE

               CLASS R-II MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing                    Percentage Interest evidenced by this Class R-II
Agreement:  December 1, 1998                     Certificate:  100%

Closing Date:  December __, 1998                 Aggregate Stated Principal
                                                 Balance of the Mortgage Loans
                                                 as of the Cut-Off Date: $638,408,606
First Distribution Date:
January 15, 1999

Master Servicer:                                 Trustee:
GE Capital Loan Services, Inc.                   The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC I REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-II CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (obtained by dividing the principal amount of this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-II Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates as authorized in the Agreement, evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

                  No Transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the

Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of a Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized The Chase Manhattan Bank as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________




Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall be by check made payable to _____________

_______________________________________________________________________________

and mailed to _______________________________________________.



                  Applicable statements and notices should be mailed to

_______________________________________________________________________________

_____________________________________________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-17

                        FORM OF CLASS R-III CERTIFICATE

              CLASS R-III MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1998-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing                    Percentage Interest evidenced by this Class R-III
Agreement:  December 1, 1998                     Certificate:  100%

Closing Date:  December __, 1998                 Aggregate Stated Principal
                                                 Balance of the Mortgage Loans
                                                 as of the Cut-Off Date: $638,408,606

First Distribution Date:
January 15, 1999

Master Servicer:                                 Trustee:
GE Capital Loan Services, Inc.                   The Chase Manhattan Bank

Special Servicer:
GE Capital Realty Group, Inc.

Certificate No.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-III CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN,

INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (obtained by dividing the principal amount of this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), GE Capital Realty Group, Inc. (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and The Chase Manhattan Bank (hereinafter called the "Trustee", which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-III Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage

Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-III Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

                  No Transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-III Certificate is to be without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of a Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized The Chase Manhattan Bank as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a

Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificate Holder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December __, 1998

                                                       THE CHASE MANHATTAN BANK
                                                       as Certificate Registrar



                                                       By:   __________________
                                                             Authorized Officer







                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

                                                       THE CHASE MANHATTAN BANK
                                                       as Authenticating Agent



                                                       By:   __________________
                                                             Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________




Dated:

                                          _____________________________________
                                          Signature by or on behalf of Assignor

                                          _____________________________________
                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall be by check made payable to______________

_______________________________________________________________________________

and mailed to_____________________________________________________________.



                  Applicable statements and notices should be mailed to
_______________________________________________________________________________

_____________________________________________________________________________.


                  This information is provided by ______________________,

the Assignee named above, or ______________, as its agent.

                                   EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

  CONTROL
    NO.              PROPERTY NAME            PROPERTY TYPE
---------- --------------------------------- ---------------
MLMI-001   1 Beach                           Office
MLMI-003   1700 Broadway                     Office
MLMI-004   2 Northpoint                      Office
MLMI-005   3737 Hillcroft Apartments         Multifamily
MLMI-007   6900 Lindbergh Blvd               Industrial
MLMI-010   Bassett Furniture                 Retail
MLMI-011   Bentworth Apartments              Multifamily
MLMI-012   Beverly-Brighton Shops            Retail
MLMI-019   Corr-Pro (Mystic) Warehouse       Industrial
MLMI-021   Crown Gardens Apartments          Multifamily
MLMI-022   Deane Hill Apartments             Multifamily
MLMI-023   Deerfield Apartments              Multifamily
MLMI-024   East 61st Street Brownstone       Multifamily
MLMI-028   Gazebo Inn                        Hospitality
MLMI-030   Heritage Apartments               Multifamily
MLMI-031   Holcomb Woods Shopping Center     Retail
MLMI-032   Kingsley Plaza Apartments         Multifamily
MLMI-033   MeadowCrest Apartments            Multifamily
MLMI-035   O'Neill Industrial Center         Industrial
MLMI-038   Pippin-Good Samaritan Center      Mixed Use
MLMI-041   Ramada Inn Airport                Hospitality
MLMI-042   Reeve - Wildcreek Apartments      Multifamily
MLMI-045   Sommerset Apartments              Multifamily
MLMI-048   The Ansonia Commercial            Retail
MLMI-050   The Shelton                       Multifamily
MLMI-051   The Wic Building                  Industrial
MLMI-052   Tiffany Apartments                Multifamily
MLMI-053   Village at Brookside Apartments   Multifamily
MLMI-056   Willowbrook Apartments            Multifamily
MLMI-060   Woodhollow Apartments             Multifamily
MLMI-062   Cerritos Village                  Retail
MLMI-064   Mercer Mall                       Retail
MLMI-067   Phelan Village Shopping Center    Retail
MLMI-069   Argonne Avenue Apts               Multifamily
MLMI-070   Sundown Apartments                Multifamily
MLMI-071   Woodsdale Apartments              Multifamily
MLMI-072   11707 Otsego Street               Multifamily
MLMI-073   12460 Gladstone                   Industrial
MLMI-074   2019 North Main Street            Multifamily


  CONTROL
    NO.                            ADDRESS                              CITY       STATE   ZIP CODE
---------- ------------------------------------------------------ --------------- ------- ---------
MLMI-001   1 Beach Street                                         San Francisco   CA      94133
MLMI-003   1700 Broadway                                          New York        NY      10019
MLMI-004   2 Northpoint Street                                    San Francisco   CA      94133
MLMI-005   3737 Hillcroft                                         Houston         TX      77057
MLMI-007   6900 Lindbergh Blvd and 3125 South 70th Street         Philadelphia    PA      19142
MLMI-010   1915 S. Stemmons Freeway                               Lewisville      TX      75067
MLMI-011   11655 Briar Forest Drive                               Houston         TX      77077
MLMI-012   362-370 N. Beverly Drive                               Beverly Hills   CA      90210
MLMI-019   301 SW 27th Street                                     Renton          WA      98055
MLMI-021   7001 Hillcroft                                         Houston         TX      77057
MLMI-022   7700 Gleason Drive                                     Knoxville       TN      37830
MLMI-023   640 Windsor Avenue                                     Windsor         CT      06095
MLMI-024   156 East 61st Street                                   New York        NY      10021
MLMI-028   2424 West Highway 76                                   Branson         MO      65616
MLMI-030   2522-2532 Columbia Avenue                              Swissvale       PA      15218
MLMI-031   1570 Holcomb Bridge Road                               Roswell         GA      30076
MLMI-032   444 S. Kingsley Drive                                  Los Angeles     CA      90020
MLMI-033   9525 Lorene Lane                                       San Antonio     TX      78216
MLMI-035   1210 Stanbridge Street                                 Norristown      PA      19401
MLMI-038   2475 West Galbraith Road                               Cincinnati      OH      45239
MLMI-041   76 Industrial Highway                                  Essington       PA      19029
MLMI-042   1511 Faro Drive                                        Austin          TX      78741
MLMI-045   830 S. Rancho Santa Fe Rd.                             San Marcos      CA      92069
MLMI-048   2109 Broadway                                          New York        NY      10023
MLMI-050   5909 Luther Lane                                       Dallas          TX      75225
MLMI-051   4700 Wissahickson Ave                                  Philadelphia    PA      19129
MLMI-052   9600 McCombs Street                                    El Paso         TX      79924
MLMI-053   1404 East 41st Street                                  Tulsa           OK      74105
MLMI-056   14095 S. W. Walker Road                                Beaverton       OR      97005
MLMI-060   480 Highway 332                                        Lake Jackson    TX      77566
MLMI-062   19101-19151 Bloomfield Avenue & 12506-12544South St.   Cerritos        CA      90703
MLMI-064   3371 Brunswick Pike                                    Lawrence        NJ      08648
MLMI-067   4013-4083 Phelan Road                                  Phelan          CA      92371
MLMI-069   711 Argonne Avenue                                     Atlanta         GA      30308
MLMI-070   Cecil Lane                                             Montgomery      AL      36109
MLMI-071   100 Eastland Drive                                     Woodruff        SC      29388
MLMI-072   11707 Otsego Street                                    Los Angeles     CA      91607
MLMI-073   12460 Gladstone                                        Sylmar          CA      91342
MLMI-074   2019 North Main Street                                 Royal Oak       MI      48073

MORTGAGE LOAN SCHEDULE

  CONTROL
    NO.               PROPERTY NAME             PROPERTY TYPE
---------- ----------------------------------- ---------------
MLMI-075   8245 Florin Road                    Mixed Use
MLMI-076   Ashikita                            Retail
MLMI-077   Balboa Plaza                        Retail
MLMI-078   BHB Properties LLC                  Retail
MLMI-079   Cherry Hills Apartments             Multifamily
MLMI-080   Clifford Family Trust               Retail
MLMI-081   Gabela Partners                     Industrial
MLMI-082   Hotton                              Retail
MLMI-083   Marie Cook Trustee                  Industrial
MLMI-084   Parkside Plaza, LLC                 Mixed Use
MLMI-085   Patio World                         Retail
MLMI-086   Rainbow Center                      Retail
MLMI-087   Rita A. Quam Family Trust           Industrial
MLMI-088   Rivard                              Industrial
MLMI-089   Spring Valley Plaza                 Retail
MLMI-090   Stuart Sackley                      Retail
MLMI-100   Hastings Entertainment              Retail
MLMI-101   2333 Walton Boulevard               Industrial
MLMI-102   Embassy Suites - Oklahoma City      Hospitality
MLMI-104   BJ's Wholesale Club                 Retail
MLMI-105   Country Club Care Center            Healthcare
MLMI-106   Crown Care Center                   Healthcare
MLMI-107   1401 Morehead St. - Coca Cola       Office
MLMI-108   Beacon Square                       Office
MLMI-109   Quadrangle Square                   Retail
MLMI-110   Station Plaza Shopping Center       Retail
MLMI-111   Shenandoah Square Shopping Center   Retail
MLMI-112   Holt and Eleanor Center             Retail
MLMI-114   Oak Lawn Promenade                  Retail
MLMI-115   Santa Monica Sav-On                 Retail
MLMI-116   Seneca Park Plaza Shopping Center   Retail
MLMI-117   Willowbrook Court Shopping Center   Retail
MLMI-118   Waterbury Crossing                  Retail
MLMI-119   The LeConte Building                Retail
MLMI-120   Office Max                          Retail
MLMI-124   Fairfield Inn - Beaverton           Hospitality
MLMI-125   Courtyard by Marriott - Newburgh    Hospitality
MLMI-126   Albany Thruway Courtyard            Hospitality
MLMI-127   Fairfield Inn - Henrietta           Hospitality


  CONTROL
    NO.                      ADDRESS                         CITY        STATE   ZIP CODE
---------- ------------------------------------------ ----------------- ------- ---------
MLMI-075   8245 Florin Road                           Sacramento        CA      95828
MLMI-076   1331 7th Street                            Santa Monica      CA      90401
MLMI-077   16844 Sherman Way                          Van Nuys          CA      91406
MLMI-078   865 West Avenue I                          Lancaster         CA      93534
MLMI-079   1536 E 3rd Street                          Newberg           OR      97132
MLMI-080   501 E. Holt Ave                            Pomona            CA      91767
MLMI-081   26860 Jefferson Avenue                     Murrietta         CA      92590
MLMI-082   1528-1532 Locust Street                    Walnut Creek      CA      94596
MLMI-083   2398 Railroad Street                       Corona            CA      91720
MLMI-084   6683-6687 Bells Ferry Road                 Woodstock         GA      30189
MLMI-085   23855 Hawthorne Blvd                       Torrance          CA      90505
MLMI-086   2051 S. Rainbow Blvd.                      Las Vegas         NV      89102
MLMI-087   3065-3069 Sheridan Street                  Las Vegas         NV      89102
MLMI-088   3890 E. Craig Road                         Las Vegas         NV      89030
MLMI-089   1551 E.Spring Valley Rd                    Richardson        TX      75080
MLMI-090   909 N. Aviation Blvd                       Manhattan Beach   CA      90266
MLMI-100   1630 Rio Rancho Blvd.                      Rio Rancho        NM      87124
MLMI-101   2333 Walton Boulevard                      Auburn Hills      MI      48326
MLMI-102   1815 S. Meridian Avenue                    Oklahoma City     OK      73108
MLMI-104   2044 Red Lion Road                         Philadelphia      PA      19115
MLMI-105   503 Regent Drive                           Warrensburg       MO      64093
MLMI-106   3001 East Elm Street                       Harrisonville     MO      64701
MLMI-107   1401 W. Morehead St                        Charlotte         NC      28208
MLMI-108   140-169 West 6th Street                    San Pedro         CA      90731
MLMI-109   630 Skylark Road                           Charleston        SC      29202
MLMI-110   13408 - 13450 Jefferson Davis Highway an   Woodbridge        VA      22191
MLMI-111   932-958 Edwards Ferry Road                 Leesburg          VA      20176
MLMI-112   416 East Holt Avenue                       Pomona            CA      91767
MLMI-114   6310-6356 West 95th Street                 Oak Lawn          IL      60453
MLMI-115   8491 West Santa Monica Boulevard           West Hollywood    CA      90036
MLMI-116   13501-13541 Clopper Road                   Germantown        MD      20874
MLMI-117   17776 Tomball Parkway                      Houston           TX      77064
MLMI-118   425 Bank Street                            Waterbury         CT      06708
MLMI-119   10966 Le Conte Ave                         Los Angeles       CA      90024
MLMI-120   5895 Katella Ave.                          Cypress           CA      90630
MLMI-124   15583 N.W. Gateway Court                   Beaverton         OR      97005
MLMI-125   One Govenor Drive                          Newburgh          NY      12550
MLMI-126   1455 Washington Avenue                     Albany            NY      12206
MLMI-127   4695 West Henrietta Road                   Henrietta         NY      14467

MORTGAGE LOAN SCHEDULE

  CONTROL
    NO.                     PROPERTY NAME                  PROPERTY TYPE
---------- ---------------------------------------------- ---------------
MLMI-128   Quality Inn City Center                        Hospitality
MLMI-133   Sammamish Ridge                                Multifamily
MLMI-134   Kenmore Estates                                Multifamily
MLMI-135   Independence Green Apartments                  Multifamily
MLMI-139   Walkers Ridge                                  Multifamily
MLMI-140   Colonial House                                 Multifamily
MLMI-141   Chapelcroft                                    Multifamily
MLMI-142   Aspen Shadows                                  Multifamily
MLMI-143   Antelope Manor Apartments                      Multifamily
MLMI-144   AAAABCO Gibson Mini Storage                    Mini Storage
MLMI-146   49er Mini Storage                              Mini Storage
MLMI-152   Chateau Brickyard                              Healthcare
MLMI-153   Holiday on the Bay                             Multifamily
MLMI-160   PetsMart, Inc.                                 CTL
MLMI-162   Rite Aid                                       CTL
MLMI-161   Heilig Meyers                                  CTL
MLMI-163   Heilig Meyers                                  CTL
MLMI-164   Kings Court Shopping Center                    Retail
MLMI-091   11307 Morrison                                 Multifamily
MLMI-092   11660 Chenault Avenue                          Multifamily
MLMI-093   1346 Pine Street                               Multifamily
MLMI-094   1850 Williams Street                           Multifamily
MLMI-095   2790 Pine Street                               Multifamily
MLMI-096   Pine Valley Court (Colony Greene) Apartments   Multifamily
MLMI-097   Doheny Drive Apartments                        Multifamily
MLMI-098   Hacienda de Camarillo                          Multifamily
MLMI-099   Peachtree & Willow Lake Apartments             Multifamily
MLMI-008   Alexander House Apartments                     Multifamily
MLMI-020   Crosspointe Vista Apartments                   Multifamily
MLMI-034   Myrtle Cove Apartments                         Multifamily
MLMI-047   Tara Hall Apartments                           Multifamily
MLMI-049   The Atrium Cellini Apartments                  Multifamily
MLMI-055   Westcliff Apartments                           Multifamily
MLMI-057   Wilshire Village Shopping Center               Retail
MLMI-058   Windsor Court Apartments                       Multifamily
MLMI-002   124 West 34th Street                           Retail
MLMI-006   502 West Office Center                         Office
MLMI-009   Arlington Park I                               Multifamily
MLMI-013   Bishops Landing Apartments                     Multifamily


  CONTROL
    NO.                     ADDRESS                         CITY         STATE   ZIP CODE
---------- ----------------------------------------- ------------------ ------- ---------
MLMI-128   154 West 600 South                        Salt Lake City     UT      84101
MLMI-133   14820 Redmond Way                         Redmond            WA      98052
MLMI-134   18810 68th Avenue NE                      Bothell            WA      98011
MLMI-135   36700 Grand River Avenue                  Farmington Hills   MI      48335
MLMI-139   Nifong Blvd. Old Mill Creek Road          Columbia           MO      65205
MLMI-140   818 2nd Street, PL NE                     Hickory            NC      28601
MLMI-141   9629 Buselton Avenue                      Philadelphia       PA      19115
MLMI-142   4025 Lake Mary Road                       Flagstaff          AZ      86001
MLMI-143   7764 Poplar Avenue                        Citrus Heights     CA      95610
MLMI-144   975 Suffelbeam                            Henderson          NV      89014
MLMI-146   527 Truck Street                          Placerville        CA      95667
MLMI-152   3080 South 1300 East                      Salt Lake City     UT      84106
MLMI-153   Kettle Creek Road                         Toms River         NJ      08753
MLMI-160   8210 Plaza Drive                          West Madison       WI      53719
MLMI-162   1109 Benns Church Blvd.                   Smithfield         VA      23430
MLMI-161   1406 E. 53rd Street                       Anderson           IN      46013
MLMI-163   3521 Park Plaza Road                      Paducah            KY      42001
MLMI-164   9530 Philadelphia Road                    Rossville          MD      21237
MLMI-091   11307 Morrison Street                     North Hollywood    CA      91601
MLMI-092   11660 Chenault Avenue                     Los Angeles        CA      90049
MLMI-093   1346 Pine Street                          San Francisco      CA      94109
MLMI-094   1850 Williams Street                      Simi Valley        CA      93065
MLMI-095   2790 Pine Street                          San Francisco      CA      94109
MLMI-096   116 Blackwood Clementon Rd                Clementon          NJ      08021
MLMI-097   215-217 South Doheny Drive                Beverly Hills      CA      90211
MLMI-098   831 Paseo Camarillo                       Camarillo          CA      93010
MLMI-099   211 College Street & 106 Briarhill Road   Florence           MS      39073
MLMI-008   6060 Gulfton                              Houston            TX      77081
MLMI-020   620 Comstock Street                       Seattle            WA      98109
MLMI-034   9760 & 9860 Scyene Road                   Dallas             TX      75227
MLMI-047   1601-1717 College Street                  Houston            TX      77057
MLMI-049   6303 Gulfton Drive                        Houston            TX      77081
MLMI-055   1404 Moore Avenue                         Portland           TX      78374
MLMI-057   6102 E. Mockingbird Lane                  Dallas             TX      75214
MLMI-058   219 S. 156th Street                       Burien             WA      98148
MLMI-002   124 West 34th Street                      New York           NY      10001
MLMI-006   502 West Office Center                    Fort Washington    PA      19034
MLMI-009   3121 East Park Row Drive                  Arlington          TX      76010
MLMI-013   333 East Brooks Street                    Norman             OK      73069

MORTGAGE LOAN SCHEDULE

  CONTROL
    NO.              PROPERTY NAME             PROPERTY TYPE               ADDRESS                 CITY       STATE   ZIP CODE
---------- -------------------------------- ------------------ ------------------------------ -------------- ------- ---------
MLMI-014   Cedar Village Mobile Home Park   Mobile Home Park   County Routes 224 & 214        Lincoln        DE      19960
MLMI-015   Charleston Apartments            Multifamily        2073 West Lindsay Street       Norman         OK      73069
MLMI-016   Childs Instant Homes             Mobile Home Park   861 East Butler Ave            Doylestown     PA      18901
MLMI-017   City Villas                      Multifamily        837 16th Street                San Diego      CA      92101
MLMI-018   Clarendon Apartments             Multifamily        1214 Crown Point               Norman         OK      73069
MLMI-025   Eastgate Apartments              Multifamily        847 Dryden Road                Dryden         NY      14850
MLMI-026   Federal Express Building         Industrial         528 West 34th Street           New York       NY      10001
MLMI-027   Foxmoor Apartments               Multifamily        10843 N. Central Expwy.        Dallas         TX      75231
MLMI-029   Hartford Apartments              Multifamily        4301 Hartford Drive            Dallas         TX      75219
MLMI-036   Pep Boys Plaza                   Retail             511-581 N. Main Steet          Corona         CA      91720
MLMI-037   Peppertree Apartments            Multifamily        1850 Pepper Valley Lane        El Cajon       CA      92021
MLMI-039   Pond Plaza                       Retail             1160 Post Road                 Warwick        RI      02888
MLMI-040   Quarters Apartments              Multifamily        6415 Melody Lane               Dallas         TX      75231
MLMI-043   Republic Beverage Building       Industrial         1010 Isuzu Parkway             Grand Prarie   TX      75050
MLMI-044   Royal Knight Apartments          Multifamily        2610 Knight Street             Dallas         TX      75219
MLMI-046   Super 8 Rockwall                 Hospitality        1130 E 1-30                    Rockwall       TX      75087
MLMI-054   Village Square Apartments        Multifamily        2612 Throckmorton Drive        Dallas         TX      75219
MLMI-059   Wong Family Trust Apartments     Multifamily        1102-1106 W. St. Georges Ave   Linden         NJ      07036
MLMI-061   332 East 95th Street             Multifamily        332 East 95th Street           New York       NY      10128
MLMI-065   Springfield Apartments           Multifamily        1000 E. Lindsey Street         Norman         OK      73071
MLMI-066   Orleans East Apartments          Multifamily        1541 East Larned Street        Detroit        MI      48207
MLMI-068   Redwood Village Apartments       Multifamily        253-349 Redwood Avenue         Paterson       NJ      07055

MORTGAGE LOAN SCHEDULE



                                                   CUT-OFF DATE     P&I PAYMENT
 CONTROL NO.            PROPERTY NAME                 BALANCE        (MONTHLY)
------------- --------------------------------- ------------------ -------------
MLMI-001      1 Beach                               10,480,964.30     66,367.14
MLMI-003      1700 Broadway                         59,845,380.00    395,528.60
MLMI-004      2 Northpoint                          10,480,964.30     66,367.14
MLMI-005      3737 Hillcroft Apartments              7,574,169.54     54,331.05
MLMI-007      6900 Lindbergh Blvd                    4,982,001.30     36,380.78
MLMI-010      Bassett Furniture                      2,391,059.53     17,118.19
MLMI-011      Bentworth Apartments                  17,878,406.55    128,070.05
MLMI-012      Beverly-Brighton Shops                 5,311,133.67     34,890.94
MLMI-019      Corr-Pro (Mystic) Warehouse            6,455,558.23     44,817.70
MLMI-021      Crown Gardens Apartments               1,860,739.63     14,276.03
MLMI-022      Deane Hill Apartments                  4,830,724.36     32,340.20
MLMI-023      Deerfield Apartments                   5,980,327.35     39,799.80
MLMI-024      East 61st Street Brownstone            1,680,709.04     12,473.26
MLMI-028      Gazebo Inn                             1,789,201.13     13,922.12
MLMI-030      Heritage Apartments                      830,420.89      6,506.56
MLMI-031      Holcomb Woods Shopping Center          8,157,431.60     59,458.64
MLMI-032      Kingsley Plaza Apartments              5,063,420.71     34,357.41
MLMI-033      MeadowCrest Apartments                 3,472,280.72     24,460.06
MLMI-035      O'Neill Industrial Center              2,895,584.91     19,891.81
MLMI-038      Pippin-Good Samaritan Center           1,428,497.67     10,336.25
MLMI-041      Ramada Inn Airport                    10,735,274.85     74,074.11
MLMI-042      Reeve - Wildcreek Apartments           4,860,271.99     34,440.63
MLMI-045      Sommerset Apartments                   6,369,214.37     43,065.71
MLMI-048      The Ansonia Commercial                28,781,905.22    190,817.69
MLMI-050      The Shelton                           13,509,336.59     90,031.84
MLMI-051      The Wic Building                      15,514,008.20    113,460.13
MLMI-052      Tiffany Apartments                     2,535,860.92     17,143.40
MLMI-053      Village at Brookside Apartments        1,485,634.68     10,857.04
MLMI-056      Willowbrook Apartments                 2,889,196.94     20,684.48
MLMI-060      Woodhollow Apartments                  2,512,045.07     17,385.23
MLMI-062      Cerritos Village                       5,617,946.38     41,038.00
MLMI-064      Mercer Mall                           23,979,568.42    165,431.58
MLMI-067      Phelan Village Shopping Center         3,621,867.09     24,762.08
MLMI-069      Argonne Avenue Apts                      269,387.86      1,992.25
MLMI-070      Sundown Apartments                       806,453.24      6,111.12
MLMI-071      Woodsdale Apartments                     821,461.94      6,293.11
MLMI-072      11707 Otsego Street                      477,427.74      3,563.99
MLMI-073      12460 Gladstone                        1,471,867.72     10,859.72
MLMI-074      2019 North Main Street                   702,479.74      5,050.71


                             REMAINING    REMAINING    MATURITY DATE   GROUND   BALLOON/HYPERAM/
 CONTROL NO.   GROSS RATE   TERM (MOS)   AMORT (MOS)      ARD DATE      LEASE     FULLY AMORT
------------- ------------ ------------ ------------- --------------- -------- -----------------
MLMI-001           6.500        130         358         10/01/2009       No          Balloon
MLMI-003           6.810        177         357         09/01/2013       Yes         Hyperam
MLMI-004           6.500        130         358         10/01/2009       Yes         Balloon
MLMI-005           7.544         70         346         10/01/2004       No          Balloon
MLMI-007           7.220        117         297         09/01/2008       No          Balloon
MLMI-010           7.000        117         297         09/01/2008       No          Hyperam
MLMI-011           7.538        107         347         11/01/2007       No          Balloon
MLMI-012           6.760        142         358         10/01/2010       No          Balloon
MLMI-019           7.250        111         351         03/01/2008       No          Hyperam
MLMI-021           7.647        107         287         11/01/2007       No          Balloon
MLMI-022           6.920        115         355         07/01/2008       No          Balloon
MLMI-023           6.870        116         356         08/01/2008       No          Balloon
MLMI-024           8.000        104         344         08/01/2007       No          Balloon
MLMI-028           7.375        116         260         08/01/2008       No          Balloon
MLMI-030           8.580        102         342         06/01/2007       No          Balloon
MLMI-031           7.320        238         298         10/01/2018       No          Balloon
MLMI-032           7.020        111         351         03/01/2008       No          Balloon
MLMI-033           7.390        170         350         02/01/2013       No          Balloon
MLMI-035           7.200        118         358         10/01/2008       No          Balloon
MLMI-038           7.770        109         349         01/01/2008       No          Balloon
MLMI-041           6.625        119         299         11/01/2008       No          Balloon
MLMI-042           7.125        112         316         04/01/2008       No          Balloon
MLMI-045           7.010        174         354         06/01/2013       No          Balloon
MLMI-048           6.790         75         351         03/01/2005       No          Hyperam
MLMI-050           6.850        112         352         04/01/2008       No          Balloon
MLMI-051           7.250        118         298         10/01/2008       No          Balloon
MLMI-052           7.000        113         353         05/01/2008       No          Balloon
MLMI-053           7.160         76         292         04/01/2005       No          Balloon
MLMI-056           7.000        297         297         09/01/2023       No        Fully Amort
MLMI-060           7.210        110         350         02/01/2008       No          Balloon
MLMI-062           7.250        119         299         11/01/2008       No          Balloon
MLMI-064           7.250        119         359         11/01/2008       Yes         Balloon
MLMI-067           7.160        119         359         11/01/2008       No          Balloon
MLMI-069           7.375        118         298         10/01/2008       No          Balloon
MLMI-070           7.625        176         296         08/01/2013       No          Balloon
MLMI-071           7.750        116         296         08/01/2008       No          Balloon
MLMI-072           8.125        112         352         04/01/2008       No          Balloon
MLMI-073           8.000         52         352         04/01/2003       No          Balloon
MLMI-074           7.750        115         355         07/01/2008       No          Balloon

MORTGAGE LOAN SCHEDULE

                                                    CUT-OFF DATE    P&I PAYMENT
 CONTROL NO.             PROPERTY NAME                 BALANCE       (MONTHLY)
------------- ----------------------------------- ---------------- -------------
MLMI-075      8245 Florin Road                         238,421.39      1,803.04
MLMI-076      Ashikita                                 573,045.02      4,219.15
MLMI-077      Balboa Plaza                             622,567.27      4,695.42
MLMI-078      BHB Properties LLC                       732,139.11      5,521.81
MLMI-079      Cherry Hills Apartments                  593,125.00      4,522.43
MLMI-080      Clifford Family Trust                    775,193.60      6,149.91
MLMI-081      Gabela Partners                        1,255,095.62      9,465.96
MLMI-082      Hotton                                   772,430.68      5,754.35
MLMI-083      Marie Cook Trustee                       894,454.14      7,096.05
MLMI-084      Parkside Plaza, LLC                      560,569.49      4,709.44
MLMI-085      Patio World                              695,765.53      5,197.48
MLMI-086      Rainbow Center                         1,474,920.68     12,898.92
MLMI-087      Rita A. Quam Family Trust                736,289.13      5,896.48
MLMI-088      Rivard                                   535,602.43      4,589.94
MLMI-089      Spring Valley Plaza                      906,991.66      6,766.01
MLMI-090      Stuart Sackley                           376,808.77      2,873.07
MLMI-100      Hastings Entertainment                 1,348,157.32      9,323.93
MLMI-101      2333 Walton Boulevard                  4,659,887.00     36,276.46
MLMI-102      Embassy Suites - Oklahoma City        17,214,166.00    127,475.98
MLMI-104      BJ's Wholesale Club                    7,189,570.00     47,901.78
MLMI-105      Country Club Care Center               3,854,142.75     30,744.57
MLMI-106      Crown Care Center                      4,102,797.50     32,728.09
MLMI-107      1401 Morehead St. - Coca Cola          2,295,108.00     16,810.23
MLMI-108      Beacon Square                          1,915,086.75     13,760.75
MLMI-109      Quadrangle Square                      4,848,613.50     31,926.74
MLMI-110      Station Plaza Shopping Center          9,186,673.00     61,207.83
MLMI-111      Shenandoah Square Shopping Center      2,264,133.25     16,217.81
MLMI-112      Holt and Eleanor Center                  423,509.72      4,668.90
MLMI-114      Oak Lawn Promenade                     2,786,199.25     19,032.72
MLMI-115      Santa Monica Sav-On                    4,831,808.50     35,348.51
MLMI-116      Seneca Park Plaza Shopping Center      2,341,734.25     16,639.31
MLMI-117      Willowbrook Court Shopping Center      7,988,270.00     52,955.83
MLMI-118      Waterbury Crossing                     6,277,956.00     44,728.24
MLMI-119      The LeConte Building                   1,469,972.88     10,613.93
MLMI-120      Office Max                             3,010,956.25     20,695.58
MLMI-124      Fairfield Inn - Beaverton              4,894,634.50     37,011.11
MLMI-125      Courtyard by Marriott - Newburgh       4,619,728.00     34,178.34
MLMI-126      Albany Thruway Courtyard               4,519,842.00     33,439.35
MLMI-127      Fairfield Inn - Henrietta              2,846,751.25     21,061.25


                             REMAINING    REMAINING    MATURITY DATE   GROUND   BALLOON/HYPERAM/
 CONTROL NO.   GROSS RATE   TERM (MOS)   AMORT (MOS)      ARD DATE      LEASE     FULLY AMORT
------------- ------------ ------------ ------------- --------------- -------- -----------------
MLMI-075           8.250        110         350         02/01/2008       No         Balloon
MLMI-076           8.000        115         355         07/01/2008       No         Balloon
MLMI-077           8.250        114         354         06/01/2008       No         Balloon
MLMI-078           8.250        114         354         06/01/2008       No         Balloon
MLMI-079           8.375        115         355         07/01/2008       No         Balloon
MLMI-080           8.250        114         294         06/01/2008       No         Balloon
MLMI-081           8.250        114         354         06/01/2008       No         Balloon
MLMI-082           8.125        115         355         07/01/2008       No         Balloon
MLMI-083           8.250        114         294         06/01/2008       No         Balloon
MLMI-084           7.875        117         237         09/01/2008       No         Balloon
MLMI-085           8.125        111         351         03/01/2008       No         Balloon
MLMI-086           8.375        110         230         02/01/2008       No         Balloon
MLMI-087           8.375        115         295         07/01/2008       No         Balloon
MLMI-088           9.625        104         344         08/01/2007       No         Balloon
MLMI-089           8.125         53         353         05/01/2003       No         Balloon
MLMI-090           8.375        115         355         07/01/2008       No         Balloon
MLMI-100           6.650        119         299         11/01/2008       No         Balloon
MLMI-101           7.510        177         261         09/01/2013       No         Balloon
MLMI-102           7.500        118         298         10/01/2008       No         Balloon
MLMI-104           7.000        178         358         10/01/2013       No         Balloon
MLMI-105           7.300        237         237         09/01/2018       No       Fully Amort
MLMI-106           7.300        237         237         09/01/2018       No       Fully Amort
MLMI-107           7.375        118         298         10/01/2008       No         Balloon
MLMI-108           7.500        117         327         09/01/2008       No         Balloon
MLMI-109           6.875        117         357         09/01/2008       No         Balloon
MLMI-110           7.000        118         358         10/01/2008       No         Balloon
MLMI-111           7.110        117         297         09/01/2008       No         Balloon
MLMI-112           6.950        129         129         09/01/2009       No       Fully Amort
MLMI-114           7.250        118         358         10/01/2008       No         Balloon
MLMI-115           7.175        285         285         09/01/2022       No       Fully Amort
MLMI-116           7.020        117         297         09/01/2008       No         Balloon
MLMI-117           6.950        118         358         10/01/2008       No         Balloon
MLMI-118           7.050        117         297         09/01/2008       No         Balloon
MLMI-119           7.200        117         297         09/01/2008       No         Balloon
MLMI-120           7.313        176         358         08/01/2013       No         Balloon
MLMI-124           7.750        119         299         11/01/2008       No         Balloon
MLMI-125           7.500        119         299         11/01/2008       Yes        Balloon
MLMI-126           7.500        119         299         11/01/2008       Yes        Balloon
MLMI-127           7.500        119         299         11/01/2008       Yes        Balloon

MORTGAGE LOAN SCHEDULE

                                                                CUT-OFF DATE     P&I PAYMENT
 CONTROL NO.                   PROPERTY NAME                       BALANCE        (MONTHLY)
------------- ---------------------------------------------- ------------------ -------------
MLMI-128      Quality Inn City Center                            13,683,354.00     97,704.46
MLMI-133      Sammamish Ridge                                     5,000,000.00     28,708.33
MLMI-134      Kenmore Estates                                     6,765,511.00     45,149.27
MLMI-135      Independence Green Apartments                      34,890,416.00    225,847.29
MLMI-139      Walkers Ridge                                       1,988,790.63     15,493.98
MLMI-140      Colonial House                                      2,092,587.75     14,842.36
MLMI-141      Chapelcroft                                         2,221,969.00     15,178.42
MLMI-142      Aspen Shadows                                       3,991,292.75     27,151.53
MLMI-143      Antelope Manor Apartments                           1,825,736.38     12,052.38
MLMI-144      AAAABCO Gibson Mini Storage                         3,587,622.00     25,789.57
MLMI-146      49er Mini Storage                                   1,568,913.25     11,631.72
MLMI-152      Chateau Brickyard                                   6,295,085.50     42,977.11
MLMI-153      Holiday on the Bay                                 12,000,000.00     78,631.11
MLMI-160      PetsMart, Inc.                                      3,737,476.25     29,055.89
MLMI-162      Rite Aid                                            1,738,277.63     12,225.38
MLMI-161      Heilig Meyers                                       3,204,461.50     23,054.91
MLMI-163      Heilig Meyers                                       1,409,963.13     10,144.16
MLMI-164      Kings Court Shopping Center                         3,090,855.57     20,520.39
MLMI-091      11307 Morrison                                      1,116,673.03      8,052.47
MLMI-092      11660 Chenault Avenue                               2,042,949.14     13,364.47
MLMI-093      1346 Pine Street                                    1,196,502.71      7,983.63
MLMI-094      1850 Williams Street                                1,057,001.41      7,993.48
MLMI-095      2790 Pine Street                                    1,196,502.71      7,983.63
MLMI-096      Pine Valley Court (Colony Greene) Apartments        2,581,589.98     19,761.88
MLMI-097      Doheny Drive Apartments                             2,086,310.72     15,044.66
MLMI-098      Hacienda de Camarillo                               2,040,495.73     14,158.84
MLMI-099      Peachtree & Willow Lake Apartments                  1,640,704.15     11,963.64
MLMI-008      Alexander House Apartments                          2,776,993.52     19,540.37
MLMI-020      Crosspointe Vista Apartments                        3,567,479.57     24,515.13
MLMI-034      Myrtle Cove Apartments                              9,452,863.65     61,620.03
MLMI-047      Tara Hall Apartments                                2,252,315.35     15,751.09
MLMI-049      The Atrium Cellini Apartments                       2,702,444.67     18,303.34
MLMI-055      Westcliff Apartments                                1,431,187.06     10,151.77
MLMI-057      Wilshire Village Shopping Center                    2,589,399.25     18,584.42
MLMI-058      Windsor Court Apartments                            2,497,769.30     16,751.53
MLMI-002      124 West 34th Street                                2,192,712.38     16,779.60
MLMI-006      502 West Office Center                              4,839,003.98     35,786.77
MLMI-009      Arlington Park I                                    1,990,111.74     13,273.71
MLMI-013      Bishops Landing Apartments                          3,682,407.16     26,694.78


                             REMAINING    REMAINING    MATURITY DATE   GROUND   BALLOON/HYPERAM/
 CONTROL NO.   GROSS RATE   TERM (MOS)   AMORT (MOS)      ARD DATE      LEASE     FULLY AMORT
------------- ------------ ------------ ------------- --------------- -------- -----------------
MLMI-128           7.100        119         299         11/01/2008       No         Balloon
MLMI-133           6.890        116          IO         08/01/2008       No         Balloon
MLMI-134           6.980         77         353         05/01/2005       No         Balloon
MLMI-135           6.700        116         356         08/01/2008       No         Balloon
MLMI-139           6.990        237         237         09/01/2018       No       Fully Amort
MLMI-140           7.000        177         297         09/01/2013       No         Balloon
MLMI-141           7.250        178         358         10/01/2013       No         Balloon
MLMI-142           7.200        117         357         09/01/2008       No         Balloon
MLMI-143           6.900        117         357         09/01/2008       No         Balloon
MLMI-144           7.150        117         297         09/01/2008       No         Balloon
MLMI-146           7.500        117         297         09/01/2008       No         Balloon
MLMI-152           7.250        119         359         11/01/2008       No         Balloon
MLMI-153           6.850        180         360         12/01/2013       No         Hyperam
MLMI-160           8.580        114         354         06/01/2008       No         Balloon
MLMI-162           6.875        237         295         09/01/2018       No         Balloon
MLMI-161           7.420        152         318         08/01/2011       No         Balloon
MLMI-163           7.420        152         318         08/01/2011       No         Balloon
MLMI-164           6.950        116         356         08/01/2008       No         Balloon
MLMI-091           7.750        111         351         03/01/2008       No         Balloon
MLMI-092           6.800        116         356         08/01/2008       No         Balloon
MLMI-093           7.000        116         356         08/01/2008       No         Balloon
MLMI-094           8.250        110         350         02/01/2008       No         Balloon
MLMI-095           7.000        116         356         08/01/2008       No         Balloon
MLMI-096           8.375        109         349         01/01/2008       No         Balloon
MLMI-097           7.750        111         351         03/01/2008       No         Balloon
MLMI-098           7.375        114         354         06/01/2008       No         Balloon
MLMI-099           7.875        112         352         04/01/2008       No         Balloon
MLMI-008           7.050        112         316         04/01/2008       No         Balloon
MLMI-020           7.130         73         349         01/01/2005       No         Balloon
MLMI-034           6.730        112         352         04/01/2008       No         Balloon
MLMI-047           7.340        113         353         05/01/2008       No         Balloon
MLMI-049           7.010        112         352         04/01/2008       No         Balloon
MLMI-055           6.870        115         295         07/01/2008       No         Balloon
MLMI-057           7.000        115         295         07/01/2008       No         Balloon
MLMI-058           6.970        119         359         11/01/2008       No         Balloon
MLMI-002           7.750        117         297         09/01/2008       No         Balloon
MLMI-006           7.375        142         298         10/01/2010       No         Balloon
MLMI-009           6.875        114         354         06/01/2008       No         Balloon
MLMI-013           7.125        176         296         08/01/2013       No         Balloon

MORTGAGE LOAN SCHEDULE

                                                  CUT-OFF DATE    P&I PAYMENT
 CONTROL NO.            PROPERTY NAME               BALANCE        (MONTHLY)
------------- -------------------------------- ----------------- -------------
MLMI-014      Cedar Village Mobile Home Park       1,165,188.06      9,121.32
MLMI-015      Charleston Apartments                2,041,446.91     14,799.01
MLMI-016      Childs Instant Homes                 1,992,560.40     15,782.29
MLMI-017      City Villas                          2,495,307.01     15,409.43
MLMI-018      Clarendon Apartments                 2,929,752.96     21,238.59
MLMI-025      Eastgate Apartments                  1,648,535.15     11,089.85
MLMI-026      Federal Express Building             7,948,039.63     71,358.12
MLMI-027      Foxmoor Apartments                   5,607,995.75     44,777.19
MLMI-029      Hartford Apartments                  2,484,317.51     17,063.20
MLMI-036      Pep Boys Plaza                       2,391,400.98     17,510.00
MLMI-037      Peppertree Apartments                1,226,935.15      8,614.59
MLMI-039      Pond Plaza                           1,420,966.00     12,833.74
MLMI-040      Quarters Apartments                  3,329,450.94     23,807.00
MLMI-043      Republic Beverage Building          10,658,301.05     79,815.95
MLMI-044      Royal Knight Apartments              1,348,603.67      9,425.51
MLMI-046      Super 8 Rockwall                     1,193,655.84      9,926.98
MLMI-054      Village Square Apartments            1,689,182.79     11,521.17
MLMI-059      Wong Family Trust Apartments         1,992,972.85     14,756.12
MLMI-061      332 East 95th Street                 2,347,999.41     16,198.51
MLMI-065      Springfield Apartments               2,997,102.15     19,147.85
MLMI-066      Orleans East Apartments              2,297,914.66     15,262.42
MLMI-068      Redwood Village Apartments           6,191,945.76     44,220.91



                             REMAINING    REMAINING    MATURITY DATE   GROUND   BALLOON/HYPERAM/
 CONTROL NO.   GROSS RATE   TERM (MOS)   AMORT (MOS)      ARD DATE      LEASE     FULLY AMORT
------------- ------------ ------------ ------------- --------------- -------- -----------------
MLMI-014           8.000         80         296         08/01/2005       No         Balloon
MLMI-015           7.125        176         296         08/01/2013       No         Balloon
MLMI-016           7.125        238         238         10/01/2018       No       Fully Amort
MLMI-017           6.170        118         358         10/01/2008       No         Balloon
MLMI-018           7.125        176         296         08/01/2013       No         Balloon
MLMI-025           7.000        239         359         11/01/2018       No         Balloon
MLMI-026           6.780        178         178         10/01/2013       No       Fully Amort
MLMI-027           7.180        236         236         08/01/2018       No       Fully Amort
MLMI-029           7.150        112         352         04/01/2008       No         Balloon
MLMI-036           7.250         81         297         09/01/2005       Yes        Balloon
MLMI-037           6.800        118         298         10/01/2008       No         Balloon
MLMI-039           6.875        178         178         10/01/2013       No       Fully Amort
MLMI-040           7.000        118         298         10/01/2008       No         Balloon
MLMI-043           6.530        239         239         11/01/2018       No       Fully Amort
MLMI-044           6.750        118         298         10/01/2008       No         Balloon
MLMI-046           7.740        237         237         09/01/2018       No       Fully Amort
MLMI-054           7.080        112         352         04/01/2008       No         Balloon
MLMI-059           7.375        177         297         09/01/2013       No         Balloon
MLMI-061           7.250        119         359         11/01/2008       No         Balloon
MLMI-065           6.500        179         359         11/01/2013       No         Balloon
MLMI-066           6.875        119         359         11/01/2008       No         Balloon
MLMI-068           7.000        119         299         11/01/2008       No         Balloon

MORTGAGE LOAN SCHEDULE



                                                       SUB            MASTER
 CONTROL NO.            PROPERTY NAME            SERVICING FEES   SERVICING FEES
------------- --------------------------------- ---------------- ----------------
MLMI-001      1 Beach                                 0.0700           0.0350
MLMI-003      1700 Broadway                           0.0700           0.0350
MLMI-004      2 Northpoint                            0.0700           0.0350
MLMI-005      3737 Hillcroft Apartments               0.0700           0.0350
MLMI-007      6900 Lindbergh Blvd                     0.0700           0.0350
MLMI-010      Bassett Furniture                       0.0700           0.0350
MLMI-011      Bentworth Apartments                    0.0700           0.0350
MLMI-012      Beverly-Brighton Shops                  0.0700           0.0350
MLMI-019      Corr-Pro (Mystic) Warehouse             0.0700           0.0350
MLMI-021      Crown Gardens Apartments                0.0700           0.0350
MLMI-022      Deane Hill Apartments                   0.0700           0.0350
MLMI-023      Deerfield Apartments                    0.0700           0.0350
MLMI-024      East 61st Street Brownstone             0.0700           0.0350
MLMI-028      Gazebo Inn                              0.0700           0.0350
MLMI-030      Heritage Apartments                     0.0700           0.0350
MLMI-031      Holcomb Woods Shopping Center           0.0700           0.0350
MLMI-032      Kingsley Plaza Apartments               0.0700           0.0350
MLMI-033      MeadowCrest Apartments                  0.0700           0.0350
MLMI-035      O'Neill Industrial Center               0.0700           0.0350
MLMI-038      Pippin-Good Samaritan Center            0.0700           0.0350
MLMI-041      Ramada Inn Airport                      0.0700           0.0350
MLMI-042      Reeve - Wildcreek Apartments            0.0700           0.0350
MLMI-045      Sommerset Apartments                    0.0700           0.0350
MLMI-048      The Ansonia Commercial                  0.0700           0.0350
MLMI-050      The Shelton                             0.0700           0.0350
MLMI-051      The Wic Building                        0.0700           0.0350
MLMI-052      Tiffany Apartments                      0.0700           0.0350
MLMI-053      Village at Brookside Apartments         0.0700           0.0350
MLMI-056      Willowbrook Apartments                  0.0700           0.0350
MLMI-060      Woodhollow Apartments                   0.0700           0.0350
MLMI-062      Cerritos Village                        0.0700           0.0350
MLMI-064      Mercer Mall                             0.0700           0.0350
MLMI-067      Phelan Village Shopping Center          0.0700           0.0350
MLMI-069      Argonne Avenue Apts                     0.0700           0.0350
MLMI-070      Sundown Apartments                      0.0700           0.0350
MLMI-071      Woodsdale Apartments                    0.0700           0.0350
MLMI-072      11707 Otsego Street                     0.0700           0.0350
MLMI-073      12460 Gladstone                         0.0700           0.0350
MLMI-074      2019 North Main Street                  0.0700           0.0350


                 MORTGAGE                                             INTEREST
 CONTROL NO.   LOAN SELLER          SUBSERVICER         DEFEASANCE    ACCRUAL    CROSS DEFAULTED
------------- ------------- -------------------------- ------------ ----------- ----------------
MLMI-001          MLMI      GE Capital Loan Services         Y        30/360
MLMI-003          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-004          MLMI      GE Capital Loan Services         Y        30/360
MLMI-005          MLMI      GE Capital Loan Services                Actual/360
MLMI-007          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-010          MLMI      GE Capital Loan Services                Actual/360
MLMI-011          MLMI      GE Capital Loan Services                Actual/360
MLMI-012          MLMI      GE Capital Loan Services                Actual/360
MLMI-019          MLMI      GE Capital Loan Services                Actual/360
MLMI-021          MLMI      GE Capital Loan Services                Actual/360
MLMI-022          MLMI      GE Capital Loan Services                Actual/360
MLMI-023          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-024          MLMI      GE Capital Loan Services                  30/360
MLMI-028          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-030          MLMI      GE Capital Loan Services         Y        30/360
MLMI-031          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-032          MLMI      GE Capital Loan Services                Actual/360
MLMI-033          MLMI      GE Capital Loan Services                Actual/360
MLMI-035          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-038          MLMI      GE Capital Loan Services                  30/360
MLMI-041          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-042          MLMI      GE Capital Loan Services                Actual/360
MLMI-045          MLMI      GE Capital Loan Services                Actual/360
MLMI-048          MLMI      GE Capital Loan Services                Actual/360
MLMI-050          MLMI      GE Capital Loan Services                Actual/360
MLMI-051          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-052          MLMI      GE Capital Loan Services                Actual/360
MLMI-053          MLMI      GE Capital Loan Services                Actual/360
MLMI-056          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-060          MLMI      GE Capital Loan Services                Actual/360
MLMI-062          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-064          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-067          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-069          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-070          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-071          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-072          MLMI      GE Capital Loan Services                  30/360
MLMI-073          MLMI      GE Capital Loan Services                  30/360
MLMI-074          MLMI      GE Capital Loan Services                  30/360

MORTGAGE LOAN SCHEDULE

                                                         SUB            MASTER
 CONTROL NO.             PROPERTY NAME             SERVICING FEES   SERVICING FEES
------------- ----------------------------------- ---------------- ----------------
MLMI-075      8245 Florin Road                          0.0700           0.0350
MLMI-076      Ashikita                                  0.0700           0.0350
MLMI-077      Balboa Plaza                              0.0700           0.0350
MLMI-078      BHB Properties LLC                        0.0700           0.0350
MLMI-079      Cherry Hills Apartments                   0.0700           0.0350
MLMI-080      Clifford Family Trust                     0.0700           0.0350
MLMI-081      Gabela Partners                           0.0700           0.0350
MLMI-082      Hotton                                    0.0700           0.0350
MLMI-083      Marie Cook Trustee                        0.0700           0.0350
MLMI-084      Parkside Plaza, LLC                       0.0700           0.0350
MLMI-085      Patio World                               0.0700           0.0350
MLMI-086      Rainbow Center                            0.0700           0.0350
MLMI-087      Rita A. Quam Family Trust                 0.0700           0.0350
MLMI-088      Rivard                                    0.0700           0.0350
MLMI-089      Spring Valley Plaza                       0.0700           0.0350
MLMI-090      Stuart Sackley                            0.0700           0.0350
MLMI-100      Hastings Entertainment                    0.0700           0.0350
MLMI-101      2333 Walton Boulevard                     0.0700           0.0350
MLMI-102      Embassy Suites - Oklahoma City            0.0700           0.0350
MLMI-104      BJ's Wholesale Club                       0.0700           0.0350
MLMI-105      Country Club Care Center                  0.0700           0.0350
MLMI-106      Crown Care Center                         0.0700           0.0350
MLMI-107      1401 Morehead St. - Coca Cola             0.0700           0.0350
MLMI-108      Beacon Square                             0.0700           0.0350
MLMI-109      Quadrangle Square                         0.0700           0.0350
MLMI-110      Station Plaza Shopping Center             0.0700           0.0350
MLMI-111      Shenandoah Square Shopping Center         0.0700           0.0350
MLMI-112      Holt and Eleanor Center                   0.0700           0.0350
MLMI-114      Oak Lawn Promenade                        0.0700           0.0350
MLMI-115      Santa Monica Sav-On                       0.0700           0.0350
MLMI-116      Seneca Park Plaza Shopping Center         0.0700           0.0350
MLMI-117      Willowbrook Court Shopping Center         0.0700           0.0350
MLMI-118      Waterbury Crossing                        0.0700           0.0350
MLMI-119      The LeConte Building                      0.0700           0.0350
MLMI-120      Office Max                                0.0700           0.0350
MLMI-124      Fairfield Inn - Beaverton                 0.0700           0.0350
MLMI-125      Courtyard by Marriott - Newburgh          0.0700           0.0350
MLMI-126      Albany Thruway Courtyard                  0.0700           0.0350
MLMI-127      Fairfield Inn - Henrietta                 0.0700           0.0350


                 MORTGAGE                                             INTEREST
 CONTROL NO.   LOAN SELLER          SUBSERVICER         DEFEASANCE     ACCRUAL     CROSS DEFAULTED
------------- ------------- -------------------------- ------------ ------------ -------------------
MLMI-075          MLMI      GE Capital Loan Services                  30/360
MLMI-076          MLMI      GE Capital Loan Services                  30/360
MLMI-077          MLMI      GE Capital Loan Services                  30/360
MLMI-078          MLMI      GE Capital Loan Services                  30/360
MLMI-079          MLMI      GE Capital Loan Services                  30/360
MLMI-080          MLMI      GE Capital Loan Services                  30/360
MLMI-081          MLMI      GE Capital Loan Services                  30/360
MLMI-082          MLMI      GE Capital Loan Services                  30/360
MLMI-083          MLMI      GE Capital Loan Services                  30/360
MLMI-084          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-085          MLMI      GE Capital Loan Services                  30/360
MLMI-086          MLMI      GE Capital Loan Services                  30/360
MLMI-087          MLMI      GE Capital Loan Services                  30/360
MLMI-088          MLMI      GE Capital Loan Services                  30/360
MLMI-089          MLMI      GE Capital Loan Services                  30/360
MLMI-090          MLMI      GE Capital Loan Services                  30/360
MLMI-100          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-101          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-102          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-104          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-105          MLMI      GE Capital Loan Services         Y      Actual/360   MLMI-106
MLMI-106          MLMI      GE Capital Loan Services         Y      Actual/360   MLMI-105
MLMI-107          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-108          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-109          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-110          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-111          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-112          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-114          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-115          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-116          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-117          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-118          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-119          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-120          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-124          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-125          MLMI      GE Capital Loan Services         Y      Actual/360   MLMI-127; MLMI-126
MLMI-126          MLMI      GE Capital Loan Services         Y      Actual/360   MLMI-127; MLMI-125
MLMI-127          MLMI      GE Capital Loan Services         Y      Actual/360   MLMI-125; MLMI-126

MORTGAGE LOAN SCHEDULE

                                                                    SUB            MASTER
 CONTROL NO.                   PROPERTY NAME                  SERVICING FEES   SERVICING FEES
------------- ---------------------------------------------- ---------------- ----------------
MLMI-128      Quality Inn City Center                              0.0700           0.0350
MLMI-133      Sammamish Ridge                                      0.0700           0.0350
MLMI-134      Kenmore Estates                                      0.0700           0.0350
MLMI-135      Independence Green Apartments                        0.0700           0.0350
MLMI-139      Walkers Ridge                                        0.0700           0.0350
MLMI-140      Colonial House                                       0.0700           0.0350
MLMI-141      Chapelcroft                                          0.0700           0.0350
MLMI-142      Aspen Shadows                                        0.0700           0.0350
MLMI-143      Antelope Manor Apartments                            0.0700           0.0350
MLMI-144      AAAABCO Gibson Mini Storage                          0.0700           0.0350
MLMI-146      49er Mini Storage                                    0.0700           0.0350
MLMI-152      Chateau Brickyard                                    0.0700           0.0350
MLMI-153      Holiday on the Bay                                   0.0700           0.0350
MLMI-160      PetsMart, Inc.                                       0.0700           0.0350
MLMI-162      Rite Aid                                             0.0700           0.0350
MLMI-161      Heilig Meyers                                        0.0700           0.0350
MLMI-163      Heilig Meyers                                        0.0700           0.0350
MLMI-164      Kings Court Shopping Center                          0.0700           0.0350
MLMI-091      11307 Morrison                                       0.0700           0.0350
MLMI-092      11660 Chenault Avenue                                0.0700           0.0350
MLMI-093      1346 Pine Street                                     0.0700           0.0350
MLMI-094      1850 Williams Street                                 0.0700           0.0350
MLMI-095      2790 Pine Street                                     0.0700           0.0350
MLMI-096      Pine Valley Court (Colony Greene) Apartments         0.0700           0.0350
MLMI-097      Doheny Drive Apartments                              0.0700           0.0350
MLMI-098      Hacienda de Camarillo                                0.0700           0.0350
MLMI-099      Peachtree & Willow Lake Apartments                   0.0700           0.0350
MLMI-008      Alexander House Apartments                           0.0600           0.0350
MLMI-020      Crosspointe Vista Apartments                         0.0600           0.0350
MLMI-034      Myrtle Cove Apartments                               0.0600           0.0350
MLMI-047      Tara Hall Apartments                                 0.0600           0.0350
MLMI-049      The Atrium Cellini Apartments                        0.0600           0.0350
MLMI-055      Westcliff Apartments                                 0.0600           0.0350
MLMI-057      Wilshire Village Shopping Center                     0.0600           0.0350
MLMI-058      Windsor Court Apartments                             0.0600           0.0350
MLMI-002      124 West 34th Street                                 0.0900           0.0350
MLMI-006      502 West Office Center                               0.0900           0.0350
MLMI-009      Arlington Park I                                     0.0900           0.0350
MLMI-013      Bishops Landing Apartments                           0.0900           0.0350


                 MORTGAGE                                             INTEREST
 CONTROL NO.   LOAN SELLER          SUBSERVICER         DEFEASANCE    ACCRUAL    CROSS DEFAULTED
------------- ------------- -------------------------- ------------ ----------- ----------------
MLMI-128          MLMI      GE Capital Loan Services                Actual/360
MLMI-133          MLMI      GE Capital Loan Services         Y        30/360
MLMI-134          MLMI      GE Capital Loan Services                Actual/360
MLMI-135          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-139          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-140          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-141          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-142          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-143          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-144          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-146          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-152          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-153          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-160          MLMI      GE Capital Loan Services         Y        30/360
MLMI-162          MLMI      GE Capital Loan Services         Y        30/360
MLMI-161          MLMI      GE Capital Loan Services         Y        30/360
MLMI-163          MLMI      GE Capital Loan Services         Y        30/360
MLMI-164          MLMI      GE Capital Loan Services         Y      Actual/360
MLMI-091          MLMI      GE Capital Loan Services                  30/360
MLMI-092          MLMI      GE Capital Loan Services                  30/360
MLMI-093          MLMI      GE Capital Loan Services                Actual/360
MLMI-094          MLMI      GE Capital Loan Services                  30/360
MLMI-095          MLMI      GE Capital Loan Services                Actual/360
MLMI-096          MLMI      GE Capital Loan Services                  30/360
MLMI-097          MLMI      GE Capital Loan Services                  30/360
MLMI-098          MLMI      GE Capital Loan Services                  30/360
MLMI-099          MLMI      GE Capital Loan Services                  30/360
MLMI-008          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-020          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-034          MLMI      L.J. Melody & Co.                Y        30/360
MLMI-047          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-049          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-055          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-057          MLMI      L.J. Melody & Co.                       Actual/360
MLMI-058          MLMI      L.J. Melody & Co.                Y      Actual/360
MLMI-002          MLMI      MLCC                                    Actual/360
MLMI-006          MLMI      MLCC                             Y      Actual/360
MLMI-009          MLMI      MLCC                             Y      Actual/360
MLMI-013          MLMI      MLCC                                    Actual/360

MORTGAGE LOAN SCHEDULE

                                                      SUB            MASTER
 CONTROL NO.            PROPERTY NAME           SERVICING FEES   SERVICING FEES
------------- -------------------------------- ---------------- ----------------
MLMI-014      Cedar Village Mobile Home Park         0.0900           0.0350
MLMI-015      Charleston Apartments                  0.0900           0.0350
MLMI-016      Childs Instant Homes                   0.0900           0.0350
MLMI-017      City Villas                            0.0900           0.0350
MLMI-018      Clarendon Apartments                   0.0900           0.0350
MLMI-025      Eastgate Apartments                    0.0900           0.0350
MLMI-026      Federal Express Building               0.0900           0.0350
MLMI-027      Foxmoor Apartments                     0.0900           0.0350
MLMI-029      Hartford Apartments                    0.0900           0.0350
MLMI-036      Pep Boys Plaza                         0.0900           0.0350
MLMI-037      Peppertree Apartments                  0.0900           0.0350
MLMI-039      Pond Plaza                             0.0900           0.0350
MLMI-040      Quarters Apartments                    0.0900           0.0350
MLMI-043      Republic Beverage Building             0.0900           0.0350
MLMI-044      Royal Knight Apartments                0.0900           0.0350
MLMI-046      Super 8 Rockwall                       0.0900           0.0350
MLMI-054      Village Square Apartments              0.0900           0.0350
MLMI-059      Wong Family Trust Apartments           0.0900           0.0350
MLMI-061      332 East 95th Street                   0.0900           0.0350
MLMI-065      Springfield Apartments                 0.0900           0.0350
MLMI-066      Orleans East Apartments                0.0900           0.0350
MLMI-068      Redwood Village Apartments             0.0900           0.0350



                 MORTGAGE                                INTEREST
 CONTROL NO.   LOAN SELLER   SUBSERVICER   DEFEASANCE    ACCRUAL    CROSS DEFAULTED
------------- ------------- ------------- ------------ ----------- ----------------
MLMI-014          MLMI      MLCC                       Actual/360
MLMI-015          MLMI      MLCC                       Actual/360
MLMI-016          MLMI      MLCC                       Actual/360
MLMI-017          MLMI      MLCC                Y      Actual/360
MLMI-018          MLMI      MLCC                       Actual/360
MLMI-025          MLMI      MLCC                Y      Actual/360
MLMI-026          MLMI      MLCC                Y      Actual/360
MLMI-027          MLMI      MLCC                Y      Actual/360
MLMI-029          MLMI      MLCC                Y      Actual/360
MLMI-036          MLMI      MLCC                       Actual/360
MLMI-037          MLMI      MLCC                       Actual/360
MLMI-039          MLMI      MLCC                       Actual/360
MLMI-040          MLMI      MLCC                Y      Actual/360
MLMI-043          MLMI      MLCC                Y        30/360
MLMI-044          MLMI      MLCC                Y      Actual/360
MLMI-046          MLMI      MLCC                Y      Actual/360
MLMI-054          MLMI      MLCC                Y      Actual/360
MLMI-059          MLMI      MLCC                       Actual/360
MLMI-061          MLMI      MLCC                Y      Actual/360
MLMI-065          MLMI      MLCC                       Actual/360
MLMI-066          MLMI      MLCC                Y      Actual/360
MLMI-068          MLMI      MLCC                Y      Actual/360

                                   EXHIBIT C



            FORM OF SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                 Merrill Lynch Mortgage Investors, Inc. 1998-C3



 Control       Borrower        Document        Document         Exception
   No.           Name             ID            Status         Description
---------    ------------    ------------    ------------    ---------------

                                  EXHIBIT D-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE



                                                              ________, 199__



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:  Structured Finance Services - CMBS

Re: Merrill Lynch Mortgage Investors, Inc. Series 1998-C3

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, GE Capital Realty Group, Inc., as Special Servicer and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.



Mortgagor's Name:



Address:



Loan No.:



If only particular documents in the Mortgage File are requested, please specify which:



Reason for requesting file (or portion thereof):


                                     D-1-1

________________  1.       Mortgage Loan paid in full.

                               The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.



________________  2.       Other. (Describe)



         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be (i) returned to you or your designee within ten (10) days after resolution of the matter specified in Item 2 or if the Mortgage Loan has been paid in full, the Mortgage File (or such portion thereof) will be retained by us for at least [5] years.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                     GE Capital Loan Services, Inc.
                                     as Master Servicer


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title



                                     D-1-2

                                  EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE





                                                              ________, 199__



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:  Structured Finance Services - CMBS

Re: Merrill Lynch Mortgage Investors, Inc. Series 1998-C3

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc. as depositor, GE Capital Loan Services, Inc., as Master Servicer, GE Capital Realty Group, Inc., as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.



Mortgagor's Name:



Address:



Loan No.:



If only particular documents in the Mortgage File are requested, please specify which:



Reason for requesting file (or portion thereof):



                                     D-2-1

________________  1.       The Mortgage Loan is being foreclosed.



________________  2.       Other. (Describe)



_________The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be (i) returned to you or your designee within ten (10) days of resolution of the matter specified in Item 2 or (ii) if the Mortgage Loan is being foreclosed, the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.



_________Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                         GE Capital Realty Group, Inc.
                                         as Special Servicer




                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:



                                     D-2-2

                                  EXHIBIT E-1

                CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

         In general, NOI is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, payroll, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), stabilized tenant improvement costs and leasing commissions and replacement reserves. NOI does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

         In determining the "revenue" component of NOI for each Rental Property, the applicable Seller or originator generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Seller's underwriting standards. In determining the rental revenue for each of the Rental Properties, the applicable Seller or originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior one- to 12-month periods. Generally, in the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Occupancy rates and average daily room rates were within the then current market ranges. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

         In determining the "expense" component of NOI for each Rental Property, the Seller or originator generally relied on full-year or year-to-date financial statements and/or rolling 12-month operating statements or financial statements supplied by the related borrower, except that (a) if real estate tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to stabilized reserves for leasing commissions and tenant improvement expenses and (d) expenses were assumed to include annual replacement reserves. See Annex A to the


                                     E-1-1

Prospectus Supplement. In addition, in some instances, the applicable Seller or originator recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing NOI) where such Seller or originator determined appropriate.

         The borrower's financial information used to determine NOI was in most cases unaudited, and neither the Sellers nor the Depositor verified their accuracy.

         (i) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage of the Cut-Off Date Balance of a Mortgage Loan to the appraised value, or with respect to one Mortgage Loan, or 9.2%, the market value, of the related Mortgage Property as shown in the most recent third-party appraisal or market value study thereof available to the related Seller prior to the Cut-Off Date.

         (ii) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value, or with respect to one Mortgage Loan, or 9.2%, the market value, of the related Mortgaged Property as shown on the most recent third-party appraisal or market value study thereof available to the related Seller prior to the Cut-Off Date.

         (iii) References to "Loan per Sq. ft., Unit, Pad, Room or Bed" are, for each Mortgage Loan secured by a lien on (1) a retail, industrial, medical office or office property, (2) a multifamily or self-storage property, (3) a manufactured housing community, (4) a hospitality property or (5) a healthcare facility, respectively, references to the Cut-Off Date balance of such Mortgage Loan divided by the number of square feet, dwelling or storage units, pads, guest suites or rooms, or health care facility beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, medical office or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square footage of the related Mortgaged Property.

         (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

         (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.


                                     E-1-2

         (vi) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

         (vii) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections or engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.

         (viii) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Seller in determining NOI.

         (ix) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee Rate and the Trustee Fee Rate.

         (x) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units or pads rented, (b) in the case of medical office, office, industrial and retail properties, the percentage of the net rentable square footage rented, (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting) and (d) in the case of congregate care facilities, the percentage of beds rented.

         (xi) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan) as the Cut-Off Date.

The sum of any column of any of the following tables may not equal the indicated total due to rounding.

The DSCR, Cut-Off Date LTV and the Repayment LTV calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Credit Lease Tenants or Guarantors.


                                     E-1-3

                                  EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                              ________, 199__

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention: Structured Finance Services-CMBS

         Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Class [ ] (the "Certificates")
                  -------------------------------------------------------------

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of December 22, 1998 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc. as special servicer and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the


                                     F-1-1

         Securities Act of 1933 (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                            Very truly yours,

                                            ------------------------------
                                            (Transferor)

                                            By:
                                               ---------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------




                                     F-1-2

                                  EXHIBIT F-2

                         FORM OF TRANSFEREE CERTIFICATE

                                    FOR QIBs


                          ________, 199__

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

         Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Class [ ] (the "Certificates")
                  ------------------------------------------------------------

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of December 22, 1998 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                1.The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                     F-2-1

                2.The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) any credit enhancement mechanism associated with the Certificates, and (f) all related matters, that it has requested.


                                            Very truly yours,

                                            ------------------------------
                                            (Transferor)

                                            By:
                                               ---------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------



                                     F-2-2

                             ANNEX 1 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

         o Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in
                  Section 501(c)(3) of the Internal Revenue Code of 1986.

         o Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.


                                     F-2-3

         o Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         o Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         o Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         o State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         o ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         o Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         o Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
                                                             ------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the


                                     F-2-4

Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Will the Transferee be purchasing the
Transferred Certificate only for the        -----           -----
Transferee's own account?                    Yes              No

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such


                                     F-2-5
purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                                -------------------------------
                                                Print Name of Transferee

                                                By:
                                                   ----------------------------

                                                Name:
                                                     --------------------------

                                                Title:
                                                      -------------------------




                                     F-2-6

                             ANNEX 2 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and The Chase Manhattan Bank, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         o The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         o The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2-7

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

Will the Transferee be purchasing the
Transferred Certificate only for the           -----            -----
Transferee's own account?                       Yes               No


         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]




                                     F-2-8

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                                -------------------------------
                                                Print Name of Transferee or
                                                Adviser

                                                -------------------------------

                                                By:
                                                   ----------------------------

                                                Name:
                                                     --------------------------

                                                Title:
                                                      -------------------------


                                                IF AN ADVISER:


                                                -------------------------------
                                                Print Name of Transferee

                                                Date:
                                                     --------------------------

                                     F-2-9

                                  EXHIBIT F-3

                         FORM OF TRANSFEREE CERTIFICATE
                                  FOR NON-QIBs

                                                              ________, 199__

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

         Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Class [_] (the "Certificates")
                  ------------------------------------------------------------

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ____________________ by (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of December 22, 1998 (the "Closing Date") of $_____________] [evidencing a ___% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar

                                     F-3-1
has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based.

         3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

- AND -

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or


                                     F-3-2
would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

         5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

         6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                             Very truly yours,

                                             ------------------------------
                                             (Transferee)

                                             By:
                                                ---------------------------

                                             Name:
                                                  -------------------------

                                             Title:
                                                   ------------------------



                                     F-3-3

                                   EXHIBIT G

                 FORM OF TRANSFEREE LETTER (RELATING TO ERISA)

                                                              ________, 199__

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

         Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Class [ ] (the "Certificates")
                  ------------------------------------------------------------
Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of December 22, 1998 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong). The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

         Either: (1) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan); or (2) the Transferee's purchase of the Transferred Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code or subject the Master Servicer, the Special Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.


                                     G-1-1

                                           ------------------------------
                                           [Name of Transferee]

                                           By:
                                              ---------------------------

                                           Name:
                                                -------------------------

                                           Title:
                                                 ------------------------




                                     G-1-2

                                  EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                REGARDING CLASS R-I, R-II AND R-III CERTIFICATES



STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )



                  [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

                  1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of December 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, GE Capital Realty Group, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee.

                  2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and

                                     H-1-1
         telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
         Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II, R-III] Certificates; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-I(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a


                                     H-1-2

         "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

                  5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

                  7. That the Owner's taxpayer identification number is
         _____________.

                  8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

                  10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

                  11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain

                                     H-1-3
         outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

                  13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

                  14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".


                                     H-1-4

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its [Assistant] Secretary, this ____ day of _____, 199_.



                                          [NAME OF OWNER]



                                          By:
                                             ------------------------------
                                             [Name of Officer]
                                             [Title of Officer]


-------------------------------
[Assistant] Secretary



         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.



         Subscribed and sworn before me this ____ day of _____ 199_.



                                            ----------------------------------
                                            NOTARY PUBLIC



                                            COUNTY OF
                                                      -----------------
                                            STATE OF
                                                      -----------------

                                            My Commission expires the

                                            ____ day of _____________, 19__.




                                     H-1-5

                                  EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE

                REGARDING CLASS R-I, R-II AND R-III CERTIFICATES



                                                              ________, 199__



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

         Re:      Merrill Lynch Mortgage Investors, Inc.,
                  Mortgage Pass-Through Certificates, Series 1998-C3, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong
                  -------------------------------------------------------------

Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____________________________________ (the "Transferor") to
______________________________________________ (the "Transferees") of the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer, and The Chase Manhattan Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:


                  1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the

                                     H-2-1
         form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                              Very truly yours,


                                              ------------------------------
                                              (Transferor)

                                              By:
                                                 ---------------------------

                                              Name:
                                                   -------------------------

                                              Title:
                                                    ------------------------

                                     H-2-2

                                  EXHIBIT I-1

                       Form of Notice and Acknowledgment





                                                              ________, 199__



Moody's Investors Service
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Agency
25 Broadway
New York, New York  10004

Ladies and Gentlemen:

         This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 1998 relating to Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

         Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

         The designation of ____________________ as Special Servicer will become final if certain conditions are met and if neither of you deliver to The Chase Manhattan Bank, the trustee under the Agreement (the "Trustee"), within 45 days after the date of the delivery of this notice to you, a written notice stating that if the person designated to become the Special Servicer were to serve as the Special Servicer, then the rating or ratings of one or more Classes of the Certificates would be qualified, downgraded or withdrawn.


                                     I-1-1

         Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee.

                                                 Very truly yours,


                                                 THE CHASE MANHATTAN BANK


                                                 By:
                                                    ---------------------------


                                                 Title:
                                                       ------------------------




                                     I-1-2

Receipt acknowledged:



        Standard & Poor's Ratings Agency       Moody's Investors Service, Inc.



        By:                                    By:
           ------------------------------         -----------------------------


        Title:                                 Title:
              ---------------------------            --------------------------


        Date:                                  Date:
             ----------------------------           ---------------------------





                                     I-1-3

                                  EXHIBIT I-2


              FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER





                                                              ________, 199__



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

Ladies & Gentlemen:

         Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 1998 relating to Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1998-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) as if it were the Special Servicer thereunder.

                                              ------------------------------



                                              By:
                                                 ---------------------------

                                              Name:
                                                   -------------------------

                                              Title:
                                                    ------------------------




                                     I-2-1

                                   EXHIBIT J

                                   [RESERVED]

                                   EXHIBIT K

                     FORM OF SCHEDULE OF CERTIFICATEHOLDERS



                          Initial
                        Certificate
     Class           Principal Balance          Name of Holder        Address
     -----           -----------------          --------------        -------

                                   EXHIBIT L

                       FORM OF CSSA PROPERTY FILE REPORT


---------------------------------------------  -----------------------------------
                                                 FIELD                FORMAT
                 FIELD NAME                     NUMBER    TYPE       EXAMPLE
---------------------------------------------  -----------------------------------
Transaction Id                                     1       AN        XXX97001
Loan ID                                            2       AN        XXX9701A
Prospectus Loan ID                                 3       AN      00000000012345
Property ID                                        4       AN        1001-001
Distribution Date                                  5       AN        YYYYMMDD
Cross-Collateralized Loan Grouping                 6     Numeric       9(3)
Property Name                                      7       AN          Text
Property Address                                   8       AN          Text
Property City                                      9       AN          Text
Property State                                    10       AN           FL
Property Zip Code                                 11       AN         30303
Property County                                   12       AN          Text
Property Type Code                                13       AN           MF
Year Built                                        14       AN          YYYY
Year Last Renovated                               15       AN          YYYY
Net Square Feet At Securitization                 16     Numeric      25000
# Of Units/Beds/Rooms At Securitization           17     Numeric        75
Property Status                                   18       AN           1
Allocated Percentage of Loan at  Securitization   19     Numeric       0.75
Current Allocated Percentage                      20     Numeric       0.75
Current Allocated Loan Amount                     21     Numeric     5900900
Ground Lease (Y/S/N)                              22       AN           N
Other Escrow / Reserve Balances                   23     Numeric      25000
Most Recent Appraisal Date                        24       AN        YYYYMMDD
Most Recent Appraisal Value                       25     Numeric     1000000
Date Asset is Expected to Be Resolved             26       AN        YYYYMMDD
Foreclosure Date                                  27       AN        YYYYMMDD
---------------------------------------------  -----------------------------------
REO Date                                          28       AN        YYYYMMDD
Occupancy %                                       29     Numeric       0.75
Occupancy Date                                    30     Numeric     YYYYMMDD
Date Lease Rollover Review                        31       AN        YYYYMMDD
% Sq. Feet expiring 1-12 months                   32     Numeric       0.20
% Sq. Feet  expiring 13-24 months                 33     Numeric       0.20
% Sq. Feet expiring 25-36 months                  34     Numeric       0.20
% Sq. Feet  expiring 37-48 months                 35     Numeric       0.20
% Sq. Feet  expiring 49-60 months                 36     Numeric       0.20
Largest Tenant                                    37       AN          Text
Square Feet of Largest Tenant                     38     Numeric      15000
2nd Largest Tenant                                39       AN          Text
Square Feet of 2nd Largest Tenant                 40     Numeric      15000
3rd Largest Tenant                                41       AN          Text
Square Feet of 3rd Largest Tenant                 42     Numeric      15000
Fiscal Year End Month                             43     Numeric        12
Securitization Financials As Of Date              44       AN        YYYYMMDD
Revenue At Securitization                         45     Numeric     1000000
Operating Expenses At Securitization              46     Numeric     1000000
NOI At Securitization                             47     Numeric     1000000
DSCR At Securitization                            48     Numeric       1.5
Appraisal Value At Securitization                 49     Numeric     1000000
Appraisal Date At Securitization                  50       AN        YYYYMMDD
Physical Occupancy At Securitization              51             Numeric
Date of Last Inspection                           52       AN        YYYYMMDD
---------------------------------------------  -----------------------------------
Preceding FY Financial As of Date                 53       AN        YYYYMMDD
Preceding Fiscal Year Revenue                     54     Numeric    1,000,000
Preceding Fiscal Year Expenses                    55     Numeric    1,000,000
Preceding Fiscal Year NOI                         56     Numeric    1,000,000
Preceding Fiscal Year Debt Service Amt.           57     Numeric    1,000,000
Preceding Fiscal Year DSCR                        58     Numeric       1.30
Preceding Fiscal Year Physical Occupancy          59     Numeric       0.90
Sec Preceding FY Financial As of Date             60       AN        YYYYMMDD
Second Preceding FY Revenue                       61     Numeric    1,000,000
Second Preceding FY Expenses                      62     Numeric    1,000,000
Second Preceding FY NOI                           63     Numeric    1,000,000
Second Preceding FY Debt Service                  64     Numeric    1,000,000
Second Preceding FY DSCR                          65     Numeric       1.30
Sec Preceding FY Physical Occupancy               66     Numeric       0.90
---------------------------------------------  -----------------------------------


----------------------------------------------------------------------------   ------------
                                                                                  CSSA
                           DESCRIPTION/COMMENTS                                   LOAN
----------------------------------------------------------------------------   ------------
                                                                                  S1,P1
                                                                                  S3,P3
From Offering Document                                                            S4,P4
Should contain Prospectus ID and propety identifier, e.g., 1001-001, 1000-002
                                                                                   P5
All Loans With The Same Numeric Value Are Crossed                                  S75
                                                                                   S55
                                                                                   S56
                                                                                   S57
                                                                                   S58
                                                                                   S59
                                                                                   S60
                                                                                   S61
                                                                                   S64
                                                                                   P80
RT, IN, WH, OF, MU, SS,OT = SF                                                     S62
MF, MHP, LO, HC = Units                                                            S63
1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6= Same as
  at securitization
Issuer to allocate loan % attributable to property for multi-property loans
Calculation based on Current Allocated Loan Amount and Current SPB for associated loan.
Maintained by servicer.                                                            P7
Either Y=Yes, S=Subordinat, N= No ground lease                                     S74
                                                                                   S77
                                                                                   P74
                                                                                   P75
Could be different dates for different properties if foreclosing                   P79
                                                                                   P42
----------------------------------------------------------------------------   ------------
                                                                                   P43
Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA                                 P71
Add a new field to the CSSA Loan file.                                             P71
Roll over review to be completed every 12 months





For Office, WH, Retail, Industrial *Only if disclosed in the offering document

For Office, WH, Retail, Industrial *Only if disclosed in the offering document

For Office, WH, Retail, Industrial *Only if disclosed in the offering document

Needed to indicate month ending for borrower's Fiscal Year
                                                                                   S72
                                                                                   S70
                                                                                   S71
                                                                                   S65
                                                                                   S66
                                                                                   S67
                                                                                   S68
                                                                                   S69

----------------------------------------------------------------------------   ------------
                                                                                   P58
                                                                                   P52
                                                                                   P53
                                                                                   P54
                                                                                   P55
                                                                                   P56
                                                                                   P57
                                                                                   P65
                                                                                   P59
                                                                                   P60
                                                                                   P61
                                                                                   P62
                                                                                   P63
                                                                                   P64
----------------------------------------------------------------------------   ------------


--------------------------------------------------------------------------------------------------------------------

                                    RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
--------------------------------------------------------------------------------------------------------------------
Same as CSSA Loan File
Same as CSSA Loan File
Same as CSSA Loan File

Same as CSSA Loan File

If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
If Multi-Prop, and all same then populate S57 with City, otherwise, "Various". Missing info= "incomplete"
If Multi-Prop, and all same then populate S58 with State, otherwise, "Various". Missing info= "incomplete"
If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various". Missing info= "incomplete"
If Multi-Prop, and all same then populate S60 with County, otherwise, "Various". Missing info= "incomplete"
If Multi-Prop and all same then populate S61 with property type otherwise "Various". Missing Info ="incomplete"
If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Roll-up to loan file if populated. If missing one or more than populate with "00000"
Roll-up to loan file if populated. If missing one or more than populate with "00000"
If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
No field needed in Cssa Loan file
No field needed in Cssa Loan file
Roll-up to Current Ending SPB  (P7)
If any property is Y, or S then S74=Y
If any property populated, then S77=Y
If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "000000)
If Multi-Prop, latest date from affiliated properties for P79.
If Multi-Prop, and all same then populate P42 with date, otherwise, "000000".
--------------------------------------------------------------------------------------------------------------------
If Multi-Prop, and all same then populate P43 with date, otherwise, "000000".
[Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)...(Curr. Allocated % Prop Z) *
  (Occupancy Prop Z)).  If missing one, then, "00000"
If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
If Multi-Prop, and all same then populate S72 with date, otherwise, "000000".
Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
[Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...((Allocated % at Sec. Prop Z) *
  (DSCR  Prop Z).  If missing one, "00000"
Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Weighted Average

--------------------------------------------------------------------------------------------------------------------
If Multi-Prop, and all same then populate P58 with date, otherwise, "000000+K23K46".K1
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
No Roll up to the CSSA loan format.
--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT M

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      LAST
                                                                    PROPERTY                              PAID         ANNUAL
   PROSPECTUS                                                      INSPECTION         SCHEDULED           THRU          DEBT
       ID                    NAME           CITY         STATE        DATE           LOAN BALANCE         DATE        SERVICE
-----------------------------------------------------------------------------------------------------------------------------------





Total:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
ORIGINAL UNDERWRITING INFORMATION                                               2ND PRECEDING ANNUAL OPERATING INFORMATION

BASIS YEAR                                                         AS OF                                      NORMALIZED

     FINANCIAL                                                       FINANCIAL
     INFO AS OF         %           TOTAL        $                   INFO AS OF         %           TOTAL          $
        DATE         OCCUPIED      REVENUE      NOI       DSCR          DATE        OCCUPIED       REVENUE        NOI       DSCR
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                PRECEDING ANNUAL OPERATING INFORMATION                                 TRAILING FINANCIAL OR YTD INFORMATION

AS OF                                         NORMALIZED                                                         ACTUAL

   FINANCIAL
  INFO AS OF          %            TOTAL            $                     FS START     FS END         TOTAL             $
     DATE          OCCUPIED       REVENUE          NOI          DSCR        DATE        DATE         REVENUE           NOI
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------
                        NET CHANGE

                    PRECEDING & BASIS

                             %
               %           TOTAL
 DSCR       OCCUPIED      REVENUE        DSCR
--------------------------------------------------







--------------------------------------------------

                                   EXHIBIT N

                           FORM OF REO STATUS REPORT

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   SCHEDULED
                                            PROPERTY                                SQ. FT. OR     PAID THRU         LOAN
   PROSPECTUS ID            NAME              TYPE             CITY        STATE       UNITS          DATE          BALANCE
--------------------------------------------------------------------------------------------------------------------------------













----------------------------------------------------------------------------------------------------------------------------------
                                OTHER
 TOTAL P&I        TOTAL        ADVANCES                     CURRENT                   LTM      LTM     CAP RATE
ADVANCES TO     EXPENSES       (TAXES &        TOTAL        MONTHLY      MATURITY     NOI     NOI/      ASSIGN       VALUATION
    DATE         TO DATE       ESCROW)        EXPOSURE        P&I          DATE       DATE     DSC        ***           DATE
----------------------------------------------------------------------------------------------------------------------------------














---------------------------------------------------------------------------------------------------------------------------------
  VALUE      APPRAISAL                                    TOTAL
USING NOI      BPO OR     LOSS USING                    APPRAISAL                       REO            PENDING
  & CAP       INTERNAL     92% APPR.     ESTIMATED      REDUCTION      TRANSFER     ACQUISITION       RESOLUTION
  RATE        VALUE**       OR BPO       RECOVERY %     REALIZED         DATE           DATE             DATE         COMMENTS
---------------------------------------------------------------------------------------------------------------------------------














App. - Appraisal, BPO - Brokers Opinion, Int - Internal
*** How to determine the cap rate is agreed upon by Underwriting and servicers
- to be provided by third party.

                                   EXHIBIT O

                               FORM OF WATCH LIST



-----------------------------------------------------------------------------------------------------------------------------------
                                                                      PAID
                         PROPERTY                       SCHEDULED     THRU     MATURITY
PROSPECTUS ID    NAME      TYPE      CITY    STATE    LOAN BALANCE    DATE       DATE     LTM* DSCR    COMMENT/REASON ON WATCH LIST
-----------------------------------------------------------------------------------------------------------------------------------










TOTAL

* LTM - Last 12 months either trailing or last annual.

                                   EXHIBIT P

                     FORM OF DELINQUENT LOAN STATUS REPORT


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           SCHEDULED      TOTAL P&I        TOTAL
                                       PROPERTY                  SQ. FT. OR    PAID THRU     LOAN        ADVANCES TO    EXPENSES TO
    PROSPECTUS ID             NAME       TYPE     CITY   STATE     UNITS          DATE      BALANCE          DATE           DATE
-----------------------------------------------------------------------------------------------------------------------------------

90+ DAYS DELINQUENT





60+ DAYS DELINQUENT





30+ DAYS DELINQUENT





CURRENT & SPECIAL SERVICER







 OTHER
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCES                                                                                                              VALUE USING
(TAXES &        TOTAL        CURRENT          CURRENT      MATURITY    LTM NOI                         *** CAP RATE    NOI & CAP
 ESCROW)      EXPOSURE     MONTHLY P&I     INTEREST RATE     DATE       DATE     LTM NOI   LTM DSCR      ASSIGNED        RATE
-----------------------------------------------------------------------------------------------------------------------------------







             APPRAISAL                                 TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
              BPO OR      LOSS USING                 APPRAISAL                                    EXPECTED
 VALUATION   INTERNAL    90% APPR. OR   ESTIMATED    REDUCTION   TRANSFER  RESOLUTION  FCL START  FCL SALE    WORKOUT
   DATE       VALUE**        BPO        RECOVERY %   REALIZED      DATE       DATE        DATE      DATE      STRATEGY    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------






FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan TBD - To Be Determined It is possible to combine the status codes if the loan is going in more than one direction. (ie. FCL/MOD, BK/MOD, BK/FCL/DPO)

**App - Appraisal, BPO - Broker Opinion, Int. - Internal Value

***How to determine the cap rate is agreed upon by Underwriter and Servicers - to be provided by third party.

                                   EXHIBIT Q

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   BALANCE
                                        MOD/                      WHEN SENT         BALANCE AT THE                      # MTHS
  PROSPECTUS                          EXTENSION      EFFECT      TO SPECIAL       EFFECTIVE DATE OF                    FOR RATE
      ID         CITY      STATE        FLAG          DATE        SERVICER          REHABILITATION        OLD RATE      CHANGE
-----------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------
                                                                TOTAL #                           (2) EST.
                                                               MTHS FOR       (1) REALIZED         FUTURE
 NEW                                  OLD          NEW         CHANGE OF        LOSS TO         INTEREST LOSS
 RATE     OLD P&I      NEW P&I      MATURITY     MATURITY         MOD            TRUST            TO TRUST       COMMENT
--------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                                                        # OF LOANS                      $ BALANCE
MODIFICATIONS:                                                                        0                                       $0.00
MATURITY DATE EXTENSIONS:                                                             0                                       $0.00
                                                          -------------------------------------------------------------------------
TOTAL:                                                                                0                                       $0.00



(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT R

                    FORM OF HISTORICAL LOSS ESTIMATE REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          LAST
                                                              %       APPRAISAL OR    EFFECT                   NET AMT
    PROSPECTUS              PROPERTY                      RECEIVED      BROKERS       DATE OF                  RECEIVED   SCHEDULED
        ID           NAME     TYPE       CITY    STATE    FROM SALE     OPINION        SALE     SALES PRICE   FROM SALE    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:                       $0.00


CURRENT MONTH ONLY:                    $0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     DATE LOSS                MINOR ADJ                   LOSS % OF
TOTAL P&I    TOTAL    SERVICING FEES                  ACTUAL LOSSES   PASSED    MINOR ADJ TO    PASSED   TOTAL LOSS WITH  SCHEDULED
ADVANCED    EXPENSES     EXPENSES      NET PROCEEDS    PASSED THRU     THRU        TRUST         THRU      ADJUSTMENTS     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT S

                        FORM OF NOI ADJUSTMENT WORKSHEET





PROPERTY OVERVIEW

Prospectus Number


GE Loan Number

Asset Name

Property Type:

Property  Address:

  #REFI


Year Built/Year Renovated:

                                        Borrower                 Adjustment               Normalized
                                        --------                 ----------               ----------
Occupancy Rate *
Average Rental Income
                                      -----------------------------------------------------------------
                                      * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:
Number of Months Annualized               1998
                                      ----------

                                        Borrower
                                         Actual                  Adjustment                Normalized
                                      -------------------------------------------------------------------

Rental Income                                   $0                        $0                        $0
Percentage Rents                                $0                        $0                        $0
Expense Recoveries                              $0                        $0                        $0
Other Income                                    $0                        $0                        $0
     Less:  Vacancies                           $0                        $0                        $0
                                      -------------------------------------------------------------------
EFFECTIVE GROSS INCOME                          $0                        $0                        $0
                                      -------------------------------------------------------------------
                                      Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer
                                      **  Servicer will not be expected to "Normalize" these YTD numbers

OPERATING EXPENSES:
Real Estate Taxes                               $0                        $0                        $0
Property Insurance                              $0                        $0                        $0
Utilities                                       $0                        $0                        $0
General & Administration                        $0                        $0                        $0
Repairs and Maintenance                         $0                        $0                        $0
Management Fees                                 $0                        $0                        $0
Payroll & Benefits Expense                      $0                        $0                        $0
Advertising & Marketing                         $0                        $0                        $0
Professional Fees                               $0                        $0                        $0
Other Expenses                                  $0                        $0                        $0
Ground Rent                                     $0                        $0                        $0
TOTAL OPERATING EXPENSES                        $0                        $0                        $0
                                      -------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                      -------------------------------------------------------------------
NET OPERATING INCOME                            $0                        $0                        $0
                                      -------------------------------------------------------------------
Leasing Commissions                             $0                        $0                        $0
Tenant Improvements                             $0                        $0                        $0
Replacement Reserve                             $0                        $0                        $0
TOTAL CAPITAL ITEMS                             $0                        $0                        $0
                                      -------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                      $0                        $0                        $0
                                      -------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                     $0                        $0                        $0
CASH FLOW AFTER DEBT SERVICE                    $0                        $0                        $0
                                      -------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                      -------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAPITAL EXP.)
                                      -------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                      -------------------------------------------------------------------
                                      (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
---------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers


INCOME:


EXPENSE:


CAPITAL ITEMS:

                                   EXHIBIT T

                      FORM OF OPERATING STATEMENT ANALYSIS


PROPERTY OVERVIEW
Prospectus Number
GE Loan Number
Property Name
Property Type:
Property Address, City, State:
Net Rentable Square Feet or # of Units:
Year Built/ Year Renovated:

Year of Operations                      Underwriting                                                         1998             YTD
                                        ------------                                                         ----             ---
Occupancy Rate *
Average Rental Income
                                       * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:                                                                                                                No. of Mos.
                                                                                                                       -----------

Number of Months                                       3rd Prior Year   2nd Prior Year    Prior Year     Current Year          0
                                                       --------------   --------------    ----------     ------------  ------------
Period Ended                            Underwriting                                                         1998
Statement Classification                  Base Line       Normalized      Normalized      Normalized      Normalized
                                          ---------       ----------      ----------      ----------      ----------
Rental Income                                       $0               $0              $0              $0              $0       $0
Percentage Rents                                    $0               $0              $0              $0              $0       $0
Expense Recoveries                                  $0               $0              $0              $0              $0       $0
Other Income                                        $0               $0              $0              $0              $0       $0
     Less:  Vacancies                               $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                              $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
                                              Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer
                                              ** Servicer will not be expected to "Normalize" these YTD numbers

 Current to Base    Current to prior
    Variance           Variance
    --------           --------



OPERATING EXPENSES:
Real Estate Taxes                                   $0               $0              $0              $0              $0       $0
Property Insurance                                  $0               $0              $0              $0              $0       $0
Utilities                                           $0               $0              $0              $0              $0       $0
General & Administation                             $0               $0              $0              $0              $0       $0
Repairs and Maintenance                             $0               $0              $0              $0              $0       $0
Management Fees                                     $0               $0              $0              $0              $0       $0
Payroll & Benefits Expense                          $0               $0              $0              $0              $0       $0
Advertising & Marketing                             $0               $0              $0              $0              $0       $0
Professional Fees                                   $0               $0              $0              $0              $0       $0
Other Expenses                                      $0               $0              $0              $0              $0       $0
Ground Rent                                         $0               $0              $0              $0              $0       $0
TOTAL OPERATING EXPENSES                            $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                          -----------------------------------------------------------------------------------------
NET OPERATING INCOME                                $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
Leasing Commissions                                 $0               $0              $0              $0              $0       $0
Tenant Improvements                                 $0               $0              $0              $0              $0       $0
Replacement Reserve                                 $0               $0              $0              $0              $0       $0
TOTAL CAPITAL ITEMS                                 $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                          $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                         $0               $0              $0              $0              $0       $0
CASH FLOW AFTER DEBT SERVICE                        $0               $0              $0              $0              $0       $0
                                          -----------------------------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                          -----------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES
 \CAPITAL EXP.)
                                          -----------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                          -----------------------------------------------------------------------------------------
                                          (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
-------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
@ Base line operating information is YTD as of:

INCOME:


EXPENSE:


CAPITAL ITEMS:

                                   EXHIBIT U

                         FORM OF CSSA LOAN FILE REPORT



               SPECIFICATION                                       DESCRIPTION/COMMENTS
--------------------------------------- -------------------------------------------------------------------------------------------
Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
Character Set                           ASCII
Field Delineation                       Comma
Density (Bytes-Per-Inch)                1600 or 6250
Magnetic Tape Label                     None (unlabeled)
Magnetic Tape Blocking Factor           10285 (17 records per block)
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                          Factor; Record Length
Return Address Label                    Required for return of physical media (magnetic tape or diskette)
--------------------------------------- -------------------------------------------------------------------------------------------

                                          FIELD                   FORMAT
                 FIELD NAME              NUMBER     TYPE          EXAMPLE                   DESCRIPTION/COMMENTS
--------------------------------------- ----------------------------------------  -------------------------------------------------
Transaction Id                              1        AN          XXX97001         Unique Issue Identification Mnemonic
Group Id                                    2        AN          XXX9701A         Unique Identification Number Assigned To Each
                                                                                     Loan Group Within An Issue
Loan Id                                     3        AN     00000000012345        Unique Identification Number Assigned To Each
                                                                                     Collateral Item In A Pool
Prospectus Id                               4        AN             123           Unique Identification Number Assigned To Each
                                                                                     Collateral Item In The Prospectus
Distribution Date                           5        AN          YYYYMMDD         Date Payments  Made To Certificateholders
Current Beginning Sched Balance             6      Numeric       100000.00        Outstanding Scheduled Principal Balance At The
                                                                                     Beginning Of The Current Period
Current Ending Scheduled  Balance           7      Numeric       100000.00        Outstanding Scheduled Principal Balance At The
                                                                                     End Of The Current Period
Paid To Date                                8        AN          YYYYMMDD         Due Date Of The Last Interest Payment Received
Current Index Rate                          9      Numeric         0.09           Index Rate Used In The Determination Of The
                                                                                     Current Period Gross Interest Rate
Current Note Rate                          10      Numeric         0.09           Annualized Gross Rate Applicable To Calculate
                                                                                     The Current Period Scheduled Interest
Maturity Date                              11        AN          YYYYMMDD         Date Collateral Is Scheduled To Make Its Final
                                                                                     Payment
Servicer and Trustee Fee Rate              12      Numeric        0.00025         Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                      13      Numeric        0.00001         Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 2                      14      Numeric        0.00001         Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 3                      15      Numeric        0.00001         Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 4                      16      Numeric        0.00001         Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 5                      17      Numeric        0.00001         Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate = Net Pass-Through Rate
Net Pass-Through Rate                      18      Numeric        0.0897          Annualized Interest Rate Applicable To Calculate
                                                                                     The Current Period Remittance Int.
Next Index Rate                            19      Numeric         0.09           Index Rate Used In The Determination Of The Next
                                                                                     Period Gross Interest Rate
Next Note Rate                             20      Numeric         0.09           Annualized Gross Interest Rate Applicable To
                                                                                     Calc Of The Next Period Sch. Interest
Next Rate Adjustment Date                  21        AN          YYYYMMDD         Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date               22        AN          YYYYMMDD         Date Scheduled P&I Amount Is Next Scheduled
                                                                                     To Change
--------------------------------------- ----------------------------------------  -------------------------------------------------

--------------------------------------- ----------------------------------------  -------------------------------------------------
                                          FIELD                   FORMAT
                 FIELD NAME              NUMBER     TYPE          EXAMPLE                     DESCRIPTION/COMMENTS
--------------------------------------- ----------------------------------------  -------------------------------------------------
Scheduled Interest Amount                  23      Numeric        1000.00         Scheduled Gross Interest Payment Due For
                                                                                     The Current Period
Scheduled Principal Amount                 24      Numeric        1000.00         Scheduled Principal Payment Due For The
                                                                                     Current Period
Total Scheduled P&I Due                    25      Numeric        1000.00         Scheduled Principal And Interest Payment
                                                                                     Due For The Current Period
Neg am/Deferred Interest Amount            26      Numeric        1000.00         Negative Amortization/Deferred Interest
                                                                                     Amount Due For The Current Period
Unscheduled Principal Collections          27      Numeric        1000.00         Unscheduled Payments Of Principal Received
                                                                                     During The Related Collection Period
Other Principal Adjustments                28      Numeric        1000.00         Unscheduled Principal Adjustments For The
                                                                                     Related Collection Period
Liquidation/Prepayment Date                29        AN          YYYYMMDD         Date Unscheduled Payment Of Principal
                                                                                     Received
Prepayment Penalty/Yld Maint Rec'd         30      Numeric        1000.00         Additional Payment Req'd From Borrower Due
                                                                                     To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)     31      Numeric        1000.00         Scheduled Gross Interest Applicable To
                                                                                     The Prepayment Amount
Liquidation/Prepayment Code                32      Numeric           1            See Liquidation/Prepayment Codes Legend
Most Recent ASER $                         33      Numeric        1000.00         Excess Of The Principal Balance Over The Defined
                                                                                     Appraisal Percentage
Most Recent ASER Date                      34        AN          YYYYMMDD         Date ASER  Amount Applied To Loan
Cumulative ASER $                          35      Numeric        1000.00         Cumulative ASER Amount
Actual Balance                             36      Numeric       100000.00        Outstanding Actual Principal Balance At The End
                                                                                     Of The Current Period
Total P&I Advance Outstanding              37      Numeric        1000.00         Outstanding P&I Advances At The End Of The
                                                                                     Current Period
Total T&I Advance Outstanding              38      Numeric        1000.00         Outstanding Taxes & Insurance Advances At The
                                                                                     End Of The Current Period
Other Expense Advance Outstanding          39      Numeric        1000.00         Other Outstanding Advances At The End Of The
                                                                                     Current Period
Status of Loan                             40        AN              1            See Status Of Loan Legend
In Bankruptcy                              41        AN              Y            Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                                     Else "N")
Foreclosure Date                           42        AN          YYYYMMDD         Date Of Foreclosure
REO Date                                   43        AN          YYYYMMDD         Date Of REO
Bankruptcy Date                            44        AN          YYYYMMDD         Date Of Bankruptcy
Net Proceeds Received on Liquidation       45      Numeric       100000.00        Net Proceeds Rec'd On Liquidation To Be Remitted
                                                                                     To The Tr Per The Tr Doc'n
Liquidation Expense                        46      Numeric       100000.00        Expenses Associated With The Liq'n To Be Netted
                                                                                     From The Tr Per The Tr Doc'n
Realized Loss to Trust                     47      Numeric       10000.00         Liquidation Balance Less Net Liquidation
                                                                                     Proceeds Received
Date of Last Modification                  48        AN          YYYYMMDD         Date Loan Was Modified
Modification Code                          49      Numeric           1            See Modification Codes Legend
Modified Note Rate                         50      Numeric         0.09           Note Rate Loan Modified To
Modified Payment Rate                      51      Numeric         0.09           Payment Rate Loan Modified To
Preceding Fiscal Year Revenue              52      Numeric        1000.00         Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses             53      Numeric        1000.00         Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                  54      Numeric        1000.00         Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.        55      Numeric        1000.00         Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR                 56      Numeric         2.55           Preceding Fiscal Yr Debt Svc Cvrge Ratio
--------------------------------------- ----------------------------------------  -------------------------------------------------

All Financial Update Fields Are Calculated and/or Presented In The Manner Described In The Associated Trust Documentation.

                                          FIELD                   FORMAT
                 FIELD NAME              NUMBER     TYPE          EXAMPLE                   DESCRIPTION/COMMENTS
--------------------------------------- ----------------------------------------  -------------------------------------------------
Preceding Fiscal Yr Physical Occ'y         57      Numeric         0.85           Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date          58        AN          YYYYMMDD         Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                59      Numeric        1000.00         Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses               60      Numeric        1000.00         Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                    61      Numeric        1000.00         Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service           62      Numeric        1000.00         Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                   63      Numeric         2.55           Second Preceding Fiscal Year Debt Svc Cvrge Ratio
Sec Preceding FY Physical Occ'y            64      Numeric         0.85           Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Fin'l As of Date          65        AN          YYYYMMDD         Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue             66      Numeric        1000.00         Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses            67      Numeric        1000.00         Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                 68      Numeric        1000.00         Most Recent Fiscal Year To Date Net Operating
                                                                                     Income
Most Recent Fiscal YTD Debt Service        69      Numeric        1000.00         Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                70      Numeric         2.55           Most Recent Fiscal Year To Date Debt Service
                                                                                     Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.          71      Numeric         0.85           Most Recent Fiscal Year To Date Physical
                                                                                     Occupancy
Most Recent Fiscal YTD Start Date          72        AN          YYYYMMDD         Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date            73        AN          YYYYMMDD         Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                 74        AN          YYYYMMDD         The Date Of The Latest  Available Appraisal
                                                                                     For The Property
Most Recent Appraisal Value                75      Numeric       100000.00        The Latest  Available Appraisal Value For
                                                                                     The Property
Workout Strategy Code                      76      Numeric           1            See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date         77        AN          YYYYMMDD         Date Transferred To The Special Servicer
Most Recent Master Svc Return Date         78        AN          YYYYMMDD         Date Returned To The Master Servicer
Date Asset Expected to Be Resolved         79        AN          YYYYMMDD         Date Asset Is Expected To Be Resolved
Year Last Renovated                        80        AN            1997           Year Property Last Renovated
--------------------------------------- ----------------------------------------  -------------------------------------------------

NEW FIELDS ADDED:
--------------------------------------- ----------------------------------------  -------------------------------------------------
Cap Rate Assigned                          81      Numeric          10            Cap Rate Assigned
FCL Sale Date (Expected or Actual)         82        AN          YYYYMMDD         FCL Sale Date Expected or Actual
--------------------------------------- ----------------------------------------  -------------------------------------------------

Most Recent Fiscal YTD Figures Are From The Last Financials Processed By The Servicer Pursuant To The Terms Of The Trust Document, And Cover The Period From The Start Date To The End Date.

----------------------------------------  ---------------------------------------------------------  ------------------------------
  LIQUIDATION/PREPAYMENT CODE                 STATUS OF MORTGAGE LOAN                                   MODIFICATION CODE
            LEGEND                                     LEGEND                                                LEGEND
----------------------------------------  ---------------------------------------------------------  ------------------------------

 1     Partial Liq'n (Curtailment)         A     Payment Not Received But Still In Grace Period       1   Maturity Date Extension
 2     Payoff Prior To Maturity            B     Late Payment But Less Than 1 Month Delinquent        2   Amortization Change
 3     Disposition                         0     Current                                              3   Principal Write-Off
 4     Repurchase                          1     One Month Delinquent                                 4   Combination
 5     Full Payoff At Maturity             2     Two Months Delinquent
 6     DPO                                 3     Three Or More Months Delinquent
 7     Liquidation                         4     Assumed Sched Payment (Performing Matured Ball'n)
                                           7     Foreclosure
                                           9     REO

               -----------------------------------------------------
                             WORKOUT STRATEGY CODE
                                     LEGEND
               -----------------------------------------------------
                 1      Modification
                 2      Foreclosure
                 3      Bankruptcy
                 4      Extension
                 5      Note Sale
                 6      DPO
                 7      REO
                 8      Resolved
                 9      Pending Return to Master Servicer
                10      Deed In Lieu Of Foreclosure
               -----------------------------------------------------

                                  EXHIBIT V-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER



                                                                       [Date]



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention.: Structured Finance Services-CMBS

Re: Merrill Lynch Mortgage Investors, Inc., Series 1998-C3

                  In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer, and The Chase Manhattan Bank, as trustee (in such capacity, the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is a beneficial owner of the Class ____ Certificates.

               2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

               3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.


                                     V-1-1

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                    [BENEFICIAL HOLDER OF A CERTIFICATE]


                                    By:___________________________

                                    Name:_________________________

                                    Title:________________________



                                     V-1-2

                                  EXHIBIT V-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE


                                                                         [Date]

[TRUSTEE]


         Re:   Merrill Lynch Mortgage Investors, Inc., Mortgage
               Pass-Through Certificates, Series 1998-C3 (the "Certificates").

                  In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), GE Capital Loan Services, Inc., as master servicer, GE Capital Realty Group, Inc., as special servicer, and The Chase Bank Manhattan Bank, as trustee (in such capacity, the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1.   The undersigned is contemplating an investment in the Class
                    __ Certificates.

                    The undersigned is requesting the following information for use in evaluating such possible investment:

                    ___ (i) the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement; or

                    ___ (ii) the Distribution Date Statements provided pursuant to Section 4.02 of the Pooling and Servicing Agreement (collectively, the "Information").

               2. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

               3. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

               4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                     [PROSPECTIVE PURCHASER]


                                     By:________________________________
                                     Name:
                                     Title:



                                     V-2-2

                                   EXHIBIT W

                   FORM OF LOST NOTE AFFIDAVIT AND INDEMNITY

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )



         _______________, ______________, being duly sworn, deposes and says:

         1. that he is an authorized signatory of [Insert Name of Seller] ("______");

         2. that ______ is the owner and holder of a mortgage loan in the original principal amount of $________ secured by a mortgage (the "Mortgage") on the premises known as ___________ __________ located in _________;

         3. (a) that ______, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original Note has been lost, misfiled, misplaced or destroyed due to a clerical error:

               a Note in the original sum of $________ made by ________, to [Name of Payee], under date of ________ (the "Note");

         4. that the Note is now owned and held by ______,

         5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

         6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except ______;

         7. upon assignment of the Note by ______ to Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and subsequent assignment by Depositor to The Chase Bank Manhattan Bank solely in its capacity of trustee for the benefit of the Holders of Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificate, Series 1998-C3 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by ______ to the Trustee) ______ covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnity and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of ______'s or the Depositor's failure to deliver said original Note to the Trustee.

                                  [INSERT NAME OF SELLER]



                                  By:_______________________
                                     Authorized Signatory



Sworn to before me this ___ day of ___________.



                                     W-1-2